                                                                     EXHIBIT 4.6


                                                            EXECUTION COPY
      ====================================================================


                                CREDIT AGREEMENT


                            Dated as of May 19, 1998


                                     among


                      FAVORITE BRANDS INTERNATIONAL, INC.,

                                 the Borrower,

                  FAVORITE BRANDS INTERNATIONAL HOLDING CORP.,

                           THE CHASE MANHATTAN BANK,

                            as Administrative Agent,

                               Swingline Lender,

                             Co-Syndication Agent,

                                      and

                         Letter of Credit Issuing Bank,

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                             as Documentation Agent

                                      and

                              Co-Syndication Agent

                                      and

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

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                                                TABLE OF CONTENTS
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                                                    ARTICLE I

                                                   DEFINITIONS..........................................    1

1.1.     Certain Defined Terms..........................................................................    1
1.2.     Other Interpretive Provisions..................................................................   28
1.3.     Accounting Principles..........................................................................   29

                                                   ARTICLE II

                                                   THE CREDITS..........................................   30

2.1.     Amounts and Terms of Commitments...............................................................   30
2.2.     Repayment of Loans; Evidence of Debt...........................................................   31
2.3.     Procedure for Borrowing........................................................................   32
2.4.     Conversion and Continuation Elections..........................................................   33
2.5.     Voluntary Termination or Reduction of Commitments..............................................   35
2.6.     Optional Prepayments...........................................................................   35
2.7.     Scheduled Principal Payments; Mandatory Prepayments of Loans; Mandatory Commitment Reductions..   36
2.8.     [RESERVED].....................................................................................   40
2.9.     Interest.......................................................................................   40
2.10.    Fees...........................................................................................   41
2.11.    Computation of Fees and Interest...............................................................   41
2.12.    Payments by the Borrower.......................................................................   42
2.13.    Payments by the Lenders to the Administrative Agent............................................   43
2.14.    Sharing of Payments, Etc.......................................................................   43
2.15.    Security.......................................................................................   44
2.16.    Quarterly Adjustments..........................................................................   44
2.17.    Swingline Loans................................................................................   44

                                                   ARTICLE III

                                              THE LETTERS OF CREDIT.....................................   47

3.1.     The Letter of Credit Subfacility...............................................................   47
3.2.     Issuance, Amendment and Renewal of Letters of Credit...........................................   48
3.3.     Risk Participations, Drawings and Reimbursements...............................................   51
3.4.     Repayment of Participations....................................................................   52
3.5.     Role of the Issuing Bank.......................................................................   53
3.6.     Obligations Absolute...........................................................................   54
3.7.     Cash Collateral Pledge.........................................................................   55

                                     - i -
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3.8.     Letter of Credit Fees......................................................  55
3.9.     Uniform Customs and Practice...............................................  56
3.10.    Issuing Affiliate..........................................................  56

                                         ARTICLE IV

                           TAXES, YIELD PROTECTION AND ILLEGALITY...................  56

4.1.     Taxes......................................................................  56
4.2.     Illegality.................................................................  59
4.3.     Increased Costs and Reduction of Return....................................  60
4.4.     Funding Losses.............................................................  60
4.5.     Inability to Determine Rates...............................................  61
4.6.     Certificates of Lenders....................................................  62
4.7.     Replacement of Lenders; Additional Issuing Bank............................  62
4.8.     Survival...................................................................  63

                                          ARTICLE V

                                     CONDITIONS PRECEDENT...........................  63

5.1.     Conditions to Initial Credit Extensions....................................  63
5.2.     Conditions to All Credit Extensions........................................  67
5.3.     Conditions to Swingline Loans..............................................  68

                                         ARTICLE VI

                               REPRESENTATIONS AND WARRANTIES.......................  69

6.1.     Existence and Power........................................................  69
6.2.     Authorization; No Contravention............................................  70
6.3.     Governmental Authorization.................................................  70
6.4.     Binding Effect.............................................................  70
6.5.     Litigation.................................................................  70
6.6.     No Default.................................................................  71
6.7.     ERISA Compliance...........................................................  71
6.8.     Use of Proceeds; Margin Regulations........................................  72
6.9.     Title to Properties........................................................  72
6.10.    Taxes......................................................................  72
6.11.    Financial Condition........................................................  73
6.12.    Environmental Matters......................................................  73
6.13.    Collateral Documents.......................................................  74
6.14.    Regulated Entities.........................................................  75

                                    - ii -

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6.15.    No Burdensome Restrictions.................................................  76
6.16.    Copyrights, Patents, Trademarks and Licenses, Etc..........................  76
6.17.    Subsidiaries...............................................................  76
6.18.    Insurance..................................................................  76
6.19.    Labor Relations............................................................  76
6.20.    Full Disclosure............................................................  77
6.21.    Solvency...................................................................  77
6.22.    Zoning Compliance..........................................................  77

                                         ARTICLE VII

                                    AFFIRMATIVE COVENANTS...........................  78

7.1.     Financial Statements.......................................................  78
7.2.     Certificates; Other Information............................................  79
7.3.     Notices....................................................................  80
7.4.     Preservation of Corporate Existence, Etc...................................  82
7.5.     Maintenance of Property....................................................  82
7.6.     Insurance..................................................................  83
7.7.     Payment of Obligations.....................................................  83
7.8.     Compliance with Laws.......................................................  83
7.9.     Inspection of Property and Books and Records...............................  84
7.10.    Environmental Laws.........................................................  84
7.11.    Use of Proceeds............................................................  84
7.12.    Further Assurances.........................................................  85
7.13.    After-Acquired Collateral..................................................  85

                                        ARTICLE VIII

                                     NEGATIVE COVENANTS.............................  86

8.1.     Limitation on Liens........................................................  87
8.2.     Asset Dispositions.........................................................  89
8.3.     Consolidations and Mergers.................................................  90
8.4.     Loans and Investments......................................................  91
8.5.     Limitation on Indebtedness.................................................  95
8.6.     Transactions with Affiliates...............................................  96
8.7.     Use of Proceeds............................................................  96
8.8.     Contingent Obligations and Swap Contracts..................................  96
8.9.     Capital Expenditures.......................................................  97
8.10.    Restricted Payments........................................................  97
8.11.    Sale-Leasebacks............................................................  98
8.12.    Limitation on Voluntary Payments and Modifications of Indebtedness.........  98

                                    - iii -
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8.13.    Limitation on Negative Pledge Clauses......................................  98
8.14.    Leverage Ratio.............................................................  99
8.15.    Fixed Charge Coverage Ratio................................................  99
8.16.    Interest Coverage Ratio.................................................... 100
8.17.    Senior Secured Debt to EBITDA.............................................. 101
8.18.    Change in Business......................................................... 102
8.19.    Accounting Changes......................................................... 102
8.20.    Limitation on Restrictions on Subsidiary Dividends and Other Distributions. 102
8.21.    ERISA...................................................................... 102
8.22.    Limitation on Holdings..................................................... 103
8.23.    Senior Notes and Subordinated Debt......................................... 103
8.24.    Limitations on Foreign Subsidiaries........................................ 103
8.25.    Limitations on Preferred Stock............................................. 103

                                         ARTICLE IX

                                      EVENTS OF DEFAULT............................. 104

9.1.     Event of Default........................................................... 104
9.2.     Remedies................................................................... 107
9.3.     Rights Not Exclusive....................................................... 107

                                          ARTICLE X

                                  THE ADMINISTRATIVE AGENT.......................... 108

10.1.    Appointment and Authorization.............................................. 108
10.2.    Delegation of Duties....................................................... 108
10.3.    Liability of Administrative Agent.......................................... 108
10.4.    Reliance by Administrative Agent........................................... 109
10.5.    Notice of Default.......................................................... 109
10.6.    Credit Decision............................................................ 110
10.7.    Indemnification............................................................ 110
10.8.    Administrative Agent in Individual Capacity................................ 111
10.9.    Successor Administrative Agent............................................. 111
10.10.   Collateral Matters......................................................... 112
10.11.   Documentation Agent and Co-Syndication Agents.............................. 113

                                    - iv -

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                                         ARTICLE XI

                                        MISCELLANEOUS............................... 113

11.1.    Amendments and Waivers..................................................... 113
11.2.    Notices.................................................................... 116
11.3.    No Waiver; Cumulative Remedies............................................. 117
11.4.    Costs and Expenses......................................................... 117
11.5.    Indemnity.................................................................. 118
11.6.    Marshalling; Payments Set Aside............................................ 119
11.7.    Successors and Assigns..................................................... 120
11.8.    Assignments, Participations, Etc........................................... 120
11.9.    Set-off.................................................................... 122
11.10.   Confidentiality............................................................ 123
11.11.   Notification of Addresses, Lending Offices, Etc............................ 123
11.12.   Counterparts............................................................... 123
11.13.   Severability............................................................... 123
11.14.   No Third Parties Benefited................................................. 124
11.15.   Governing Law and Jurisdiction............................................. 124
11.16.   Waiver of Jury Trial....................................................... 124
11.17.   Entire Agreement........................................................... 125


Schedules
---------

Schedule 1.1       List of Mortgages
Schedule 2.1       Commitments
Schedule 6.2       No Contravention
Schedule 6.3       Governmental Authorizations
Schedule 6.5       Litigation
Schedule 6.7       Benefit Plans
Schedule 6.10      Taxes
Schedule 6.12      Environmental Matters
Schedule 6.13      Filing Jurisdictions
Schedule 6.16      Intellectual Property
Schedule 6.17      Subsidiaries
Schedule 6.19      Labor Relations
Schedule 8.1       Permitted Liens
Schedule 8.5       Permitted Indebtedness
Schedule 8.6       Transactions with Affiliates
Schedule 8.8       Contingent Obligations
Schedule 8.23      Subordinated Notes
Schedule 11.2      Addresses for Notices

Exhibits
--------

Exhibit A          Notice of Borrowing
Exhibit B          Notice of Conversion/Continuation
Exhibit C-1        Form of Revolving Credit Note
Exhibit C-2        Form of Swingline Note
Exhibit C-3        Form of Facility B Term Note
Exhibit D          Compliance Certificate
Exhibit E          Excess Cash Flow Certificate
Exhibit F-1        Opinion of Borrower's Counsel
Exhibit F-2        Form of Mortgage
Exhibit G          Form of Assignment and Acceptance Agreement
Exhibit H          Form of Landlord Consent
Exhibit I          Form of Guarantee and Collateral Agreement

                               CREDIT AGREEMENT

          This CREDIT AGREEMENT (this "Agreement") is entered into as of May 19, 1998 among Favorite Brands International, Inc., a Delaware corporation (the "Borrower"), Favorite Brands International Holding Corp. ("Holdings"), the financial institutions from time to time party to this Agreement (collectively, the "Lenders"; individually, a "Lender"), Bank of America National Trust and Savings Association, as documentation agent for the Lenders (in such capacity, the "Documentation Agent") and as co-syndication agent (in such capacity, a "Co-Syndication Agent"), and The Chase Manhattan Bank, as letter of credit issuing bank, swingline lender, and as administrative lender for the Lenders (in such capacity, the "Administrative Agent") and as co-syndication agent (in such capacity, a "Co-Syndication Agent").

          WHEREAS, the Borrower and Holdings have requested that the Lenders, the Documentation Agent and the Administrative Agent provide a $75,000,000 revolving credit facility and $150,000,000 term loan facility to the Borrower;

          WHEREAS, the Borrower, Holdings, the Lenders, the Documentation Agent and the Administrative Agent now desire to enter into this Agreement and to become parties to this Agreement upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Borrower, Holdings, the Lenders, the Documentation Agent and the Administrative Agent hereby agree as follows:

                                 ARTICLE I

                                 DEFINITIONS

          1.1.  Certain Defined Terms.

          The following terms have the following meanings:

          "Accumulated Funding Deficiency" means a funding deficiency described in Section 302 of ERISA.

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of Permitted Securities constituting in excess of 50% of the voting power of the outstanding Voting Stock of a Person (or, in the case of a Person other than a corporation, other equity interests) which affords the holder the present and continuing ability to control such Person or elect a majority of the board of such Person, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Borrower) provided that the Borrower or a Subsidiary of the Borrower is the surviving entity.

          "Administrative Agent" means Chase in its capacity as administrative lender for the Lenders hereunder, and any successor administrative lender under
Section 10.9.

          "Administrative Agent-Related Persons" means Chase, any successor Administrative Agent under Section 10.9, and any successor Issuing Bank or Swingline Lender hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 11.2 in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

          "Affected Lender" shall have the meaning specified in subsection
4.7(a).

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "After-Acquired Property" shall have the meaning specified in Section 7.13.

          "Aggregate Commitment" means the combined Revolving Credit Commitments of the Revolving Credit Lenders plus the combined Facility B Term Commitments as such amount may be reduced from time to time pursuant to this Agreement.

          "Agreement" means this Credit Agreement, as the same may be amended, modified or supplemented from time to time.

          "Applicable Margin" means (a) with respect to Base Rate Loans under the Facility B Term Commitment, 2.00%, (b) with respect to Offshore Rate Loans under the Facility B Term Commitment, 3.00%, (c) with respect to Base Rate Loans under any Revolving Credit Commitment, 1.50% and (d) with respect to Offshore Rate Loans under any Revolving Credit Commitment, 2.50% (i) in each case for the period from the Closing Date through the date which is three Business Days after the delivery of the financial reports and certificate delivered to the Administrative Agent pursuant to subsection 7.1(a) or 7.1(b) and subsection 7.2(b), respectively, for the fiscal quarter ending June 1999 and (ii) thereafter, the percentage specified below opposite the Total Debt to EBITDA Ratio (which ratio shall be calculated for the Four Trailing Quarters ending on the last day of such fiscal quarter) calculated for the periods described below.


Total Debt to EBITDA Ratio
 at End of Fiscal Quarter                                            Applicable Margin
 ------------------------                                            -----------------
                                                       Facility B Term Loans   Revolving Credit Loan
                                                       ---------------------   ---------------------
                                                          Base      Offshore      Base      Offshore
                                                       Rate Loans  Rate Loans  Rate Loans  Rate Loans
                                                       ----------  ----------  ----------  ----------
Less than 3.50 to 1.00                                    1.50%       2.50%        .50%       1.50%

Greater than or equal to 3.50 to 1.00
but less than 4.00 to 1.00                                1.50%       2.50%        .75%       1.75%

Greater than or equal to 4.00 to 1.00
but less than 4.50 to 1.00                                1.75%       2.75%       1.0%        2.0%

Greater than or equal to 4.50 to
1.00 but less than 5.00 to 1.00                           1.75%       2.75%       1.25%       2.25%

Greater than or equal to 5.00 to 1.00                     2.00%       3.00%       1.50%       2.50%

The Applicable Margin shall be adjusted automatically as to all Facility B Term Loans and Revolving Credit Loans then outstanding (without regard to the timing of Interest Periods) three Business Days after the delivery to the Administrative Agent of the financial reports and certificate delivered pursuant to subsections 7.1(a), 7.1(b) and 7.2(b), respectively, for the fiscal quarter ending June 1999, and three Business Days after delivery to the Administrative Agent of such financial reports and certificate for each fiscal quarter thereafter. If the Borrower fails to deliver such financial reports and certificate to the Administrative Agent for any such fiscal quarter by the date required hereunder, then the Applicable Margin for all Loans of any Type beginning three Business Days after such date shall, until three Business Days after delivery of such financial reports and certificate, be the next highest Applicable Margin for such Type as set forth in the chart above immediately below the previously effective Applicable Margin; thus, if the Applicable Margin for Facility B Term Loans had previously been 1.50% for Base Rate Loans and 2.50% for Offshore Rate Loans, a failure to deliver quarterly financials on a timely basis would cause the Applicable Margin for such Loans to be 1.75% and 2.75%, respectively, until three Business Days after such delivery.

          "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignee" shall have the meaning specified in subsection 11.8(a).

          "Assignment and Acceptance" shall have the meaning specified in subsection 11.8(a).

          "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the direct non-duplicative cost of internal legal services and all disbursements of internal counsel.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. (S) 101, et seq.).

          "BARS" means BancAmerica Robertson Stephens, as arranger of the Facilities.

          "Base LIBOR Rate" means the rate per annum at which Dollar deposits are offered to Chase in the interbank Eurocurrency market in which Chase customarily conducts its operations on the second LIBOR Business Day (as defined in clause (ii) of the definition of "Business Day") prior to the commencement of an Interest Period at or about 11:00 A.M. (London time) for delivery on the first day of such Interest Period, for a term comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period shall apply.

          "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of: (a) the Prime Rate in effect on such day; (b) the Base CD Rate in effect on such day plus 1%; and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes of this definition and otherwise:

          "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is not intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors.

          "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate.

          "CD Reserve Percentage" shall mean for any day as applied to any calculation of the Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the FRB for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the FRB) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or if such day is not a Business Day, the next preceding Business Day) by the FRB through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the FRB, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate is not so reported, the average (rounded upwards to the nearest 1/100 of 1%) of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day or next preceding Business Day by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

          "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average quotations, for the day, of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent clearly demonstrable error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate, the Three-Month Secondary CD Rate of the Federal Funds Effective Rate shall be effective as of the opening of business on the date of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

          "Base Rate Revolving Credit Loan" means a Revolving Credit Loan or an L/C Advance that bears interest based on the Base Rate.

          "Benefit Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any ERISA Affiliate maintains or to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make, contributions, and includes any Plan.

          "BofA" means Bank of America National Trust and Savings Association.

          "Borrower" means Favorite Brands International, Inc.

          "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Lenders, or a Swingline Loan made to the Borrower by the Swingline Lender, in each case pursuant to
Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.3.

          "Business Day" means (i) any day other than a Saturday, Sunday or other day on which commercial banks in New York or Chicago are authorized or required by law to close, and (ii) if the applicable Business Day relates to any Offshore Rate Loan, any day which (A) is a

Business Day described in clause (i), and (B) is a day on which dealings are carried on in the London interbank Eurocurrency market (each such day a "LIBOR Business Day").

          "CD Assessment Rate" shall mean for any day the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined by The Chase Manhattan Bank to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of The Chase Manhattan Bank in the United States.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, applying to banks similarly regulated, in each case regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases that is capitalized on the balance sheet of such Person including in connection with a sale-leaseback transaction) by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, and excluding for all purposes capitalized interest. For purposes of this definition, (i) the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be, and
(ii) capital expenditures, to the extent made with the proceeds of the sale of assets in accordance with subsection 2.7(b)(i) and subsection 8.2(c)(iii), Permitted Acquisitions and Special Investments shall not be deemed a "Capital Expenditure".

          "Capital Lease" means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation and any and all warrants or options to purchase any of the foregoing.

          "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of (i) in the case of L/C Obligations, the Administrative Agent, the Issuing Bank and the Lenders and (ii) in the case of Offshore Rate Loans, the Administrative Agent and the Lenders, in each case as collateral for the L/C Obligations or the Offshore Rate Loans, as the case may be, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and, if applicable, the Issuing Bank. Derivatives of such term shall have corresponding meaning. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Chase or invested in such other Cash Equivalents as directed by the Borrower and for which the Borrower shall have provided evidence reasonably satisfactory to the Administrative Agent that the Administrative Agent shall have a perfected, first priority security interest in such Cash Collateral.

          "Cash Equivalents" means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than twelve months from the date of acquisition and having one of the two highest ratings from either Standard & Poor's Ratings Services Group, a division of the McGraw Hill Companies, Inc. ("S&P"), or Moody's Investors Service, Inc. ("Moody's"), (iii) domestic and Eurodollar certificates of deposit, time or demand deposits or bankers' acceptances maturing within six months after the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (A) any Lender, (B) any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 or (C) any branch of any Lender or any commercial bank organized under the laws of the United Kingdom or Canada having combined capital and surplus of not less than $500,000,000 or
(D) any domestic commercial bank the deposits of which are guaranteed by the Federal Deposit Insurance Corporation, provided, that (y) the full amount of the deposits of the Person making such investment are so guaranteed and (z) the aggregate amount of investments under this clause (D) does not exceed $500,000,
(iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (i) and (ii) above entered into with any branch or bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by the parent corporation of any Lender or any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person incorporated in the United States, which commercial paper (if issued by a Person other than the parent corporation of a Lender or any commercial bank meeting the above requirements) is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, and in each case maturing not more than twelve months after the date of acquisition by such Person and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (v) above,
(vii) investments in the Overland Sweep Fund, a fund managed by Overland Express Funds, Inc. and (viii) investments in The Pacific Horizon Money Market Fund (or successor cash management funds) or any other money market fund managed by BofA.

          "CERCLA" shall have the meaning specified in the definition of "Environmental Laws."

          "Change of Control" shall have the meaning specified in subsection 9.1(l).

          "Chase" shall mean The Chase Manhattan Bank.

          "Closing Date" means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by the Majority Lenders (or, in the case of subsection 5.1(f), waived by the Person entitled to receive such payment).

          "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower, any of its Subsidiaries and Holdings in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders, whether under this Agreement or under any other documents executed by any such Person and delivered to the Administrative Agent or the Lenders.

          "Collateral Documents" means, collectively, the Guarantee and Collateral Agreement, the Mortgages, and all other guarantee and collateral agreements, security agreements, mortgages, deeds of trust, lease assignments and other similar agreements between the Borrower, any of its Subsidiaries or Holdings and the Lenders, or the Administrative Agent for the benefit of the Lenders, now or hereafter delivered (pursuant to Section 7.13 or otherwise) to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Borrower, any of its Subsidiaries or Holdings as debtor in favor of the Lenders, or the Administrative Agent for the benefit of the Lenders, as secured party.

          "Commitment", as to each Lender, means either the Revolving Credit Commitment or the Facility B Term Commitment, or both of them, as applicable.

          "Commitment Fee Percentage" means (a) for the period from the Closing Date through the date three Business Days after the delivery of the financial reports and certificate delivered to the Administrative Agent pursuant to subsection 7.1(a) or 7.1(b) and subsection 7.2(b), respectively, for the fiscal quarter ending June 1999, 0.50% per annum, and (b) thereafter, a rate per annum equal to the percentage specified below opposite the Total Debt to EBITDA Ratio (which ratio shall be calculated for the Four Trailing Quarters ending on the last day of such fiscal quarter) calculated for the periods described below.

                                                                               9

Total Debt to EBITDA Ratio
at End of Fiscal Quarter                      Commitment Fee
------------------------                      --------------
Less than 3.50 to 1.00                            0.375%

Greater than or equal to 3.50 to 1.00
but less than 4.00 to 1.00                        0.375%

Greater than or equal to 4.00 to 1.00
but less than 4.50 to 1.00                         0.50%

Greater than or equal to 4.50 to 1.00
but less than 5.0 to 1.0                           0.50%

Greater than or equal to 5.00 to 1.00
                                                   0.50%

The Commitment Fee Percentage shall be adjusted automatically three Business Days after the delivery to the Administrative Agent of the financial reports and certificate delivered pursuant to subsection 7.1(a) or 7.1(b) and subsection 7.2(b), respectively, for the fiscal quarter ending June 1999, and three Business Days after delivery to the Administrative Agent of such financial reports and certificate for each fiscal quarter thereafter. If the Borrower fails to deliver such financial reports and certificate to the Administrative Agent for any fiscal quarter by the date required hereunder, then the Commitment Fee Percentage beginning three Business Days after such date shall, until three Business Days after delivery of such financial reports and certificate, be the highest Commitment Fee Percentage as set forth in the chart above.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

          "Concentration Account" shall have the meaning specified in each of the Security Agreements.

          "Confidential Information Memorandum" means the Confidential Information Memorandum dated April 1998 and distributed to the Lenders in connection with this Agreement.

          "Consolidated Interest Expense" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis and determined in accordance with GAAP, gross interest expense for the period (including that portion of Capital Leases attributable to interest, all capitalized interest and all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments, but excluding any write up or write down of the value of interest rate Swap Contracts that are marked to market (including any termination of a Swap Contract in connection with the refinancings hereunder to occur within 60 days of the Closing Date), plus any payments made under interest rate Swap Contracts to the extent not included in gross interest expense, less the sum of (i) any payments received under interest rate Swap Contracts, plus (ii) to the extent included in gross interest expense, any amounts referred to in the Other Fee Letter payable to the Administrative Agent and the Lenders on or before the

Closing Date and any agency and other administrative fees payable to the Administrative Agent and any other costs and expenses incurred in connection with the closing of this Agreement and any amendments thereto, plus (iii) an aggregate amount of up to $300,000 in interest income plus (iv) amortization of financing fees for the Senior Notes and the Senior Subordinated Notes and any amendments thereto.

          "Consolidated Net Worth" means, as to the Borrower, the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, without duplication, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person
(i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Guaranty Obligations shall be deemed to be the lower of (y) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (z) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person's reasonably anticipated liability in respect thereof. The amount of any other Contingent Obligations shall be equal to the reasonably anticipated liability in respect thereof.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section 2.4, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Co-Syndication Agents" means Chase and BofA in their capacities as co-syndication agents for the Facilities.

          "Credit Extension" means and includes (a) the making of any Loans or A Loans hereunder, including any conversion into or continuation of an Offshore Rate Loan but not including any conversion into a Base Rate Loan, and
(b) the Issuance of any Letters of Credit hereunder.

          "CSI" means Chase Securities Inc., as arranger of the Facilities.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Defaulting Lender" shall have the meaning specified in Section 2.13.

          "Documentation Agent" shall have the meaning referred to in the introductory clause hereto.

          "Dollars", "dollars" and "$" each means lawful money of the United States.

          "Domestic Subsidiaries" means each Subsidiary of the Company organized under the laws of any State of the United States.

          "EBITDA" means, as measured quarterly on the last day of each fiscal quarter for the Four Trailing Quarters then ending, and determined on a consolidated basis for the Borrower and its Subsidiaries, an amount equal to the sum of, without duplication, the following amounts (each calculated in accordance with GAAP): (i) consolidated net income (or loss) for such period, plus (ii) all amounts treated as expenses for depreciation, Consolidated Interest Expense, and the amortization or writeoff of intangibles and other assets (including capitalized finance fees, goodwill and organizational and start-up costs and expenses) of any kind to the extent included in the determination of such consolidated net income (or loss), plus (iii) all taxes on or measured by income to the extent included in the determination of such consolidated net income (or loss) net of refunds in respect thereof, plus (iv) amortization of the inventory write-up associated with purchase accounting pursuant to APB 16 to the extent included in the determination of such consolidated net income (or loss), plus (v) amounts actually received in cash by the Borrower and its Subsidiaries from minority interests in Persons which are not Subsidiaries in which Special Investments are made; provided, however, that consolidated net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains or to any gains or losses associated with sales or write-downs of assets outside the ordinary course of business (it being agreed for this purpose that the following are outside the ordinary course of the A business: the discontinuation of lines of business, and the closing of facilities); provided, further, that EBITDA will be calculated to exclude without duplication (a) non-cash charges relating to the Transactions, (b) non-cash asset write-downs, (c) non-cash non-recurring charges and non-cash gains and losses and (A) for the fiscal quarter ending June 30, 1998, a one-time restructuring charge, which shall include cash charges of no greater than $7,500,000, with the total restructuring charge not to exceed $35,000,000.

          "Effective Amount" means with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowing and prepayments or repayments thereof occurring on such date.

          "Eligible Assignee" means (i) a commercial bank, savings and loan association or savings bank having total assets in excess of $250,000,000, or
(ii) a financially-sound finance company, insurance company, other financial institution, fund or trust, reasonably acceptable to the Administrative Agent.

          "Eligible Successor Administrative Agent" means a commercial bank having combined capital and surplus of not less than $500,000,000 organized under the laws of the United States or any State thereof or the District of Columbia or organized under the laws of another jurisdiction and operating under a duly licensed branch or agency in the United States.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for (i) violation of any Environmental Law, or (ii) release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage or natural resources damage pursuant to Environmental Laws, or (iii) damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by the Borrower.

          "Environmental Indemnified Liabilities" shall have the meaning specified in subsection 11.5(b).

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, workers' health and safety, natural resource and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act and similar state and local laws.

          "Environmental Permits" shall have the meaning specified in subsection 6.12(b).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

          "Event of Default" means any of the events or circumstances specified in Section 9.1.

          "Event of Loss" means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property, or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

          "Excess Cash Flow" means, for any period, (i) EBITDA for such period, less (ii) the sum of, without duplication, (A) Capital Expenditures actually made in cash during such period by the Borrower and its Subsidiaries to the extent permitted by Section 8.9 (net of any proceeds relating to any financing with respect to such expenditures), plus (B) taxes on or measured by income paid in cash during such period by the Borrower and its Subsidiaries, plus (C) dividends paid in cash during such period by the Borrower to the extent permitted by subsection 8.10, plus (D) Consolidated Interest Expense paid or payable in cash for such period, plus (E) scheduled principal payments on account of the Term Loans, Capital Leases and other Indebtedness paid in cash during such period, plus (F) optional principal payments on account of the Term Loans during such period in accordance with Section 2.6, plus (G) the cash portion of the restructuring charges referred to in the penultimate sentence of the definition of "EBITDA" requiring future cash payments to the extent excluded from EBITDA.

          "Excess Cash Flow Percentage" means, as of any date of determination, if the Total Debt to EBITDA Ratio is (a) greater than or equal to 5.0 to 1.00, 50%, (b) less than 5.0 to 1.00 but greater than or equal to 4.0 to 1.00, 25%, and (c) less than 4.0 to 1.00, 0%.

          "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

          "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of August 30, 1996, as amended prior to the Closing Date, to which the Borrower is a party.

          "Facility" shall have the meaning specified in the definition of "Loan."

          "Facility B Lender" means each Lender listed on Schedule 2.1 providing for a Facility B Term Commitment.

          "Facility B Term Commitment" shall have the meaning specified in subsection 2.1(a).

          "Facility B Term Loan" means, collectively, each of the Loans made to the Borrower in accordance with subsection 2.1(a).

          "Facility B Term Loan Maturity Date" means May 19, 2005.

          "Facility B Term Note" shall have the meaning specified in Section
2.2.

          "Facility B Term Pro Rata Share" means, as to any Facility B Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Facility B Lender's Facility B Term Commitment divided by the aggregate Facility B Term Commitments.

          "Fixed Charge Coverage Ratio" means, as measured quarterly on the last day of each fiscal quarter for the Four Trailing Quarters then ending, the ratio of

          (i) EBITDA, plus Operating Lease expense, minus all payments in cash for taxes on or measured by income made during the period then ending by the Borrower and its Subsidiaries, minus Capital Expenditures during such period, minus dividends paid in cash during such period by the Borrower;

     to

          (ii) an amount equal to the sum of (A) the Consolidated Interest Expense for the period then ending, plus (B) the aggregate amount of mandatory principal repayments on the Term Loans as required by subsection 2.7(a) during such period, plus Operating Lease expense plus (without duplication) scheduled payments made with respect to Capital Leases and other Indebtedness for such period.

          "Four Trailing Quarters" means the Borrower's most recent four fiscal quarters ending as of the last day of the most recent fiscal quarter for which financial statements are required to have been delivered pursuant to subsection 7.1(a) or 7.1(b).

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Gelex" means Gelex Corporation International, Ltd., a Barbados corporation, and a wholly-owned Subsidiary of the Borrower.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement, dated as of the Closing Date, by Holdings, the Borrower and the other Loan Parties in favor of the Administrative Agent for the benefit of the Lenders substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guaranty Obligation" shall have the meaning specified in the definition of "Contingent Obligation."

          "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, toxic substance, or petroleum or petroleum derived substance or waste.

          "Hedging Obligations" of any Person means all liabilities of such Person under Swap Contracts entered into with any Lender or an Affiliate of any Lender or otherwise with the written consent of the Administrative Agent, including in any case termination obligations thereunder; provided, however, that such liabilities under a Swap Contract with an Affiliate of a Lender shall not constitute Hedging Obligations hereunder unless and until such liabilities are certified as such in writing to the Administrative Agent by the Borrower and such Lender's Affiliate.

          "Highest Lawful Rate" means and refers to, with respect to any Lender, the maximum non-usurious interest rate, as in effect from time to time, that may be charged, contracted for, reserved, received, or collected by such Lender in connection with this Agreement, or any of the Loan Documents.

          "Holdings" means Favorite Brands International Holding Corp., a Delaware corporation.

          "Honor Date" shall have the meaning specified in subsection 3.3(b).

          "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or under such agreement in the event of default are limited to repossession or sale of such property, in which case the amount of the Indebtedness with respect thereto shall be equal to the fair market value of such property); (f) the imputed principal portion of all Capital Leases; (g) all obligations with respect to Swap Contracts that have been closed out and the termination value thereof determined in accordance therewith after taking into account any legally enforceable netting arrangement relating thereto; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of Indebtedness to be calculated as the lesser of the fair market value of the property subject to such Lien or contingent Lien and the amount of such secured obligation); and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "Indemnified Liabilities" shall have the meaning specified in Section 11.5(a).

          "Indemnified Person" shall have the meaning specified in Section 11.5(a).

          "Independent Auditor" shall have the meaning specified in subsection 7.1(a).

          "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Intellectual Property" shall have the meaning specified in Section 6.16.

          "Intercompany Advances" means loans made by the Borrower with the proceeds of Loans to Sathers Trucking, Trolli or any other Wholly-Owned Subsidiary acquired in a Permitted Acquisition or formed to complete a Permitted Acquisition, which loans shall (a) bear interest at the rate from time to time applicable to Base Rate Loans, which interest shall be payable monthly in arrears, (b) be maintained in book entry form or, in accordance with clause (i) of the proviso set forth in subsection 8.4(d), evidenced by a promissory note or other negotiable instrument, and (c) be subordinated to repayment of the Obligations as provided in the Guarantee and Collateral Agreement.

          "Interest Payment Date" means, (a) with respect to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and (b) with respect to any Base Rate Loan, including Swingline Loans, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

          "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan, or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in the Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) (A) no Interest Period for any Revolving Credit Loan shall extend beyond the Revolving Termination Date and (B) no Interest Period for any Facility B Term Loan shall extend beyond the Facility B Term Loan Maturity Date.

          "Interim Loan" means the loans of up to $19,000,000 made by Wells Fargo Bank, N.A. to the Borrower.

          "InterWest" means, collectively, InterWest Partners V, L.P. and InterWest Investors, or any of their affiliated funds.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

          "Issuance Date" shall have the meaning specified in subsection 3.1(a).

          "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Affiliate" shall have the meaning specified in Section 3.10.

          "Issuing Bank" means Chase or any of its affiliates, including Chase Manhattan Bank (Delaware), in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 4.7, subsection 10.1(b) or Section 10.9.

          "L/C Advance" means each Revolving Credit Lender's participation in any L/C Borrowing in accordance with its Revolving Credit Pro Rata Share.

          "L/C Amendment Application" means an application form for amendment of outstanding standby and commercial letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for Issuances of standby and commercial letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed by the Borrower on the date when made nor converted into a Borrowing of Revolving Credit Loans under subsections 3.3(b) and 3.3(c).

          "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Revolving Credit Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $20,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to subsection 2.7(d); provided, that the L/C Commitment is a part of the combined Revolving Credit Commitments, rather than a separate, independent commitment.

          "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including, without duplication, all outstanding L/C Borrowings.

          "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank=s standard form documents for letter of credit Issuances.

          "Lender" shall have the meaning specified in the introductory clause hereto and shall include any Affiliate of a Lender to the extent it is owed Hedging Obligations as provided in the definition thereof. References to the "Lenders" shall include Chase, including in its capacity as the Issuing Bank and the Swingline Lender; for purposes of clarification only, to the extent that Chase may have any rights or obligations in addition to those of the Lenders due to its status as the Issuing Bank, its status as such will be specifically referenced.

          "Lender-Indemnitees" means Chase in its capacity as Administrative Agent hereunder and any successor Administrative Agent under Section 10.9, together with the respective officers, directors, employees, agents and attorneys-in-fact of such Persons in such capacity.

          "Lending Office" means, as to any Lender and the Swingline Lender, the office or offices of such Lender or the Swingline Lender, as applicable, specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 11.2, or such other office or offices as such Lender or the Swingline Lender may from time to time indicate in a written notice to the Borrower and the Administrative Agent.

          "Letter of Credit Rate" means, for any period, a rate per annum equal to the Applicable Margin in effect for such period with respect to Revolving Credit Loans bearing interest at the Offshore Rate. The Letter of Credit Rate shall be adjusted automatically as to all Letters of Credit then outstanding as of the effective date of any change in the Letter of Credit Rate.

          "Letters of Credit" means any standby and commercial letters of credit Issued by the Issuing Bank pursuant to Article III incurred in the ordinary course of Borrower's business.

          "LIBOR Business Day" shall have the meaning specified in the definition of "Business Day".

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, sale of accounts (other than sales of accounts permitted pursuant to subsection 8.2(f)), lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of or agreement to file any financing statement under the UCC or any comparable law naming the owner of the asset to which such lien relates as debtor), and any contingent or other agreement to provide any of the foregoing other than any such agreement that is expressly conditioned upon repayment in full of the Obligations and termination of the Commitments, but not including the interest of a lessor under an Operating Lease.

          "Loan" means an extension of credit by a Lender to the Borrower under
Article II or Article III in the form of a Loan or an L/C Advance, and may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Loan), within the Revolving Credit Commitment, the Swingline Commitment or the Facility B Term Commitment (each a "Facility") of such Lender, and includes any Revolving Credit Loan, Swingline Loan or Term Loan.

          "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the Other Fee Letter, the L/C-Related Documents, any Swap Contracts evidencing Hedging Obligations, and all other documents delivered to the Administrative Agent or any Lender pursuant hereto or thereto.

          "Loan Parties" shall mean Holdings, the Borrower and each of their respective Subsidiaries which is a party to a Loan Document.

          "Majority Facility B Lenders" means, at any time, (i) Facility B Lenders then holding at least 51% of the then aggregate unpaid principal amount of the Facility B Term Loans, or (ii) if no Facility B Term Loans are outstanding, Facility B Lenders then having at least 51% of the aggregate amount of the Facility B Term Commitments hereunder or, if the Facility B Term Commitments have been terminated, 51% of the Facility B Term Commitments as in effect immediately before such termination.

          "Majority Lenders" means, (i) at any time that Loans are outstanding and the Revolving Credit Commitments are in effect, the Lenders holding 51% of the sum of the Revolving Credit Commitments and the aggregate unpaid principal amount of the Term Loans, (ii) at any time that Loans are outstanding but the Revolving Credit Commitments have been terminated, the Lenders holding 51% of the aggregate unpaid principal amount of the Loans, and (iii) at any time that no Loans are outstanding, the Lenders having 51% of the Aggregate Commitments hereunder or, if the Commitments have been terminated, 51% of the Aggregate Commitments as in effect immediately before such termination.

          "Majority Revolving Credit Lenders" means, at any time, (i) the Revolving Credit Lenders then holding at least 51% of the then aggregate unpaid principal amount of the Revolving Credit Loans, or (ii) if no Revolving Credit Loans are outstanding, Revolving Credit Lenders then having at least 51% of the aggregate amount of the Revolving Credit Commitments hereunder or, if the Revolving Credit Commitments have been terminated, 51% of the Revolving Credit Commitments as in effect immediately before such termination.

          "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "Material Adverse Effect" means any event, development or circumstance that has had or could reasonably be expected to (a) have a material adverse effect on (i) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) the rights and remedies of the Administrative Agent and the Lenders under any Loan Document, taken as a whole, or (b) materially impair the ability of Holdings or any Subsidiary thereof to perform under any Loan Document.

          "Mortgaged Property" means all property subject to a Lien pursuant to the Mortgages, provided that the Borrower and its Subsidiaries shall not be required to subject their real property located (a) in Rogers, Minnesota to a Mortgage to the extent such property is subject to a letter of intent or binding agreement for sale and (b) their real property located in Oklahoma City, Oklahoma to a Mortgage to the extent doing so would result in a mortgage recording tax; provided, that, upon the occurrence of a Default or Event of Default such property shall be mortgaged pursuant to a Mortgage upon the request of the Administrative Agent.

          "Mortgages" means each mortgage, deed of trust or other instrument listed on Schedule 1.1 attached hereto, together with each other mortgage or deed of trust or similar instrument executed and delivered to the Administrative Agent pursuant hereto or otherwise in connection herewith after the Closing Date.

          "Multiemployer Plan" means a plan described in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

          "Net Proceeds" means, in respect of any disposition or Event of Loss, the proceeds in cash or Cash Equivalents received by the Borrower or any of its Subsidiaries with respect to or on account of such disposition or Event of Loss, net of: (a) in the case of a disposition, the direct costs of such disposition then payable by the recipient of such proceeds or, in the case of an Event of Loss, the direct costs of collecting insurance or other proceeds, in each case excluding amounts payable to the Borrower or any Affiliate of the Borrower, (b) sales, use and other taxes paid or payable by such recipient as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Permitted Lien on the properties subject to such disposition or Event of Loss.

          "Net Worth" means, as to any Person, the sum of its Capital Stock, capital in excess of par or stated value of shares of its Capital Stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity.

          "Non-U.S. Lender" shall have the meaning specified in subsection
4.1(e).

          "Note" means any Revolving Credit Note, Facility B Term Note or Swingline Note.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties including, without limitation, Hedging Obligations, arising under any Loan Document, owing by the Borrower to any Lender, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Offshore Rate" means, for each Interest Period for each Offshore Rate Loan, the rate per annum (rounded upward, if necessary, to the nearest whole 1/16 of 1%) determined by the Administrative Agent pursuant to the following formula:

          Offshore Rate =             Base LIBOR Rate
                           -------------------------------------------
                                 100% - Reserve Percentage

          Where,

               "Reserve Percentage" means, for any day for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Reserve Percentage.

          "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

          "Operating Lease" means, as applied to any Person, a lease of property which is not a Capital Lease.

          "Organizational Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, and any instrument relating to the rights of preferred shareholders of such corporation.

          "Other Fee Letter" shall have the meaning specified in subsection 2.10(a).

          "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant" shall have the meaning specified in subsection 11.8(d).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "Permitted Acquisition" means an Acquisition complying with Section
7.13 and Section 8.4(e).

          "Permitted Liens" shall have the meaning specified in Section 8.1.

          "Permitted Securities" means the common or preferred stock of a corporation, the limited partnership interest in a limited partnership or the membership interest in a limited liability company or similar equity interest of another entity.

          "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, other business entity, or Governmental Authority.

          "Plan" means any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of the Borrower or any ERISA Affiliate (and any such plan no longer maintained by the Borrower or any of its ERISA Affiliates to which the Borrower or any of its ERISA Affiliates has made or was required to make any contributions within five years preceding any date of determination).

          "Pledged Collateral" shall mean all Investment Property as such term is defined in the Guarantee and Collateral Agreement.

          "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, the transitional rules set forth in Section 414(c) of ERISA or any administrative exemption and any transaction described in Section 4975(c)(1) of the Code which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the Code, the transitional rules of Section 2003(c) of ERISA or any administrative exemption.

          "Register" shall have the meaning specified in Section 11.8(f).

          "Replacement Lender" shall have the meaning specified in subsection 4.7(a).

          "Reportable Event" means (i) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder (except such events for which notice thereof is waived by regulation); (ii) a withdrawal from a Plan described in Section 4063 of ERISA; (iii) a cessation of operations described in Section 4062(e) of ERISA; (iv) an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code; or (v) a failure to make a payment required by Section 412(m) of the Code or Section 302(e) of ERISA when due.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Reserve Percentage" shall have the meaning specified in the definition of "Offshore Rate."

          "Responsible Officer" means, as to the Borrower or any of its Subsidiaries, the chief executive officer, the president or the Person serving as the secretary and general counsel of the Borrower or such Subsidiary, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer, the controller or the vice president of finance of the Borrower or such Subsidiary, as applicable, or any other officer having substantially the same authority and responsibility.

          "Restricted Payment" shall have the meaning specified in Section 8.10.

          "Revolving Credit Commitment" shall have the meaning specified in subsection 2.1(b).

          "Revolving Credit Lender" means each Lender listed on Schedule 2.1 providing for a Revolving Credit Commitment.

          "Revolving Credit Loan" shall have the meaning specified in subsection 2.1(b).

          "Revolving Credit Pro Rata Share" means, as to any Revolving Credit Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Revolving Credit Commitment divided by the aggregate Revolving Credit Commitments or, if the Revolving Credit Commitments have expired or been terminated, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the Effective Amount of such Lender's Revolving Credit Loans divided by the aggregate Effective Amount of all Revolving Credit Loans.

          "Revolving Termination Date" means the earlier to occur of:

          (a)  May 19, 2004; and

          (b) the date on which the Revolving Credit Commitments terminate in accordance with the provisions of this Agreement.

          "Sathers Trucking" means Sather Trucking Corporation (as successor to STC Acquisition Corp.), a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Senior Note Indenture" means the Indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith and any other indenture with substantially identical terms as such Indenture entered into by the Borrower in connection with the exchange of the original Senior Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.23.

          "Senior Notes" means the 10 3/4% senior notes due 2006 of the Borrower issued on the Closing Date pursuant to the Senior Note Indenture and any notes issued by the Borrower in exchange for, or as contemplated by, the Senior Notes with substantially identical terms as the Senior Notes.

          "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person on a going concern basis is greater than the amount of such Person's liabilities (including contingent liabilities), as such value is established and such liabilities are evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act or any similar state statute applicable to the Borrower or any of its Subsidiaries; (b) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Special Investment" means the making of loans or advances to, or the acquisition of voting stock or other equity interests (in the case of Persons other than corporations) in, any U.S. or foreign corporation, association, partnership, limited liability company, limited liability partnership, joint venture or other business entity by the Borrower, or one or more of the Subsidiaries of the Borrower, or any combination thereof, which is designated as a "Special Investment" by the Borrower in a notice to the Administrative Agent and the Lenders before being made.

          "Subordinated Note Agreement" means the Amended and Restated Senior Subordinated Note Agreement dated as of September 12, 1997, as amended by the First Amendment thereto dated as of March 20, 1998, among the Borrower, the Subsidiaries of the Borrower parties thereto as guarantors, and the lenders identified therein in connection with the issuance of the Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, and the Indenture, substantially in the form of Exhibit V to the Subordinated Note Agreement, to be entered into by the Borrower, the Subsidiaries of the Borrower parties thereto as guarantors and the lenders identified therein in connection with the exchange of the original Subordinated Notes, in each case as the same may be amended, supplemented, or otherwise modified from time to time in accordance with Section 8.23.

          "Subordinated Notes" means the Series A Senior Subordinated Notes due August 20, 2007 of the Borrower issued pursuant to the Subordinated Note Agreement and any notes issued by the Borrower in exchange for, or as contemplated by, the Subordinated Note Agreement.

          "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, limited liability partnership, joint venture or other business entity of which more than 50% of the Voting Stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or any combination thereof, excluding however for all purposes any Person in which the Borrower or any of its Subsidiaries has made a Special Investment unless (1) such Person was a Subsidiary of the Borrower or one of its Subsidiaries before giving effect to such Special Investment or (2) the Board of Directors of the Borrower has designated such Person as a Subsidiary (and once so designated such Person may not be redesignated).

          "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code), and any agreements or arrangements of whatever nature designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

          "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such

Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the marked-to-market value(s) for such Swap Contracts, as reasonably determined by the Majority Lenders based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

          "Swingline Borrowing" means a Borrowing hereunder consisting of one or more Swingline Loans made to the Borrower on the same day by the Swingline Lender.

          "Swingline Commitment" shall have the meaning specified in Section
2.17.

          "Swingline Lender" means Chase.

          "Swingline Loan" shall have the meaning specified in Section 2.17.

          "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender (or any Transferee) and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's (or the Transferee's) or the Administrative Agent's net income (including branch profits tax), in each case, by the United States (or any political subdivision thereof) or any jurisdiction (or any political subdivision thereof) under the laws of which such Lender (or such Transferee) or the Administrative Agent, as the case may be, is organized, in which its principal office is located or in the case of a Lender (or Transferee), where its applicable Lending Office is located.

          "Term Loan" means any of the Facility B Term Loans, and any reference to Term Loans also applies to the Facility B Term Loans collectively.

          "Total Debt" means, as of any date of determination, the sum of the interest-bearing Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, and, without duplication, all obligations with respect to the imputed principal portion of Capital Leases and all L/C Obligations and the undrawn face amount of letters of credit other than Letters of Credit with respect to which the Borrower or any of its Subsidiaries are liable for reimbursement obligations, except that Total Debt shall not include (i) Indebtedness in respect of Swap Contracts or (ii) obligations to the extent that such obligations are Contingent Obligations (other than L/C Obligations and Contingent Obligations with respect to the undrawn face amount of letters of credit other than L/C Obligations).

          "Total Debt to EBITDA Ratio" means, for any Four Trailing Quarters, the ratio of (i) Total Debt outstanding at the end of such period (excluding the principal amount of outstanding Revolving Credit Loans and Swingline Loans hereunder other than in an amount equal to the average daily outstanding balance thereof for such period), to (ii) EBITDA for such period.

          "Total Senior Secured Debt to EBITDA Ratio" means, for any Four Trailing Quarters, the ratio of (i) Total Debt outstanding at the end of such period (excluding (i) the principal amount of outstanding Revolving Credit Loans and Swingline Loans hereunder other than in an amount equal to the average daily outstanding balance thereof for such period, (ii) the principal amount of outstanding Subordinated Notes and (iii) the principal amount of outstanding Indebtedness which does not purport to be secured by any assets of the Company or any of its Subsidiaries, including the Senior Notes), to (ii) EBITDA for such period. For purposes of this definition, EBITDA for the Four Trailing Quarters ending (a) on or about September 30, 1998 shall be EBITDA for the Fiscal Quarter then ended multiplied by 4, (b) on or about December 31, 1998 shall be EBITDA for the two Fiscal Quarters then ended multiplied by 2 and (c) on or about March 31, 1999 shall be EBITDA for the three Fiscal Quarters then ended multiplied by 4/3.

          "TPG" means, collectively, TPG Partners, L.P., TPG Parallel I, L.P., or any of their affiliated funds, which in all cases shall be managed by TPG Advisors, Inc.

          "Transactions" means each of (i) the issuance of the Senior Notes,
(ii) the effectiveness of this Agreement and the making of the initial extensions of credit hereunder, (iii) the repayment in full and termination of the Existing Credit Agreement and related guarantees, mortgages and collateral documents and (iv) the repayment in full of the Interim Loan.

          "Transferee" means any Assignee or Participant.

          "Trolli" means Trolli Inc., a Delaware corporation, and a Wholly-Owned Subsidiary of the Borrower.

          "Trolli Mexico" means Trolli de Mexico S.A. de C.V., a Mexican corporation, and a Wholly-Owned Subsidiary of Trolli other than 1% of its common stock constituting director's qualifying shares.

          "Type" shall have the meaning specified in the definition of "Loan."

          "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

          "UCP" shall have the meaning specified in Section 3.9.

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.

          "Voting Stock" means shares of Capital Stock entitled to vote generally in the election of directors of a Person.

          "Wholly-Owned Subsidiary" means a Subsidiary of the Borrower of which all of the outstanding Capital Stock of such Subsidiary is owned by the Borrower excepting only ownership of 1% or less of its Voting Stock by another Person if such stock constitutes legally required directors' qualifying shares.

          1.2.  Other Interpretive Provisions.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced;

               (ii) The term "including" is not limiting and means "including without limitation;"

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including;"

               (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible; and

               (v) The verb "exists" and its correlative noun forms, with reference to a Default or an Event of Default, means that such Default or Event of Default has occurred and continues uncured and unwaived.

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to, the Administrative Agent, the Borrower and the other parties, and are the products of all the parties. Accordingly, they shall not be construed against the Lenders, the Issuing Bank, the Swingline Lender, the Documentation Agent, the Co-Syndication Agents or the Administrative Agent merely because of the Administrative Agent's, the Documentation Agents, the Issuing Bank's, the Swingline Lender's, the Co-Syndication Agents or the Lenders' involvement in their preparation.

          1.3.  Accounting Principles.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that the Borrower may satisfy its reporting requirements under Sections 7.1(a), 7.1(b) and 7.1(c) in accordance with GAAP without regard to consistent application for prior periods.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

          (c) In the event that GAAP changes during the term of this Agreement (either mandatorily or pursuant to an election by the Borrower in compliance with this Agreement) such that the covenants contained in Article VIII would then be calculated in a different manner or with different components or with components which are calculated differently, (i) the parties hereto agree to enter into negotiations with respect to amendments to this Agreement to conform those covenants as criteria for evaluating the Borrower's and its Subsidiaries' financial condition to substantially the same criteria as were effective prior to such change in GAAP, and (ii) the Borrower shall be deemed to be in compliance with the affected covenants contained in Article VIII during the 60 days following any change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as employed in the Borrower's audited financial statements for the fiscal year ended June 28, 1997; provided, however, that this paragraph shall not be deemed to require the Borrower, the Administrative Agent or the Lenders to agree to modify any provision of this Agreement or any of the other Loan Documents to reflect any such change to GAAP and, if, after such 60 days, the parties, in their sole discretion, fail to reach agreement on such modifications, the terms of this Agreement will remain unchanged and the compliance by the Borrower with the covenants contained in
Article VIII will be calculated in accordance with GAAP as employed in the Borrower's audited financial statements for the fiscal year ended June 28, 1997.

                                  ARTICLE II

                                  THE CREDITS

          2.1.  Amounts and Terms of Commitments.

          (a)  The Facility B Term Credit.  Each Facility B Lender identified on
Schedule 2.1 severally agrees, on the terms and conditions set forth herein, to make a loan to the Borrower on the Closing Date in the amount set forth opposite the Facility B Lender's name under the heading "Facility B Term Commitment" on
Schedule 2.1 (such aggregate amount, the Facility B Lender's "Facility B Term Commitment"). Amounts borrowed pursuant to this subsection 2.1(a) which are repaid or prepaid by the Borrower may not be reborrowed.

          (b) The Revolving Credit. Each Revolving Credit Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "Revolving Credit Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in the amounts requested from time to time by the Borrower in an aggregate amount not to exceed at any time outstanding the amount set forth opposite the Revolving Credit Lender's name under the heading "Revolving Credit Commitment" on Schedule 2.1 (such amount, as the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 11.8, the Revolving Credit Lender's "Revolving Credit Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Credit Loans, the Effective Amount of all outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations shall not at any time exceed the combined Revolving Credit Commitments; and provided, further, that the Effective Amount of the Revolving Credit Loans of such Revolving Credit Lender plus the participation of such Revolving Credit Lender in the Effective Amount of all L/C Obligations and Swingline Loans shall not at any time exceed such Revolving Credit Lender's Revolving Credit Commitment. Within the limits of each Revolving Credit Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.1(b), prepay under Section 2.6 and reborrow under this subsection 2.1(b).

          (c) Interest. For interest rate purposes, the Term Loans and Revolving Credit Loans shall be characterized as Base Rate Loans and Offshore Rate Loans in accordance with Sections 2.3 and 2.4.

          2.2.  Repayment of Loans; Evidence of Debt.

          (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Facility B Lender or the Swingline Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Termination Date (or such earlier date on which the Loans become due and payable pursuant to Article IX), (ii) the then unpaid principal amount of each Swingline Loan of the Swingline Lender on the Revolving Termination Date (or such earlier date on which the Loans become due and payable pursuant to Article IX) and (iii) the principal amount of each Facility B Term Loan of such Facility B Lender in installments according to the amortization schedule set forth in
Section 2.7 (or on such earlier date on which the Loans become due and payable pursuant to Article IX) but in any event not later than the Facility B Term Loan Maturity Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.8(f), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Revolving Credit Loans, Swingline Loans or Facility B Loans, as the case may be, of such Lender, substantially in the forms of Exhibit C-1, C-2 or C-3, respectively, with appropriate insertions as to date and principal amount.

          2.3.  Procedure for Borrowing.

          (a) Subject to Section 2.17 in the case of Swingline Loans only, each Borrowing shall be made upon the Borrower's irrevocable written notice (which notice may be delivered telephonically and confirmed in writing on the same day) delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent before 1:00 p.m. (New York time)) (i) three Business Days before the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) one Business Day before the requested Borrowing Date, in the case of Base Rate Loans, specifying:

               (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of (1) $5,000,000 or any multiple of $1,000,000 in excess thereof, in the case of Offshore Rate Loans, or (2) $1,000,000 or any multiple of $100,000 in excess thereof, in the case of Base Rate Loans;

               (B)  the requested Borrowing Date, which shall be a Business Day;

               (C)  the Type of Loans constituting the Borrowing;

               (D)  the Facility to which such Borrowing relates; and

               (E) other than in the case of Base Rate Loans, the duration of the Interest Period applicable to such Loans included in the notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprising Offshore Rate Loans, such Interest Period shall be one month.

          (b) The Administrative Agent will promptly notify each Revolving Credit Lender of its receipt of such Notice of Borrowing and of the amount of such Lender's Revolving Credit Pro Rata Share of that Borrowing.

          (c) Each Revolving Credit Lender will make the amount of its Revolving Credit Pro Rata Share of each Borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 12:00 p.m. (New York time) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all Revolving Credit Loans will then be made available to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower on the books of Chase with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Swingline Loans pursuant to Section 2.17 or the reimbursement of any outstanding drawings under Letters of Credit pursuant to Section 3.3, in which case such proceeds or portion thereof shall be applied to the repayment of such Swingline Loans or the reimbursement of such Letter of Credit drawings, as applicable.

          (d) Unless the Majority Lenders shall otherwise agree, in the case of Loans made on the Closing Date, or the Majority Revolving Credit Lenders shall otherwise agree, in the case of Revolving Credit Loans made after the Closing Date, the Borrower may not elect to have a Loan be made as an Offshore Rate Loan during the existence of a Default or Event of Default.

          (e) After giving effect to any Borrowing, there may not be more than ten different Interest Periods in effect with respect to all Offshore Rate Loans then outstanding.

          2.4.  Conversion and Continuation Elections.

          (a) The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

                    (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof) in an amount that is not less than (A) $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof, in the case of Offshore Rate Loans, or (B) $1,000,000, or that is in an integral multiple of $100,000 in excess thereof, in the case of Base Rate Loans, into Loans of any other Type; or

                    (ii) elect as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof) in an amount that is not less than (A) $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof, in the case of Offshore Rate Loans, or (B) $1,000,000, or that is in an integral multiple of $100,000 in excess thereof, in the case of Base Rate Loans, into Loans of the same Type;

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and to convert such Loans into, Offshore Rate Loans shall terminate unless and until the aggregate of all Base Rate Loans exceeds $5,000,000.

          (b) The Borrower shall deliver a Notice of Conversion/Continuation (which notice may be delivered telephonically and confirmed in writing on the same day) to be received by the Administrative Agent not later than 1:00 p.m. (New York time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans, and (ii) one Business Day in advance of the Conversion/ Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

               (A)  the proposed Conversion/Continuation Date;

               (B) the aggregate amount of the Loans to be converted or renewed;

               (C) the Type of Loans resulting from the proposed conversion or continuation; and

               (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) The Borrower shall be deemed to have elected to convert Offshore Rate Loans into Base Rate Loans effective as of the expiration date of the Interest Period for such Offshore Rate Loans if, upon the expiration of such Interest Period, (i) the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or (ii) if any Default or Event of Default then exists, unless the continuation of such Offshore Rate Loans has been agreed to by the Majority Revolving Credit Lenders, if such Offshore Rate Loans are Revolving Credit Loans, or the Majority Facility B Lenders, if such Offshore Rate Loans are Facility B Term Loans.

          (d) The Administrative Agent will promptly notify (i) each Revolving Credit Lender of its receipt of a Notice of Conversion/Continuation with respect to a Revolving Credit Loan and (ii) each Facility B Lender of its receipt of a Notice of Conversion/Continuation with respect to a Facility B Term Loan, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each such Lender of the details of any automatic conversion.
All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          (e) Unless the Majority Revolving Credit Lenders otherwise agree, in the case of Revolving Credit Loans, or the Majority Facility B Lenders otherwise agree, in the case of Facility B Term Loans, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued at the end of the applicable Interest Period as an Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, there may not be more than ten different Interest Periods in effect in respect of all Offshore Rate Loans then outstanding.

          2.5.  Voluntary Termination or Reduction of Commitments.

          The Borrower may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Revolving Credit Commitments, or permanently reduce the Revolving Credit Commitments (and, to the extent provided in subsection 2.7(b) and 2.7(d), the L/C Commitment and the Swingline Commitment) by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Credit Loans, Swingline Loans and L/C Obligations together would exceed the amount of the combined Revolving Credit Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, neither the Revolving Credit Commitments, the L/C Commitment nor the Swingline Commitment may be increased. Any reduction of the Revolving Credit Commitments shall be applied to each Lender according to its Revolving Credit Pro Rata Share. All accrued commitment fees to the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination and all such fees accrued to the effective date of any reduction shall be paid as provided in subsection 2.10(b).

          2.6.  Optional Prepayments.

          (a) Subject to Section 4.4, the Borrower may, at any time or from time to time, upon irrevocable notice (which notice may be delivered telephonically and confirmed in writing on the same day) delivered to the Administrative Agent not later than 1:00 p.m. (New York time) at least three Business Days before such prepayment, in the case of Offshore Rate Loans, and two Business Days, in the case of Facility B Term Loans, and one Business Day, in all other instances, before such prepayment in the case of Base Rate Loans, prepay, at the Borrower's option, Revolving Credit Loans or the Term Loans, or both, in whole or in part, in minimum amounts of (i) $5,000,000 or any multiple of $1,000,000 in excess thereof in the case of Offshore Rate Loans, and (ii) $1,000,000 or any multiple of $100,000 in excess thereof in the case of Base Rate Loans. Such notice of prepayment shall specify (i) the date and amount of such prepayment, (ii) whether such prepayment is of Revolving Credit Loans or the Term Loans, or both, and (iii) whether such prepayment is of Offshore Rate Loans or Base Rate Loans, or any combination thereof. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Revolving Credit Pro Rata Share or Facility B Term Pro Rata Share, as applicable, of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

          (b) The Borrower may, at any time or from time to time, repay in whole or in part Swingline Loans in minimum principal amounts of $100,000 or any multiple of $50,000 in excess thereof or, if less, the outstanding principal amount of the Swingline Loans.

          2.7. Scheduled Principal Payments; Mandatory Prepayments of Loans; Mandatory Commitment Reductions.

          (a)   Scheduled Principal Payments.

                    (i) The Facility B Term Loan shall be payable in quarterly principal installments on the dates and in the amounts set forth below:

   Payment Date                           Payments
   ------------                           --------
September 26, 1998                        $500,000
December 26, 1998                         $500,000
March 27, 1999                            $500,000
June 26, 1999                             $500,000
September 25, 1999                        $500,000
December 25, 1999                         $500,000
March 25, 2000                            $500,000
June 24, 2000                             $500,000
September 23, 2000                        $500,000
December 30, 2000                         $500,000
March 31, 2001                            $500,000

   Payment Date                           Payments
   ------------                           ---------
September 26, 1998                       $   500,000
June 30, 2001                            $   500,000
September 29, 2001                       $   500,000
December 29, 2001                        $   500,000
March 30, 2002                           $   500,000
June 29, 2002                            $   500,000
September 28, 2002                       $   500,000
December 28, 2002                        $   500,000
March 29, 2003                           $   500,000
June 28, 2003                            $   500,000
September 27, 2003                       $12,500,000
December 27, 2003                        $12,500,000
March 27, 2004                           $12,500,000
June 26, 2004                            $12,500,000
September 25, 2004                       $22,500,000
December 24, 2004                        $22,500,000
March 26, 2005                           $22,500,000
May 19, 2005                             $22,500,000


          (b)   Mandatory Prepayments.

                    (i) Upon any (A) Event of Loss, or (B) sale or series of related sales of assets by the Borrower or any of its Subsidiaries undertaken pursuant to subsection 8.2(b) or 8.2(c) within any fiscal year, the Borrower shall prepay the Term Loan in an amount equal to 100% of the Net Proceeds of (y) each such Event of Loss, or (z) each such sale if and to the extent that Net Proceeds generated by such Event of Loss or sale or series of related sales of assets exceeds $500,000 in the aggregate for all such sales or Events of Loss in any fiscal year; provided, however, that no such prepayment shall be required to the extent, in each case, that such Net Proceeds are used within 180 days of receipt thereof by the Borrower or any of its Subsidiaries to purchase assets or finance a Permitted Acquisition or restore the property affected by such Event of Loss or sale or disposition, and (1) in the case of an Event of Loss pursuant to clause (A) above, any such purchase of assets or Permitted Acquisition shall, in the case of a purchase of assets that does not constitute an Acquisition, be in a business or businesses permitted by Section 8.18, and, in the case of a purchase of assets that constitutes a Permitted Acquisition, such transaction shall comply with subsection 8.4(e), and
          (2) in the case of a sale pursuant to clause (B) above, such sale otherwise is permitted by subsection 8.2(c)(iii). Any prepayment pursuant to this subsection 2.7(b)(i) shall not be subject to the minimum amount provisions of Section 2.6.

               (ii) Upon receipt by the Borrower or any of its Subsidiaries or Holdings, the Borrower shall prepay the Term Loan in an amount equal to 50% of the proceeds (net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, accounting fees, and other customary fees, commissions, expenses and costs associated therewith) of any sale of equity securities (but not including the exercise of any warrants attached to equity securities issued by Holdings) by the Borrower or any of its Subsidiaries or Holdings; provided, however, that no such prepayment shall be required with respect to any equity securities issued by (A) any Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower,
          (B) the Borrower or any of its Subsidiaries to purchase, redeem or otherwise acquire shares of its common stock in a transaction permitted by subsection 8.10(c), (C) Holdings to purchase, redeem or otherwise acquire its outstanding equity securities, (D) Holdings in connection with sales of stock to directors, employees or officers of the Borrower, the Borrower's Subsidiaries, or Holdings, as part of a compensation arrangement, or pursuant to stock purchase plans or stock options plans for directors, employees or officers of the Borrower, the Borrower's Subsidiaries, or Holdings, (E) Holdings to affiliates of Bain and Company, (F) Holdings in an aggregate amount during the term of this Agreement not to exceed $35,000,000 plus an additional $5,000,000 for each anniversary of the Closing Date that has occurred at the time of determination, the proceeds of which are used either
          (x) as consideration for a Permitted Acquisition within 90 days after such issuance, or (y) as consideration for a Special Investment as long as the aggregate amount of such proceeds employed for Special Investments does not exceed $20,000,000 and any such proceeds in excess of $5,000,000 are so applied within 90 days after such issuance and all such proceeds are so applied within two years after such issuance or (G) Holdings in satisfaction of Section 5.1(n). Any prepayment pursuant to this subsection 2.7(b)(ii) shall not be subject to the minimum amount provisions of Section 2.6.

               (iii) Upon receipt by the Borrower or any of its Subsidiaries or Holdings, the Borrower shall prepay the Term Loan in an amount equal to 100% of the proceeds (net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, accounting fees, and other customary fees, commissions, expenses and costs associated therewith) of any sale of debt securities or incurrence of Indebtedness by the Borrower or any of its Subsidiaries or Holdings; provided, however, that no such prepayment shall be required with respect to any debt securities issued or Indebtedness incurred pursuant to Section 8.5 as such Section is in effect on the Closing Date. Any prepayment pursuant to this subsection 2.7(b)(iii) shall not be subject to the minimum amount provisions of Section 2.6.

               (iv) Within 105 days after the end of each fiscal year commencing with the fiscal year of the Borrower ending June 1999, the Borrower shall prepay the Term Loans in an amount equal to the Excess Cash Flow Percentage of the Excess Cash Flow for such fiscal year, as calculated based upon the financial data contained in the Borrower's annual audited financial statements delivered pursuant to subsection 7.1(a) and the Excess Cash Flow Certificate delivered on that date pursuant to subsection 7.1(e).

               (v) Prepayments of the Term Loans pursuant to subsections 2.7(a) and 2.7(b)(i), 2.7(b)(ii), 2.7(b)(iii) or 2.7(b)(iv) shall be applied first to prepay any Term Loans constituting Base Rate Loans or matured Offshore Rate Loans, as selected by the Borrower, and second, at the Borrower's option, to Cash Collateralize (which cash collateral shall be applied on the maturity date of their Interest Periods to prepay their outstanding Offshore Rate Loans in order of their maturities) (which option to Cash Collateralize will not be available to the Borrower if an Event of Default exists) or to prepay such Term Loans constituting Offshore Rate Loans (in the order of the maturity of their Interest Periods).

               (vi) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Borrower shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to such excess (such cash collateral to be released if and when such excess no longer exists).

               (vii) Subject to Section 4.4, if on any date the Effective Amount of all Revolving Credit Loans, Swingline Loans and L/C Obligations, minus the Effective Amount of any Loans or L/C Obligations Cash Collateralized pursuant to the preceding clauses (v) and (vi), exceeds the combined Revolving Credit Commitments, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Credit Loans, Swingline Loans and L/C Borrowings by an amount equal to the applicable excess. Any such prepayment shall be applied first, to any L/C Borrowings, second, to prepay Swingline Loans, third, to any Revolving Credit Loans constituting Base Rate Loans or matured Offshore Rate Loans, as selected by the Borrower, and fourth, at the Borrower's option, to Cash Collateralize (which cash collateral shall be applied on the maturity date of their Interest Periods to prepay their outstanding Offshore Rate Loans in order of their maturities) or to prepay Offshore Rate Loans (in the order of the maturity of their Interest Periods).

               (viii) If following any reduction of the Swingline Commitment pursuant to subsection 2.7(d)(ii) the aggregate outstanding principal amount of Swingline Loans would exceed the Swingline Commitment as reduced, the Borrower shall prepay on the reduction date the outstanding principal amount of the Swingline Loans in an amount equal to the excess of the Swingline Loans over the Swingline Commitment.

               (ix) The Borrower shall repay the Revolving Credit Loans and Swingline Loans from time to time so as to cause (A) at the end of any calendar month ending on or before June 2001 and on or after the end of May, 1999 there to have been a period of at least 30 consecutive days during the prior 12 calendar months when the Effective Amount of Revolving Credit Loans, L/C Obligations, and

          Swingline Loans did not exceed $50,000,000; and (B) at the end of any calendar month ending thereafter there to have been a period of at least 30 consecutive days during the prior 12 calendar months when the Effective Amount of Revolving Credit Loans, L/C Obligations, and Swingline Loans did not exceed $25,000,000.

          (c) Any prepayments of the Term Loans pursuant to Section 2.6 or subsection 2.7(b)(i), 2.7(b)(ii), 2.7(b)(iii) or 2.7(b)(iv) shall be applied on a pro rata basis to the remaining scheduled principal payments thereunder; provided, however, that any optional prepayments thereof pursuant to Section 2.6 shall, at the Borrower's option, first be applied to reduce in full any scheduled payments thereof occurring within the twelve month period following such optional prepayment, beginning with the next scheduled principal payment due after the date of such optional prepayment. In connection with the foregoing, the Administrative Agent shall inform each Facility B Lender of any prepayment of the Facility B Term Loans promptly after receiving notice thereof from the Borrower.

          (d)  Mandatory Commitment Reductions.

               (i) No reduction in the combined Revolving Credit Commitments pursuant to Sections 2.5 or 2.7 shall reduce the L/C Commitment unless and until the combined Revolving Credit Commitments have been reduced to the amount of the L/C Commitment; thereafter, any reduction in the combined Revolving Credit Commitments pursuant to Sections 2.5 or 2.7 shall equally reduce the L/C Commitment.

               (ii) No reduction in the combined Revolving Credit Commitments pursuant to Sections 2.5 or 2.7 shall reduce the Swingline Commitment unless and until the combined Revolving Credit Commitments have been reduced to the amount of the Swingline Commitment; thereafter, any reduction in the combined Revolving Credit Commitments pursuant to Sections 2.5 or 2.7 shall equally reduce the Swingline Commitment.

          (e) General. The Borrower shall pay, together with each prepayment under this Section 2.7, accrued interest on the amount prepaid and any amounts required pursuant to Section 4.4.

          2.8.  [RESERVED]

          2.9.  Interest.

          (a) Subject to subsection 2.9(c), each Loan (other than Swingline Loans) shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.4), plus the Applicable Margin.

          (b) The Borrower shall pay interest on each Loan and each Swingline Loan in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Lenders.

          (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations then due and payable, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then used to compute the interest rate for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 3.0%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Offshore Rate Loan shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus 2%.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the Highest Lawful Rate of interest that may be contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the Highest Lawful Rate.

          2.10.  Fees.

          In addition to certain fees described in Section 3.8:

          (a) Other Fees. The Borrower shall pay to the Administrative Agent for its own account and for the account of Chase and BofA the fees as separately agreed to in the letter agreement among Chase, CSI, BofA and BARS dated April 6, 1998 (the "Other Fee Letter") in the amount and at the times as set forth therein.

          (b) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee on the average daily unused portion of such Revolving Credit Lender's Revolving Credit Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to the Commitment Fee Percentage. For purposes of calculating utilization under this Section, (i) the combined Revolving Credit Commitments shall be deemed used to the extent of the Effective Amount of Revolving Credit Loans then outstanding, plus the Effective Amount of L/C Obligations, and (ii) the making of any Swingline Loan shall not be considered a use of any Revolving Credit Commitment. Such commitment fee shall accrue from the Closing Date to the Revolving

Termination Date, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the first such day after this Agreement is executed by the Borrower through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided, that, in connection with any termination of the combined Revolving Credit Commitments under Section 2.5 or Section 2.7, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such termination. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

          2.11.  Computation of Fees and Interest.

          (a) All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees hereunder shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Borrower or any Lender, promptly deliver to the Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

          2.12.  Payments by the Borrower.

          (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (New York time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Revolving Credit Pro Rata Share or Facility B Term Pro Rata Share, as applicable, (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 1:00 p.m. (New York time) shall be deemed to have been received on the following Business Day, and any applicable interest or fee shall continue to accrue.

          (b) The Borrower hereby authorizes the Administrative Agent to charge the Borrower's accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due and payable under the Loan Documents other than with respect to any Hedging Obligations (subject to (i) sufficient funds being available in such accounts for that purpose, and (ii) in the case of principal, interest and fees, receipt of notice of such intended charge on the Business Day immediately preceding such charge and, in the case of expenses, receipt of at least 20 days' prior notice of such expenses). No such debit under this Section shall be deemed a set-off.

          (c) Subject to the proviso set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, but for determining compliance with Sections 8.14 through 8.17, such payment will be deemed made on the immediately preceding Business Day.

          (d) Unless the Administrative Agent receives notice from the Borrower before the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          2.13.  Payments by the Lenders to the Administrative Agent.

          (a) Unless the Administrative Agent receives notice from a Lender on or before the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day before the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Lender's Revolving Credit Pro Rata Share or Facility B Term Pro Rata Share, as applicable, of the Loans to be made, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender (a "Defaulting Lender") shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Lender shall, on the Business Day following the Borrowing Date, make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date such Loan(s) were made, at a rate per annum equal to the interest rate applicable at the time to such Loans.

          (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

          2.14.  Sharing of Payments, Etc.

          If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its percentage of outstanding Loans, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded, and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section, and will in each case notify the Lenders following any such purchases or repayments.

          2.15.  Security.

          All obligations of the Borrower under this Agreement and all other Loan Documents shall be secured in accordance with the Collateral Documents.

          2.16.  Quarterly Adjustments.

          If the Borrower shall have failed to deliver the financial reports pursuant to subsection 7.1(b) and the certificate pursuant to subsection 7.2(b) on a timely basis and if, when delivered with respect to any fiscal quarter, such financial reports and certificate indicate that the Applicable Margin, the Commitment Fee Percentage and the Letter of Credit Rate for any period after such failure should have been higher than the Applicable Margin, the Commitment Fee Percentage and the Letter of Credit Rate assumed after such period pursuant to the definitions of such terms by virtue of such failure, and the interest or fee that would have been collected hereunder based upon the actual Applicable Margin, the Commitment Fee Percentage and the Letter of Credit Rate had such failure not occurred exceeds the interest or fee actually collected hereunder, then the Borrower shall pay, on or before the third Business Day after delivery of such financial reports and certificate, an amount equal to such excess.

          2.17.  Swingline Loans.

          (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the combined Revolving Credit Commitments available to the Borrower by making swingline loans (individually, a "Swingline Loan"; collectively, the "Swingline Loans") to the Borrower on any Business Day from the Closing Date to the Revolving Termination Date in accordance with the procedures set forth in this Section in an aggregate principal amount at any one time outstanding not to exceed $8,000,000, notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Credit Loans, may exceed the Swingline Lender's Revolving Credit Commitment (the amount of such commitment of the Swingline Lender to make Swingline Loans to the Borrower pursuant to this subsection 2.17(a), as the same shall be reduced pursuant to subsection 2.7(d) or as a result of any assignment pursuant to Section 11.8 is referred to herein as the Swingline Lender's "Swingline Commitment"); provided, that at no time shall (i) the sum of the Effective Amount of all Swingline Loans, plus the Effective Amount of all Revolving Credit Loans, plus the Effective Amount of all L/C Obligations exceed the combined Revolving Credit Commitments, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment; and provided, further, that the Swingline Commitment is a part of the combined Revolving Credit Commitments, rather than a separate, independent commitment. Except as otherwise provided in subsection 2.9(c), all Swingline Loans shall at all times bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.17(a), prepay pursuant to Section 2.6, and reborrow pursuant to this subsection 2.17(a).

          (b) The Borrower shall provide the Administrative Agent (with a copy to the Swingline Lender) irrevocable written notice (which notice may be delivered telephonically and confirmed by facsimile on the same day) in the form of a Notice of Borrowing of any Swingline Loan requested hereunder (which notice must be received by the Swingline Lender and the Administrative Agent before 3:00 p.m. (New York time) on the requested Borrowing Date) specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date, which must be a Business Day.

          Upon receipt of the Notice of Borrowing, the Swingline Lender will immediately confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the Notice of Borrowing from the Borrower and, if not, the Swingline Lender will provide the Administrative Agent with a copy thereof. Unless the Swingline Lender has received notice before 3:00 p.m. (New York time) on such Borrowing Date from the Administrative Agent (A) directing the Swingline Lender not to make the requested Swingline Loan as a result of the limitations set forth in the first proviso contained in subsection 2.17(a), or (B) that the Majority Revolving Credit Lenders have determined one or more of the conditions specified in
Article V are not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, by the close of business in New York on the Borrowing Date specified in such Notice, make the amount of its Swingline Loan available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office in funds immediately available to the Administrative Agent. The proceeds of such

Swingline Loan will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of Chase with the aggregate of the amounts made available to the Administrative Agent by the Swingline Lender and in like funds as received by the Administrative Agent. Each Borrowing pursuant to this subsection 2.17(b) shall be in an aggregate principal amount equal to $100,000 or an integral multiple of $50,000 in excess thereof, unless otherwise agreed by the Swingline Lender.

          (c) If any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such Swingline Loans be converted into Revolving Credit Loans, then the Administrative Agent shall be deemed to have received a Notice of Borrowing from the Borrower pursuant to Section 2.3 requesting that Base Rate Revolving Credit Loans be made pursuant to Section 2.1 on the first Business Day after the date of such notice from the Swingline Lender, and the Revolving Credit Lenders shall make such Revolving Credit Loans, notwithstanding the Borrower's failure to comply with the conditions contained in subsections 5.3(b) and 5.3(c), and notwithstanding any limitations on minimum or integral borrowing amounts contained herein, in an amount equal to the aggregate principal amount of such Swingline Loans, and the Revolving Credit Lenders shall follow the procedures set forth in subsections 2.3(b) and 2.3(c) in making such Base Rate Revolving Credit Loans; provided, that if a Borrowing of Revolving Credit Loans becomes, as determined by the Administrative Agent, legally impracticable, or if an Event of Default under Section 9.1(f) or 9.1(g) has occurred, and if the Swingline Lender so requests, each Revolving Credit Lender agrees that in lieu of making Revolving Credit Loans as described in this subsection 2.17(c), such Lender shall purchase a participation from the Swingline Lender in the applicable Swingline Loans in an amount equal to such Lender's Revolving Credit Pro Rata Share of such Swingline Loans, and the Revolving Credit Lender shall follow the procedures set forth in subsections 2.3(b) and 2.3(c) in connection with the purchases of such participations. The proceeds of such Base Rate Revolving Credit Loans, or participations purchased, shall be applied to repay such Swingline Loans. If any Revolving Credit Lender so notified fails to make available to the Administrative Agent for the account of the Swingline Lender the amount of such Lender's Revolving Credit Pro Rata Share of the amount of the Revolving Credit Loans or participation, as applicable, by no later than 3:00 p.m. (New York time) on the date due, then interest shall accrue on such Revolving Credit Lender's obligation to make such payment, from such date to the date such Revolving Credit Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. A copy of each notice given by the Administrative Agent to the Revolving Credit Lenders pursuant to this subsection 2.17(c) with respect to the making of Revolving Credit Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to the Borrower. Each Revolving Credit Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans, or purchase the participations, as contemplated by this subsection 2.17(c), shall be absolute, irrevocable, and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect, or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (d) If the Administrative Agent or the Swingline Lender is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Administrative Agent for the account of the Swingline Lender pursuant to subsection 2.7(b) or 2.8(c), or any interest thereon, each Revolving Credit Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Swingline Lender the amount of its Revolving Credit Pro Rata Share of any amounts so returned by the Administrative Agent or the Swingline Lender, plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Credit Lender to the Administrative Agent or the Swingline Lender at a rate per annum equal to the Federal Funds Rate in effect from time to time.


                                  ARTICLE III

                             THE LETTERS OF CREDIT

          3.1.  The Letter of Credit Subfacility.

          (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Revolving Credit Lenders severally agree to participate in Letters of Credit Issued for the account of the Borrower; provided, however, that the Issuing Bank shall not be obligated to Issue, and no Revolving Credit Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations, Revolving Credit Loans and Swingline Loans exceeds the combined Revolving Credit Commitments, (2) the participation of any Revolving Credit Lender in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Credit Loans of such Revolving Credit Lender exceeds such Revolving Credit Lender's Revolving Credit Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. All Letters of Credit shall be allocated to the Revolving Credit Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if at the time of request for such Issuance:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any directive (whether or not having the force of law) from any

          Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular, or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                    (ii) the Issuing Bank has received written notice from the Majority Revolving Credit Lenders, the Administrative Agent or the Borrower, on or before the Business Day before the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                    (iii) the expiry date of any requested Letter of Credit is less than 5 Business Days before the Revolving Termination Date, or the expiry date of any commercial Letter of Credit is more than 360 days after Issuance thereof, unless in either case all of the Revolving Credit Lenders have approved such expiry date in writing;

                    (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to the Issuing Bank, or the Issuance of a Letter of Credit may violate any policies of the Issuing Bank applicable to customers similar to the Borrower and credits of a type similar to the transactions contemplated by this Agreement;

                    (v) such Letter of Credit is to be denominated in a currency other than Dollars; or

                    (vi) the requested Letter of Credit provides for payment thereunder sooner than the Business Day following the presentation to the Issuing Bank of the documentation required thereunder.

          3.2.  Issuance, Amendment and Renewal of Letters of Credit.

          (a) Each Letter of Credit shall be Issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) before the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be made by an original writing or by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail reasonably satisfactory to the Issuing
Bank: (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank reasonably requires.

          (b) At least two Business Days before the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.1(b)(ii); then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower in accordance with the Issuing Bank=s usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and before the Revolving Termination Date, the Issuing Bank will, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) before the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by an original writing or by facsimile, confirmed promptly in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail reasonably satisfactory to the Issuing Bank:

                    (i)     the Letter of Credit to be amended;

                    (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day);

                    (iii)   the nature of the proposed amendment; and

                    (iv) such other matters as the Issuing Bank reasonably requires.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if:
(A) the Issuing Bank would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

          (d) The Issuing Bank and the Revolving Credit Lenders agree that, while a Letter of Credit is outstanding and before the Revolving Termination Date, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) before the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by an original writing or by facsimile, confirmed promptly in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail reasonably satisfactory to the Issuing
Bank:

                    (i)     the Letter of Credit to be renewed;

                    (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business Day);

                    (iii)   the revised expiry date of such Letter of Credit;
          and

                    (iv)    such other matters as the Issuing Bank may require.

The Issuing Bank shall be under no obligation to renew any Letter of Credit if the Issuing Bank would have no obligation at such time to Issue or amend such Letter of Credit in its renewed form under the terms of this Agreement. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Borrower, but the Issuing Bank has not received any L/C Amendment Application or other written direction from the Borrower with respect to such renewal, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Revolving Credit Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

          (e) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Majority Revolving Credit Lenders), deliver any notices of termination or other communications permitted under any Letter of Credit to any Letter of Credit beneficiary or transferee, and take any other action permitted under any Letter of Credit as is necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than 5 Business Days before the Revolving Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than, as between the beneficiary and the Issuing Bank, any Letter of Credit).

          (g) The Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit, together with the Issuing Bank's classification of such Letter of Credit as a commercial, performance, or financial letter of credit for regulatory reporting purposes. The Administrative Agent shall promptly forward to each Lender such notice and a copy of such Letter of Credit, amendment, or renewal.

          3.3.  Risk Participations, Drawings and Reimbursements.

          (a) Immediately upon the Issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolving Credit Pro Rata Share of such Revolving Credit Lender, multiplied by (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of
Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Credit Commitment of each Revolving Credit Lender by an amount equal to the amount of such participation.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. The Borrower shall reimburse the Issuing Bank, directly or with the proceeds of a Revolving Credit Loan, before 12:00 p.m. (New York time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 p.m. (New York time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Revolving Credit Lender thereof, and the Borrower shall be deemed to have requested that Base Rate Revolving Credit Loans be made by the Revolving Credit Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the combined Revolving Credit Commitments and subject to the conditions set forth in Section 5.3, but without regard to minimum borrowing and integral amount limitations contained herein. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this subsection 3.3(b) may be oral if promptly confirmed in writing (including by facsimile); provided, that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice. Notwithstanding the Borrower's unconditional obligation to reimburse the Issuing Bank hereunder, no Event of Default pursuant to subsection 9.1(a) shall be deemed to have occurred unless the Issuing Bank shall have notified the Borrower one Business Day prior to the Honor Date of such request for a drawing.

          (c) Each Revolving Credit Lender shall upon any notice from the Administrative Agent pursuant to the third sentence of subsection 3.3(b) make available to the Administrative Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Revolving Credit Pro Rata Share of the amount of the unreimbursed drawing, whereupon the participating Revolving Credit Lenders shall (subject to subsection 3.3(d)) each be deemed to have made a Revolving Credit Loan consisting of a Base Rate Revolving Credit Loan to the Borrower in that amount. If any Revolving Credit Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Revolving Credit Lender's Revolving Credit Pro Rata Share of the amount of the drawing by no later than 12:00 p.m. (New York time) on the Honor Date, then interest shall accrue on such Revolving Credit Lender's obligation to make such payment, from the Honor Date to the date such Revolving Credit Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the

Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Credit Lender to effect such payment on such date shall not relieve such Revolving Credit Lender from its obligations under this
Section 3.3.

          (d) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans consisting of Base Rate Revolving Credit Loans to the Borrower, in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 5.3 or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for the first Business Day following notice to the Borrower of a request for a drawing, and thereafter at the Base Rate plus 3.50%, and each Revolving Credit Lender's payment to the Issuing Bank pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 3.3.

          (e) Each Revolving Credit Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute, irrevocable, and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans under this Section 3.3 is subject to the conditions set forth in Section 5.3.

          3.4.  Repayment of Participations.

          (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Revolving Credit Lender has paid the Administrative Agent for the account of the Issuing Bank for such Revolving Credit Lender's participation in the Letter of Credit pursuant to Section 3.3, or (ii) in payment of interest thereon, the Administrative Agent will pay to each Revolving Credit Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Revolving Credit Lender's Revolving Credit Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Revolving Credit Pro Rata Share of such funds of any Revolving Credit Lender that did not so pay the Administrative Agent for the account of the Issuing Bank.

          (b) If the Administrative Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Administrative

Agent for the account of the Issuing Bank pursuant to subsection 3.4(a) in reimbursement of a payment made under a Letter of Credit, or any interest or fee thereon, each Revolving Credit Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Revolving Credit Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank, plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Credit Lender to the Administrative Agent or the Issuing Bank at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          3.5.  Role of the Issuing Bank.

          (a) Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Revolving Credit Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders (including the Majority Revolving Credit Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Borrower's obligation under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Credit Loan is unconditional and irrevocable regardless of the acts or omissions of any beneficiary or transferee with respect to such Person's use of any Letter of Credit and is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or punitive, damages suffered by the Borrower which the Borrower prove were caused by the Issuing Bank's willful misconduct or gross negligence, or the Issuing Bank's willful failure to pay under any Letter of Credit after it is legally required to do so. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          3.6.  Obligations Absolute.

          The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Credit Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                    (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                    (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction, other than the defense of payment in accordance with this Agreement;

                    (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                    (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any such payment arising in connection with any Insolvency Proceeding;

                    (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                    (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Nothing in this Section 3.6, however, shall limit any right the Borrower may have to pursue a claim against the Issuing Bank (as opposed to setting off against or otherwise reducing any of the Borrower's Obligations under any Loan Document to the Issuing Bank, the Administrative Agent, or any other Revolving Credit Lender) to the extent permitted in subsection 3.5(c).

          3.7.  Cash Collateral Pledge.

          Upon (i) the request of the Administrative Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.7 requiring the Borrower to Cash Collateralize Letters of Credit, then the Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to the L/C Obligations. The Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Revolving Credit Lenders, a security interest in all such cash, Cash Equivalents and deposit account balances used to Cash Collateralize the Borrower's obligations hereunder, and authorizes and directs the Administrative Agent to apply such collateral to the payment of L/C Obligations as and when due. Cash Collateral related to any L/C Obligations under clause (A) above shall be released if and when the Issuing Bank has been reimbursed in full for the applicable drawing.

          3.8.  Letter of Credit Fees.

          (a) The Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a letter of credit fee with respect to each Letter of Credit, computed for the period from the date of Issuance of such Letter of Credit to the expiration date of such Letter of Credit, in an amount equal to (i) the Applicable Margin then in effect with respect to Offshore Rate Loans which are Revolving Credit Loans, less 0.25% per annum, multiplied by (ii) the average daily amount available for drawing under such Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter which occurs during such period and on the expiration date of such Letter of Credit. In addition, the Borrower shall pay to the Administrative Agent on the date of issuance of each Letter of Credit, for the sole account of the Issuing Bank, a fronting fee with respect to each Letter of Credit, computed for the period from the date of Issuance of such Letter of Credit to the expiration date of such Letter of Credit, in an amount equal to the greater of (i) $250 or (ii) 0.25% per annum multiplied by the average daily amount available for drawing under such Letter of Credit. Such letter of credit fees and fronting fees are nonrefundable.

          (b) The Borrower shall pay to the Issuing Bank, for its own account, from time to time on written demand, the normal presentation, negotiation, deferred payment, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to Letters of Credit as from time to time in effect.

          3.9.  Uniform Customs and Practice.

          The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of Issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

          3.10.  Issuing Affiliate.

          The Issuing Bank may perform any or all of its obligations under this Agreement with respect to commercial Letters of Credit through one or more of its Affiliates (each, an "Issuing Affiliate") and, if it exercises such option, each reference to "Issuing Bank" in this Agreement shall be deemed a reference to the Issuing Bank or its Issuing Affiliate, as appropriate; provided, however, that any Letter of Credit issued by the Issuing Affiliate will, upon the request of the Borrower, be confirmed by Chase.


                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY

          4.1.  Taxes.

          (a) Except as otherwise provided herein, any and all payments by the Borrower to each Lender (or Transferee) or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

          (b) Subject to subsection 4.1(f), the Borrower agrees to indemnify and hold harmless each Lender (and Transferee) and the Administrative Agent for the full amount of all Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender (or Transferee) or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender (or Transferee) or the Administrative Agent makes written demand therefor.

          (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender (or Transferee) or the Administrative Agent, then, subject to subsection 4.1(f):

                    (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender (or Transferee) or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                    (ii) the Borrower shall make such deductions and withholdings; and

                    (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

          (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

          (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia (a "Non-U.S. Lender") hereby agrees that it shall deliver to the Administrative Agent and the Borrower:

                    (i) two copies of Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 881(c)(3)(C) of the Code)), properly completed and duly executed by such Non-U.S. Lender (and, in the case of Forms 1001 or 4224, claiming complete exemption from U.S. Federal withholding tax on payments by the Borrower or the Administrative Agent under this Agreement and the other Loan Documents);

                    (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable forms unless otherwise delivered pursuant to subsection 4.1(e)(i) hereof; and

                    (iii) any other documentation as may be required under applicable U.S. tax law and regulations to evidence complete exemption from U.S. Federal withholding tax on all payments by the Borrower or the Administrative Agent under this Agreement and the Loan Documents.

Such forms and other documentation shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a Participant, on or before the date such Participant becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable Lending Office by designating a different Lending Office or selecting an additional office. In addition, each Non-U.S. Lender shall deliver appropriate replacements to such forms previously delivered by it promptly upon the obsolescence or invalidity of any form or other documentation previously delivered by such Non-U.S. Lender if under then applicable law, it can appropriately deliver such form. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under any Note are not subject to United States Federal withholding tax or are subject to such tax at a reduced rate, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

          (f) The Borrower shall not be required to pay any additional amounts or any indemnification in respect of U.S. Federal withholding tax pursuant to paragraph (c) or (b) above to the extent that the obligation to pay such additional amounts or indemnification would not have arisen but for: a failure by such Lender or such Transferee, as the case may be, to comply with the provisions of subsection (e) above.

          (g) If the Borrower is required to pay additional amounts to any Lender (or Transferee) or the Administrative Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower or to change the jurisdiction of its Lending Office so as to minimize or eliminate any such additional payment by the Borrower which may thereafter accrue, if such change or such filing, as the case may be, in the judgment of such Lender is not otherwise disadvantageous to such Lender (or Transferee).

          (h) If the Administrative Agent or any Lender receives a refund in respect of Taxes or Other Taxes paid by the Borrower, which in the sole and good faith judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Taxes or Other Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Borrower agrees to promptly return such refund (plus penalties, interest and other charges) to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.

          4.2.  Illegality.

          (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on written notice thereof by the Lender to the Borrower through the Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, such Lender shall promptly after such determination notify the Administrative Agent and the Borrower thereof, and such Lender's Loans then outstanding as Offshore Rate Loans, if any, shall be converted automatically (if such Lender may lawfully convert such Loans) to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Base Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any as may be required pursuant to Section 4.4. If such Lender may not lawfully convert such Offshore Rate Loans to Base Rate Loans, the Borrower shall prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under
Section 4.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loans. If the Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such prepayment, a Base Rate Loan.

          (c) If circumstances subsequently change so that it is no longer unlawful for an affected Lender to make or maintain Offshore Rate Loans as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender becomes aware of such change in circumstances, notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Offshore Rate Loans or to convert Base Rate Loans into Offshore Rate Loans shall be reinstated.

          (d) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Lender through the Administrative Agent, that all Loans which would otherwise be made by such Lender as Offshore Rate Loans be instead made as Base Rate Loans.

          (e) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

          4.3.  Increased Costs and Reduction of Return.

          (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation, or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) which is generally applicable to banks similarly regulated, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to Issue, Issuing or maintaining any Letter of Credit, or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement; then, upon demand of such Lender to the Borrower through the Administrative Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase as a consequence thereof.

          (c) If the Borrower is required to pay additional amounts to any Lender pursuant to this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to minimize or eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

          4.4.  Funding Losses.

          The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

          (a) the failure of the Borrower to make on a timely basis any payment of principal on any Offshore Rate Loan,

          (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation,

          (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.6,

          (d) the prepayment (including pursuant to Sections 2.6 and 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period, or

          (e) the automatic conversion under Section 2.4 or 4.2 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period, including any such loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its Offshore Rate Loans, or from fees payable to terminate the deposits from which such funds were obtained. Such loss or expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) the amount of interest (but not including the Applicable Margin relating thereto) which would have accrued on the principal amount paid, prepaid, continued or converted, or not borrowed, converted, or continued for the period from the date of such payment, prepayment, continuation, conversion, or failure to borrow, convert, or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert, or continue, the Interest Period for such Loan which would have commenced on the date of such failure to borrow, convert, or continue) over (ii) the interest component (as reasonably determined by such Lender) of the amount such Lender would have bid in the interbank eurodollar market for a comparable amount and for a comparable period.

          4.5.  Inability to Determine Rates.

          If the Majority Lenders determine for any reason that adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period, or the Majority Lenders determine for any reason that the Offshore Rate applicable pursuant to subsection 2.9(a) for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the applicable Lenders to make or continue Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent, upon the instruction of the Majority Lenders, revokes such notice in writing, and each Lender agrees to notify the Administrative Agent promptly upon termination of the conditions giving rise to such suspension. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it without premium or penalty. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

          4.6.  Certificates of Lenders.

          Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder (and the basis upon which such amount was calculated, including, in the case of reimbursement pursuant to Section 4.3, reasonable calculations documenting the extent to which such cost is properly allocable to the Obligations), and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error; provided, that the Borrower shall not be obligated to compensate or reimburse any Lender hereunder for any such costs incurred more than 360 days prior to the date such Lender requests the Borrower for such compensation or reimbursement.

          4.7.  Replacement of Lenders; Additional Issuing Bank.

          (a) Upon the receipt by the Borrower from any Lender of a claim for compensation under Sections 4.1, 4.2, or 4.3, or if any Lender becomes a Defaulting Lender (each, an "Affected Lender"), the Borrower may, if no Default or Event of Default exists, and subject to Section 4.4, and to payment to the Affected Lender of all Loans and L/C Advances of such Affected Lender, all interest accrued and unpaid thereon and all fees or other amounts (including amounts owing under Sections 4.1, 4.2, 4.3 or 4.4) accrued and unpaid hereunder for the account of such Affected Lender: (i) request one or more of the other Lenders to acquire and assume all of such Affected Lender's Loans, L/C Obligations, and Commitments, which Lender or Lenders shall have the right, but not the obligation, to so acquire and assume such Affected Lender's Loans, L/C Obligations and Commitments pursuant to the procedures set forth in Section 11.8; or (ii) designate a replacement bank or financial institution which (x) is an Eligible Assignee, and (y) is otherwise satisfactory to the Administrative Agent (a "Replacement Lender"), which shall assume all of the Loans, L/C Obligations and Commitment of the Affected Lender, pursuant to the procedures set forth in Section 11.8. Any such designation of a Replacement Lender under clause (ii) shall be subject to the prior written consent of the Administrative Agent and each Issuing Bank (which consents shall not be unreasonably withheld). The Administrative Agent agrees to waive its processing fee described in clause
(iii) of subsection 11.8(a) with respect to an assignment under this subsection 4.7(a).

          (b) If the Issuing Bank may not Issue Letters of Credit as a result of the limitations set forth in subsection 3.1(b)(i), the Borrower may, if no Default or Event of Default exists and with prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) (i) request one of the other Lenders (with such other Lender"s consent) to Issue Letters of Credit or (ii) designate a supplemental bank or financial institution, which is an Eligible Assignee and otherwise satisfactory to the Administrative Agent, to Issue Letters of Credit and become an additional "Issuing Bank" hereunder.

          4.8.  Survival.

          The agreements and obligations of the Borrower, the Administrative Agent and the Issuing Bank contained in Sections 4.1, 4.2, 4.3, 4.4 and 4.5 shall survive the payment in full of the Loans, the L/C Obligations and any other Obligations, and the termination of the Commitments and all Letters of Credit.


                                   ARTICLE V

                             CONDITIONS PRECEDENT

          5.1.  Conditions to Initial Credit Extensions.

          Unless waived in writing by the respective Lender, the obligation of each Lender to make its initial Credit Extension hereunder and the effectiveness of this Agreement are subject to the satisfaction of the following conditions precedent on or before the Closing Date and, in the case of documents to be delivered, to the condition that the Administrative Agent has received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and such Lender, with sufficient copies for each Lender:

          (a)  Agreement.  This Agreement executed by each party thereto;

          (b)  Resolutions; Incumbency.

                    (i) Copies of the resolutions of the board of directors of each Loan Party approving and authorizing the execution, delivery and performance by such Loan Party of the Loan Documents to which such Person is a party, and the transactions contemplated hereby and thereby, certified as of the Closing Date by a Vice President of such Person; and

                    (ii) A certificate of a Vice President of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered hereunder;

          (c) Organizational Documents; Good Standing. Each of the following documents:

                    (i) The articles or certificate of incorporation of each Loan Party as in effect on the Closing Date, certified by the Secretary of State (or similar applicable Governmental Authority) of the state of incorporation of such Person as of a recent date, and by a Vice President of such Person as of the Closing Date, and the bylaws of such Loan Party as in effect on the Closing Date, certified by a Vice President of such Person as of the Closing Date; and

                    (ii) a good standing certificate for each Loan Party from the Secretary of State (or similar applicable Governmental Authority) of its state of incorporation and each state where such Loan Party is qualified to do business as a foreign corporation, as of a recent date;

          (d) Collateral Documents. The Collateral Documents to be executed by each Loan Party, duly executed and in appropriate form for recording, where necessary, together with:

                    (i) results of a recent lien search in each relevant jurisdiction with respect to the Loan Parties revealing no liens on any assets of such Persons except for liens listed on Schedule 8.1 or liens to be discharged on or prior to the Closing Date for which a UCC-3 financing statement has been executed as set forth in subsection
          (ii) below;

                    (ii) UCC-3 financing statements executed by such Loan Party to the extent requested by the Administrative Agent;

                    (iii) UCC-1 and UCC-2 financing statements executed by such Loan Party to be filed, registered or recorded as necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law;

                    (iv) such termination statements or other documents, including payoff letters, as may be necessary to release any Lien in favor of any Person not otherwise permitted by Section 8.1;

                    (v) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect and protect the security interests created by the Collateral Documents (having the priorities specified therein) have been taken or will occur upon the Closing Date;

                    (vi) evidence that adequate arrangements have been made for payment by the Borrower of any filing or recording tax or fee in connection with the Mortgages;

                    (vii) with respect to any Mortgaged Property, an A.L.T.A. mortgagee policy or policies of title insurance or a binder or binders issued by Commonwealth Land Title Insurance Company or other title insurance company reasonably satisfactory to the Administrative Agent insuring or undertaking to insure, in the case of a binder, that the applicable Mortgages create and constitute valid Liens against such Mortgaged Property in favor of the Administrative Agent, subject only to exceptions acceptable to the Administrative Agent and the Majority Lenders, with such endorsements and affirmative insurance as the Administrative Agent or the Majority Lenders may reasonably request;

                    (viii) evidence that the Administrative Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance, required by the Collateral Documents;

                    (ix) proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of the Mortgages or the issuance of the title insurance policies, including sums, if any, due in connection with any future advances which may be in the form of disbursement instructions and associated payoff letters approved by the relevant title insurers and the Administrative Agent;

                    (x) all certificates and instruments representing the Pledged Collateral, and such stock transfer powers executed in blank as the Administrative Agent may specify;

                    (xi) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Administrative Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Administrative Agent; and

                    (xii) copies of the most recent certifications by a registered land surveyor or other engineer received in connection with the Existing Credit Agreement that the Mortgaged Property is not located in a "Special Flood Hazard Area";

          (e)  Legal Opinions.

                    (i) An opinion of McDermott, Will & Emery, counsel to the Borrower, its Subsidiaries and Holdings, addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit F-1; and

                    (ii) Other opinions of counsel in jurisdictions in which Mortgaged Properties are located, to the extent requested by the Administrative Agent;

          (f) Payment of Fees. Payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable Attorney Costs of Chase to the extent invoiced before the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Chase=s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and Chase), including, without limitation, any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.4;

          (g) Senior Notes. The Borrower shall have received not less than $200,000,000 in gross cash proceeds from the issuance of the Senior Notes;

          (h) Certificate. A certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, stating that:

                    (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

                    (ii) no Default or Event of Default exists or would result from the initial Credit Extension; and

                    (iii) there has occurred since March 31, 1998, no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect;

          (i)  Financial Statements.  The following financial documentation:

                    (i) audited consolidated financial statements of Holdings for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available;

                    (ii) unaudited interim consolidated financial statements of Holdings for each fiscal month and quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this subsection as to which such financial statements are available, and unaudited consolidated financial statements of the corresponding monthly and quarterly period of the prior fiscal year;

                    (iii) a pro forma consolidated balance sheet of each of Holdings and the Borrower as at the date of the most recent consolidated balance sheet delivered pursuant to clause (ii) of this subsection, adjusted to give effect to the consummation of the Transactions and the financings contemplated thereby as if such transactions had occurred on such date in the form provided in the Confidential Information Memorandum; and

                    (iv) projections for Holdings and its subsidiaries for fiscal years 1998 through 2005, accompanied by detailed written assumptions in the form provided in the Confidential Information Memorandum;

          (j) Approvals/Filings. A certificate of a Responsible Officer of the Borrower (i) attaching any authorizations by and/or filings with any and all Governmental Authorities or other Persons (including owners of property leased or otherwise occupied by the Loan Parties) whose authority and/or whose notification is necessary in order for the Loan Parties to enter into this Agreement and the other Loan Documents and (ii) stating that any authorizations obtained pursuant to clause (i) of this subsection and/or any filings undertaken pursuant to such clause are in full force and effect and that all applicable waiting periods have expired without any action being taken or threatened which would restrain, prevent or otherwise impose adverse conditions on any of the Loan Parties; provided that any authorizations obtained pursuant to clause (i) of this subsection and/or any filings undertaken in pursuant to such clause shall be in form and substance satisfactory to the Administrative Agent and the Documentation Agent;

          (k) Noteholder Consent. Any necessary approval or consent by the holders of the Subordinated Notes pursuant to the Subordinated Note Agreement;

          (l) Environmental Reports. A copy of the environmental assessment with respect to each Mortgaged Property delivered in connection with the Existing Credit Agreement;

          (m) Existing Credit Agreement; Interim Loan. The Borrower shall have repaid all amounts owed under the Existing Credit Agreement and all obligations and agreements undertaken in connection therewith shall have been terminated;
and the Borrower shall have repaid all amounts owed in respect of the Interim Loan and all obligations and agreements undertaken in connection therewith shall have been terminated, or in each case to be paid off in
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                                                                              66

accordance with payoff letters and disbursement instructions to the Administrative Agent hereunder with respect thereto;

          (n) Additional Equity. Holdings shall have received at least $15,000,000 in cash from the issuance of new common equity to existing stockholders of Holdings and Bain and Company and its Affiliates (of which Bain and Company and its Affiliates shall provide not more than $2,000,000) and shall have contributed such amount as a common equity capital contribution to the Borrower; and

          (o) Other Documents. The Administrative Agent shall have received such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

          5.2.  Conditions to All Credit Extensions.

          The obligation of each Lender to make any Loan (other than a Swingline
Loan) to be made by it (including its initial Loans to be made on the Closing
Date), or to continue or convert into any Offshore Rate Loan under Section 2.4, and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date, unless waived in writing by the Majority Lenders, in the case of Loans made on the Closing Date, or the Majority Revolving Credit Lenders, in the case of Revolving Credit Loans made after the Closing Date:

          (a) Notice, Application. As to any Loan, the Administrative Agent shall have received (with, in the case of the initial Loans only, a copy for each Lender) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

          (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

          (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or conversion or continuation;

          (d) No Material Adverse Effect. There shall have occurred since March 31, 1998 no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

          (e) After-Acquired Property. The Borrower shall have fully performed its obligations under Section 7.13, including the delivery of such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants, and other Persons party to material contracts entered into after the Closing Date relating to any Collateral as to which the Administrative Agent shall have been granted a Lien for the benefit of the Lenders.

Each Notice of Borrowing, Notice of Conversion/Continuation with respect to Offshore Rate Loans, and L/C Application or L/C Amendment Application submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in Section 5.2 are satisfied.

          5.3.  Conditions to Swingline Loans.

          The obligation of the Swingline Lender to make any Swingline Loans to be made by it is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, unless waived in writing by the Swingline Lender and the Majority Revolving Credit Lenders:

          (a) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be deemed to have been made and shall be true and correct in all material respects on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

          (b) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing;

          (c) No Material Adverse Effect. There shall have occurred since March 31, 1998 no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

          (d) After-Acquired Property. The Borrower shall have fully performed its obligations under Section 7.13, including the delivery of such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants, and other Persons party to material contracts entered into after the Closing Date relating to any Collateral as to which the Administrative Agent shall have been granted a Lien for the benefit of the Lenders.

Upon each Borrowing of Swingline Loans hereunder, the Borrower shall be deemed to have made a representation and warranty that, as of the relevant Borrowing Date, the conditions in Section 5.3 are satisfied.

                                                                              68
                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Administrative Agent and each Lender that, after giving effect to the consummation of the Transactions:

          6.1.  Existence and Power.

          Each of the Borrower, each of its Subsidiaries, and Holdings:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

          (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          6.2.  Authorization; No Contravention.

          The execution, delivery and performance by the Borrower, any of its Subsidiaries or Holdings, as applicable, of this Agreement, each other Loan Document to which such Person is a party have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of such Person's Organizational Documents; or

          (b) except as specifically disclosed on Schedule 6.2, conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject.

          6.3.  Governmental Authorization.

          Except as specifically disclosed on Schedule 6.3, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental

Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower, any of its Subsidiaries or Holdings, as applicable, of this Agreement or any other Loan Document to which it is a party, except such recordings and filings in connection with the Liens granted to the Administrative Agent under the Loan Documents.

          6.4.  Binding Effect.

          This Agreement and each other Loan Document to which the Borrower, any of its Subsidiaries or Holdings is a party constitute the legal, valid and binding obligations of the Borrower, such Subsidiary or Holdings, as the case may be, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          6.5.  Litigation.

          Except as specifically disclosed on Schedule 6.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, any of its Subsidiaries, Holdings, or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to such Person or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document to which the Borrower, any of its Subsidiaries or Holdings is a party, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          6.6.  No Default.

          No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower or from the grant or perfection of the Liens of the Administrative Agent and the Lenders on the Collateral. None of the Borrower, any of its Subsidiaries, nor Holdings is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would create an Event of Default under subsection 9.1(e).

          6.7.  ERISA Compliance.

          (a) Schedule 6.7 lists all Benefit Plans as of the Closing Date. All written descriptions thereof provided to the Administrative Agent are true and complete in all material respects.

          (b) Each Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a determination letter will be submitted no later than the expiration of the remedial amendment period for effecting amendments required by reason of
Section 1140 of the Tax Reform Act of 1986, as amended, and to the knowledge of the Borrower, nothing has occurred that would cause the loss of such qualification.

          (c) There are no pending, or to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that have resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which would reasonably result in a Material Adverse Effect.

          (d) No Prohibited Transactions, Accumulated Funding Deficiencies, withdrawals from Multiemployer Plans or Reportable Events have occurred or would reasonably be expected to occur with respect to any Plans or Multiemployer Plans that, in the aggregate, could subject Borrower to any tax, penalty or other liability in excess of $500,000, where such tax, penalty or liability is not covered in full, for the benefit of the Borrower, by insurance.

          (e) No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated under Section 4041 of ERISA, nor has the PBGC instituted proceedings to terminate, or appoint a trustee to administer, a Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          (f) Except as disclosed on Schedule 6.7, the present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under all Plans (based on the actuarial assumptions used to fund such Plans) does not exceed the assets of such Plans, except that with respect to Plans ("Acquired Plans") becoming Plans hereunder in connection with Permitted Acquisitions, the aggregate underfunding of Acquired Plans shall not be greater than $1,000,000 in the aggregate for all Acquired Plans.

          (g) The execution, delivery and performance by the Borrower of this Agreement and the borrowings hereunder and the use of the proceeds thereof will not involve any Prohibited Transactions; it being understood that the foregoing representation and warranty in this subsection 6.7(g) is based on the assumption that in making the Loans none of the Lenders has used or is using "plan assets" (as defined in ERISA) of any of Plan of the Borrower or any of the Borrower's ERISA Affiliates.

          6.8.  Use of Proceeds; Margin Regulations.

          The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.11 and Section 8.7. None of the Borrower nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          6.9.  Title to Properties.

          Except as set forth in the exceptions to the title policy or policies delivered to the Administrative Agent pursuant to subsection 5.1(d)(vii), the Borrower and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

          6.10. Taxes.

          Except as disclosed in Schedule 6.10, the Borrower and each of its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

          6.11.  Financial Condition.

          (a) The audited consolidated financial statements of Holdings and each of its Subsidiaries, dated June 28, 1997, and June 29, 1996, respectively and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal years ended on that date:

                    (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

                    (ii) fairly present the consolidated financial condition of Holdings and its Subsidiaries as of the date thereof and the results of operations for the period covered thereby.

          (b) The unaudited consolidated financial statements of Holdings and each of its Subsidiaries, dated March 31, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the quarter and nine-month periods ended on that date:

                    (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and

                    (ii) fairly present the consolidated financial condition of Holdings and its Subsidiaries as of the date thereof and the results of operations for the periods covered thereby.

          (c) Since March 31, 1998, there has been no Material Adverse Effect.

          6.12. Environmental Matters.

          (a) Except as disclosed on Schedule 6.12, the on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result in liability in excess of $3,000,000 in the aggregate.

          (b) Except as disclosed on Schedule 6.12, the Borrower and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to have such Environmental Permits or be in compliance therewith could not reasonably be expected to result in liability in excess of $3,000,000 in the aggregate.

          (c) Except as disclosed on Schedule 6.12, none of the Borrower, any of its Subsidiaries, or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor is it, to its knowledge subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material that would reasonably be expected to give rise to aggregate liabilities of the Borrower and its Subsidiaries in excess of $3,000,000.

          (d) Except as disclosed on Schedule 6.12 (i) there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Borrower or any of its Subsidiaries, or arising from operations prior to the Closing Date, and (ii) neither the Borrower nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site (except in the case of both
(i) and (ii) above that would not, in the aggregate, reasonably be expected to give rise to Environmental Claims with a liability of the Borrower and its Subsidiaries in excess of $3,000,000 in the aggregate for such conditions, circumstances or properties) and (iii) the Borrower and each of its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and are in material compliance with all applicable notification requirements under Title III of CERCLA and all other Environmental Laws.

          (e) Except as disclosed on Schedule 6.12, there are no disputes, litigation, proceedings, and to the knowledge of the Borrower, investigations, rulemaking or legislation pending relating to any Environmental Law or environmental condition that would reasonably be expected to have a Material Adverse Effect.

          6.13. Collateral Documents.

          (a) The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest in all right, title, and interest of the Borrower, its Subsidiaries and Holdings, as applicable, in the collateral described therein; and, upon (i) the filing of the financing statements in the offices in all of the jurisdictions listed on Schedule 6.13 (as supplemented from time to time in writing by the Borrower by notice to the Administrative Agent to the extent permitted by the Guarantee and Collateral Agreement), (ii) the recording of the Mortgages and the financing statements as described in subsection 6.13(b), (iii) the filing of the Guarantee and Collateral Agreement with the United States Patent and Trademark Office, the Canadian Trade-Marks Office and the Canadian Patents Office (as applicable), (iv) the delivery to the Administrative Agent of the Pledged Collateral, (v) the receipt by the bailees of the bailee letters described in Section 5.13 of the Guarantee and Collateral Agreement, (vi) the notation on certificates of title showing the Administrative Agent as lienholder with respect to motor vehicles and trailers and the delivery of such certificates to the Administrative Agent, and (vii) the taking of such action as is described in Section 5.11 of the Guarantee and Collateral Agreement prior to the Closing Date to perfect the Administrative Agent's security interest in deposit accounts, the Administrative Agent for the benefit of the Lenders shall have, to the extent available under applicable law, perfected first priority security interests in all right, title, and interest of the Borrower, its Subsidiaries and Holdings, as applicable, in the Collateral located in the United States or Canada, subject only to Permitted Liens.

          (b) The Mortgages when delivered will be effective to grant to the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable deed of trust lien on all the right, title and interest of the trustor under the Mortgages in the Mortgaged Property described therein. When the Mortgages are duly recorded in the official real property records of the counties in which the real property described in the Mortgages are located, and the recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of deeds of trust generally, the Mortgaged Property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Administrative Agent pursuant to Section 5.1(d)(vii), will be subject to a legal, valid, enforceable and perfected first priority deed of trust or mortgage, as applicable; and when financing statements have been filed in the offices listed on Schedule 6.13 (as supplemented from time to time in writing by the Borrower by notice to the Administrative Agent to the extent permitted by the applicable Mortgage), the Mortgages will also create a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of the Borrower under the Mortgages in all personal property and fixtures which are covered by the Mortgages, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Administrative Agent pursuant to Section 5.1(d)(vii), and Permitted Liens.

          (c) All representations and warranties of the Borrower, its Subsidiaries and Holdings contained in the Collateral Documents are true and correct.

          6.14. Regulated Entities.

          None of the Borrower, any Person controlling the Borrower, or any Subsidiary of the Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of the Borrower or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          6.15. No Burdensome Restrictions.

          Neither the Borrower nor any of its Subsidiaries is a party to or is bound by any Contractual Obligation, or is subject to any restriction in any Organizational Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

          6.16. Copyrights, Patents, Trademarks and Licenses, Etc.

          The Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights (the "Intellectual Property") that are reasonably necessary for the operation of their respective businesses, except as set forth in Schedule 6.16. The use of the Intellectual Property by the Borrower and its Subsidiaries and the operation of their respective businesses do not infringe any valid and enforceable patent or trademark or copyright of any Person, except any infringements which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, by the Borrower or any of its Subsidiaries infringes in any material respect any rights held by any other Person. Except as specifically disclosed on Schedule 6.5, no claim or litigation regarding any of the foregoing is pending or, to the Borrower's knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

          6.17. Subsidiaries.

          As of the Closing Date, the Borrower has no Subsidiaries and has no equity investments in any other corporation or entity, other than those specifically disclosed on Schedule 6.17.

          6.18. Insurance.

          The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

          6.19. Labor Relations.

          There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, there are no (i) strikes, lockouts or other organized labor disputes threatened against or affecting the Borrower or any of its Subsidiaries, (ii) significant unfair labor practice complaints pending against the Borrower or any of its Subsidiaries or (iii) significant unfair labor practice complaints threatened against the Borrower or any of its Subsidiaries before any Governmental Authority which, in any or all such cases, would reasonably be expected to have a Material Adverse Effect. The Borrower is not a party to any collective bargaining agreements or contracts and no union representation exists and, to the knowledge of the Borrower, no union organizing activities are taking place, except as set forth on Schedule 6.19 as the same may be supplemented by the Borrower in writing from time to time in consultation with the Administrative Agent. It is agreed that descriptions of union organizing activities on Schedule 6.19 shall not constitute exceptions to the foregoing representation with respect to collective bargaining agreements or union representation resulting therefrom.

          6.20. Full Disclosure.

          None of the representations or warranties made by the Borrower, any of its Subsidiaries or Holdings in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower, any of its Subsidiaries or Holdings pursuant to the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

          6.21. Solvency.

          Each of the Borrower and its Subsidiaries is Solvent.

          6.22. Zoning Compliance.

          The construction, use, and operation of the Mortgaged Property are in material compliance with all Requirements of Law, including all applicable land use and zoning laws and building codes.

                                                                              76
          6.23. Seniority.

          This Agreement is the "Senior Credit Agreement" as defined in the Subordinated Note Agreement. The Obligations of the Borrower constitute "Senior Debt" as defined in the Subordinated Note Agreement. The Obligations of each Subsidiary of the Borrower constitute "Guarantor Senior Debt," as defined in the Subordinated Note Agreement, of such Subsidiary.

          6.24. Year 2000.

          Any reprogramming and/or additional equipment and software purchases required to permit the proper functioning, in and following the year 2000, of
(i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects by June 30, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.


                                 ARTICLE VII

                             AFFIRMATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, or the Swingline Lender has any Swingline Commitment hereunder, or any Loan remains outstanding or other Obligation then due and payable remains unpaid or unsatisfied, or any Letter of Credit remains outstanding, unless the Majority Lenders waive compliance in writing:

          7.1. Financial Statements.

          The Borrower shall deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Majority Lenders, with sufficient copies for each Lender:

          (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related audited consolidated statements of income or operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Price Waterhouse LLP or another nationally-recognized independent public accounting firm (the "Independent Auditor"), which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, except such changes as are required or permitted by GAAP, together with a reliance letter from such Independent Auditor in a form at least as favorable to the Lenders as that previously provided by the Borrower to the Administrative Agent;

          (b) as soon as available, but not later than 45 days after the end of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ending September 1998, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income or operations, stockholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of the Borrower as fairly presenting, in accordance with GAAP (subject to good faith year-end audit adjustments and the inclusion of summary footnotes), the financial position and the results of operations of the Borrower and its Subsidiaries;

          (c) as soon as available, but not later than 45 days after the end of each fiscal month of each fiscal year commencing May 1998 (other than with respect to any fiscal month during which financial statements are otherwise due hereunder in accordance with subsections 7.1(a) and (b) and other than the July fiscal month, which financial statements shall be delivered not later than 60 days after the end of such fiscal month), a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and the related consolidated statements of income or operations, stockholders' equity and cash flows for the period commencing on the first day and ending on the last day of such month, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to normal year-end audit adjustments and the inclusion of summary footnotes), the financial position and the results of operations of the Borrower and its Subsidiaries;

          (d) as soon as available, but not later than 60 days after the end of each fiscal year, commencing with the fiscal year ending June 1998, a budget (including budgeted statements of income, sources and uses of cash, and balance sheets and setting forth with appropriate discussion the principal assumptions upon which such budget is based) prepared by the Borrower for each of the four fiscal quarters following the end of such fiscal year; and

          (e) on or before the 105th day after the end of each fiscal year commencing with the fiscal year ending June 1998, a certificate substantially in the form of Exhibit E (an "Excess Cash Flow Certificate") of a Responsible Officer of the Borrower setting forth in reasonable detail the Borrower's calculation of Excess Cash Flow based on the financial statements delivered pursuant to subsection 7.1(a) (which calculations shall be prepared on a GAAP basis consistently applied without regard to any GAAP permitted elections made by the Borrower with respect to its reporting under Sections 7.1(a) and 7.1(b));

          7.2. Certificates; Other Information.

          The Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Borrower (which calculations shall be prepared on a GAAP basis consistently applied without regard to any GAAP permitted elections made by the Borrower with respect to its reporting under Sections 7.1(a) and 7.1(b));

          (c) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), an accounting of all Intercompany Advances and repayments with respect thereto;

          (d) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a management's discussion and analysis of results of operations for the relevant period executed by a Responsible Officer of the Borrower describing (i) in the case of such report submitted with the financial statements referred to in subsection 7.1(a), the operations of the Borrower for such fiscal year, and (ii) in the case of such report submitted with the financial statements referred to in subsection 7.1(b), the operations of the Borrower for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter; provided the analysis contained in any filing made under Form 10-K or 10-Q shall be adequate for these purposes;

          (e) within 15 days of any such filing, copies of all financial statements and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) and registration statements that Holdings, the Borrower or any of its Subsidiaries may make to, or file with, the SEC;

          (f) promptly, copies of all audit reports and management audit letters delivered by the Independent Auditor to the Borrower;

          (g) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), the most recent financial statements available for each Person in which a Special Investment has been made, including a narrative description of such Person's financial and business performance, and the amount of the Special Investments in each such Person; and

          (h) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any of its Subsidiaries as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

          7.3.  Notices.

          The Borrower shall promptly notify the Administrative Agent:

          (a) of the occurrence of any Default or Event of Default;

          (b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any of the Borrower or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any of its Subsidiaries, including pursuant to any applicable Environmental Laws;

          (c) of any of the following events affecting the Borrower or any ERISA Affiliate, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

                    (i)  a Reportable Event;

                    (ii) any condition existing with respect to a Plan which presents a material risk of (A) the termination of such Plan; (B) the imposition of an excise tax; (C) any requirement to provide security to the Plan; or (D) the incurrence of other liability by the Borrower or any ERISA Affiliate;

                    (iii) the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan;

                    (iv) a copy of any application by the Borrower or an ERISA Affiliate for a waiver of the minimum funding standard under Section 412 of the Code;

                    (v) copies of each annual report which is filed on Form 5500, together with certified financial statements (if any) for the Plan as of the end of such year and actuarial statements on Schedule B to such Form 5500;

                    (vi) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

                    (vii) the receipt by the Borrower or any ERISA Affiliate of a notice received by the Borrower or any ERISA Affiliate concerning the imposition of any withdrawal liability under Section 4202 of ERISA;

                    (viii) the receipt of any notice by the Borrower or any ERISA Affiliate from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this clause (viii) shall not apply to notices of general application promulgated by the PBGC or the IRS;

                    (ix)  if any of the representations and warranties in
          Section 6.7 ceases to be true and correct in all material respects;

                    (x) the adoption of any new Plan or other Benefit Plan subject to Section 412 of the Code;

                    (xi) the adoption of any amendment to a Plan or other Benefit Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or unfunded pension liability; or

                    (xii) the commencement of contributions to any Plan or other Benefit Plan subject to Section 412 of the Code;

          (d) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Subsidiaries;

          (e) of any material labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any of its Subsidiaries; or

          (f) at least 30 days prior to any Change of Control, written notice of such Change of Control, the terms thereof and the anticipated date thereof.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

          7.4. Preservation of Corporate Existence, Etc.

          The Borrower shall, and except as permitted by Section 8.3, shall cause each of its Subsidiaries to:

          (a) preserve and maintain in full force and effect (i) its corporate existence and (ii) good standing under the laws of its state or jurisdiction of formation or incorporation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i)(A) if in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) as otherwise permitted in connection with transactions permitted by Section 8.3 and sales of assets permitted by Section 8.2;

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) take all reasonable actions to preserve or renew all of its patents, registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

          7.5.  Maintenance of Property.

          The Borrower shall maintain and preserve, and shall cause each Subsidiary to maintain and preserve, all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect or except as permitted by Section 8.2.

          7.6. Insurance.

          In addition to insurance requirements set forth in the Collateral Documents, the Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance. All such insurance shall name the Administrative Agent as loss payee and as additional insured, for the benefit of the Lenders, as their interests may appear.

          7.7. Payment of Obligations.

          The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and

          (c) all trade payables owing to Persons that are not Affiliates of the Borrower within 90 days of the date when due and payable, unless the same are contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

          7.8. Compliance with Laws.

          The Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and the Federal Food, Drug and Cosmetic Act), except such as may be contested in good faith or as to which a bona fide dispute may exist or where failure to comply could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, any alterations or modifications to the Mortgaged Property shall be made in material compliance with all Requirements of Law, including any applicable land use and zoning laws and building codes.

          7.9 Inspection of Property and Books and Records.

          The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent and the Lenders to visit and inspect any of their respective properties, to examine the Borrower's and each of its Subsidiaries' corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower for the first four such visits and inspections by the Administrative Agent in any calendar year, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists, (i) the Administrative Agent may do any of the foregoing without any limitation as to the frequency thereof at the expense of the Borrower at any time during normal business hours and without advance notice and (ii) any Lender may do any of the foregoing with reasonable frequency at the expense of the Borrower at any time during normal business hours and without advance notice.

          7.10.  Environmental Laws.

          (a) The Borrower shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          (b) Upon the written request of the Administrative Agent or any Lender, the Borrower shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Lender, at the Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 7.3(b) that could, individually or in the aggregate, reasonably be expected to result in liability in excess of $3,000,000.

          7.11.  Use of Proceeds.

          The Borrower shall use the proceeds of the Loans hereunder to:

          (a) Repay existing Indebtedness of the Borrower under the Existing Credit Agreement;

          (b) Repay the Interim Loan;

          (c) Finance the Transactions and pay the related fees and expenses;

          (d) With respect to Revolving Credit Loans only, finance the ongoing working capital and other general corporate requirements of the Borrower and its Subsidiaries not in contravention of any Requirement of Law or any Loan Document; and

          (e) Solely with respect to Revolving Credit Loans, finance the cash purchase price of Permitted Acquisitions (and to the extent permitted by Section 8.5(h), Special Investments), the substantially contemporaneous repayment of Indebtedness to be repaid in connection with such Permitted Acquisitions, and payment of reasonable and customary costs, expenses and fees directly associated therewith.

          7.12.  Further Assurances.

          Promptly upon the written request by the Administrative Agent or the Majority Lenders, the Borrower shall (and shall cause any of its Subsidiaries to) execute, acknowledge, deliver, record, re-record, file, re-file, register and/or re-register any and all deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments that the Administrative Agent or the Lenders may reasonably require from time to time in order to: (i) carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) secure Liens against the properties, rights or interests covered by the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

          7.13.  After-Acquired Collateral.

          Without affecting the Obligations of the Borrower or any of its Subsidiaries under the Loan Documents:

          (a) In the event that the Borrower or any of its Subsidiaries at any time after the date hereof acquires any interest in any real property, including any leasehold interest other than administrative office leases and other immaterial leaseholds (each such interest, an "After-

Acquired Property"), the Borrower shall immediately provide written notice thereof to the Administrative Agent, which shall promptly deliver such notice to each of the Lenders, setting forth with specificity a description of the interest acquired, the location of the After-Acquired Property, any structures or improvements thereon and, if requested by the Administrative Agent, an appraisal by an independent appraisal firm if such appraisal was obtained by the Borrower in connection with such acquisition or, if an appraisal was not obtained, a good-faith estimate of the current value of such real property; provided, however, that if the Administrative Agent has a reasonable basis to believe that an appraisal is required under any Requirement of Law, the Borrower shall provide such appraisal. The Administrative Agent shall provide notice to the Borrower of whether the Majority Lenders require the Borrower or its Subsidiary, as the case may be, to grant and record a mortgage on such After-Acquired Property, which After-Acquired Property shall not be subject to any Liens other than those permitted under subsections (a), (b), (c), (g), (h), (i) or (m) of Section 8.1. In such event, the Borrower or its Subsidiary, as the case may be, shall execute and deliver to the Administrative Agent a mortgage which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Majority Lenders, and title insurance covering such After-Acquired Property, together with such other documents or instruments as the Majority Lenders shall reasonably require, including, without limitation, a Landlord Consent in the form of Exhibit H (a "Landlord Consent"). The Borrower shall pay all fees and expenses, including, without limitation, all reasonable Attorney Costs of the Administrative Agent and all title insurance charges and premiums, in connection with the obligations under this Section. Title insurance provided in connection with such After-Acquired Property shall be substantially in the form called for under subsection 5.1(d)(vii).

          (b) In the event that the Borrower or any of its Subsidiaries at any time after the date hereof acquires, forms or establishes any Subsidiary, the Borrower shall, or shall cause any such Subsidiary to promptly execute and deliver an amendment to the Guarantee and Collateral Agreement in form and substance reasonably acceptable to the Administrative Agent in order to pledge the capital stock of such newly acquired or formed Subsidiary; provided, in the case of foreign Subsidiaries, such pledge shall be limited to 66% of the Capital Stock of first-tier foreign Subsidiaries. In addition, simultaneously therewith the Borrower shall cause such newly acquired or formed Subsidiary, if such Subsidiary is not a foreign Subsidiary, to become a grantor under the Guarantee and Collateral Agreement. In addition, the Borrower shall take or cause to be taken all action reasonably requested by the Administrative Agent to perfect or protect the security interest thereby created in all assets of such new Subsidiary, if such Subsidiary is not a foreign Subsidiary.

          (c) In the event that the Borrower or any of its Subsidiaries makes a Special Investment, the Borrower or such Subsidiary, as the case may be, will cause its equity interest in the Person in which such Special Investment is made, and its other rights with respect to such Special Investment, to be pledged as Collateral under the Guarantee and Collateral Agreement; provided that foreign Subsidiaries of the Borrower will not be required to pledge Special Investments under this subsection 7.13(c).

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, or the Swingline Lender has any Swingline Commitment hereunder, or any Loan remains outstanding or other Obligation then due and payable remains unpaid or unsatisfied, or any Letter of Credit remains outstanding, unless the Majority Lenders waive compliance in writing:

          8.1.  Limitation on Liens.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a) any Lien created under any Loan Document;

          (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7; provided, that no notice of lien has been filed or recorded under the Code;

          (c) suppliers', carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent for a period of more than thirty days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers= compensation, unemployment insurance and other social security legislation;

          (e) Liens on the property of such Person securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

          (f) Liens consisting of judgment or judicial attachment liens; provided, that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $3,000,000;

          (g) leases, subleases, easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances incurred in the ordinary course of business which do not impose material financial obligations on the Borrower or any of its

Subsidiaries, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the businesses of such Person;

          (h) purchase money security interests on any property acquired or held by such Person securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that
(i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed the cost of such property, and (iv) the aggregate principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with other secured Indebtedness permitted under subsection 8.5(e), $15,000,000;

          (i) Liens securing obligations in respect of Capital Leases on assets subject to such leases; provided, that such Capital Leases are otherwise permitted hereunder;

          (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution;

          (k) Liens securing Contingent Obligations permitted under subsection 8.8(g);

          (l) rights of licensees under license agreements entered into by the Borrower or any Subsidiary, as licensor, in the ordinary course of business for the use of Intellectual Property or other intangible assets of the Borrower or such Subsidiary; provided, that, in the case of any such license granted by the Borrower or any Subsidiary on an exclusive basis, (i) such Person shall have determined in its reasonable business judgment that such Intellectual Property is no longer useful in the ordinary course of business, (ii) such license is for the use of Intellectual Property in geographic regions in which the Borrower or any Subsidiary does not have material operations or in connection with the exploitation of any product not then produced or planned to be produced by the Borrower or any Subsidiary, or (iii) such license is granted in connection with a transaction otherwise permitted by this Agreement in which a third party acquires the right to manufacture or sell any product covered by such Intellectual Property from the Borrower or such Subsidiary; and provided, further, that, in the case of clauses (ii) and (iii), the Borrower or such Subsidiary has determined that it is in its best economic interest to grant such license;

          (m) Liens assumed in connection with a Permitted Acquisition; provided, that, such Lien was created prior to such acquisition or investment (and not in contemplation of such acquisition) and that, at the time of such acquisition no Default or Event of Default exists or shall result from such acquisition;

          (n) any Lien existing on property of such Person on the Closing Date and set forth on Schedule 8.1; and

          (o) any Lien resulting from a Swap Contract; provided that liens resulting from Swap Contracts where the counterparty is not a Lender or an Affiliate thereof may be secured only by the Collateral under the Loan Documents to the extent permitted therein (it being understood that the Loan Documents limit the aggregate amount of Hedging Obligations under such Swap Contracts which may be secured by the Collateral under the Loan Documents to $2,000,000 of Swap Termination Values).

          8.2.  Asset Dispositions.

          The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey (including in connection with a sale and leaseback transaction), or grant options, warrants or other rights with respect to, all or any part of its assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person, other than:

          (a) sales of inventory in the ordinary course of business;

          (b) sales or other dispositions of equipment which is worn-out or obsolete in the ordinary course of business, or vehicles customarily replaced from time to time to the extent permitted in subsection 8.2(c)(iii);

          (c) dispositions of assets for an amount not less than the fair market value thereof and which are not otherwise permitted hereunder to Persons who are not Affiliates of the Borrower if:

                    (i) at the time of such disposition no Default or Event of Default exists or shall result from such disposition;

                    (ii) the aggregate value of all assets so sold by the Borrower and its Subsidiaries does not exceed $20,000,000 in any fiscal year and $50,000,000 in the aggregate;

                    (iii) to the extent the Net Proceeds of such disposition exceed, together with the sales or other dispositions permitted under subsection 8.2(b), $500,000 in the aggregate for all such dispositions in any fiscal year, such Net Proceeds are (A) applied by the Borrower or any Subsidiary to the repayment of the Obligations to the extent required by subsection 2.7(b)(i), or (B) used, to the extent permitted by subsection 2.7(b)(i), within 180 days of receipt thereof by the Borrower or any of its Subsidiaries to purchase assets in a business or businesses permitted by Section 8.18, or a Permitted Acquisition; provided, that a Responsible Officer of the Borrower shall have notified the Administrative Agent promptly after its determination to so apply the Net Proceeds and shall have certified the receipt of fair market value for such assets or Permitted Securities and the proper application of such Net Proceeds in accordance with this subsection 8.2(c); and

                    (iv) the aggregate amount of non-cash consideration for all such dispositions does not exceed $5,000,000, of which no more than $1,000,000 may be in the form of outstanding notes or other debt instruments; provided that such $5,000,000 shall be reduced by the fair market value of any assets exchanged or disposed of for non-cash consideration in connection with a Special Investment;

          (d) license agreements entered into by the Borrower or any Subsidiary, as licensor, in the ordinary course of business for the use of any Intellectual Property or other intangible assets of the Borrower or such Subsidiary, including such exclusive licenses permitted by subsection 8.1(l) or the disposition of such Intellectual Property as the Board of Directors of such Person shall have determined is no longer in the best interests of such Person to retain;

          (e) transfers constituting advances, loans, extensions of credit, capital contributions and other investments permitted by Section 8.4;

          (f) sales of accounts receivable for cash in the ordinary course of business which are more than 90 days past due, which sales shall be without recourse to the Borrower or its Subsidiaries;

          (g) transfers, sales, and conveyances of assets between the Borrower and any of its Subsidiaries to the extent permitted by subsection 8.4(d); and

          (h) sales of assets of any Subsidiary of the Borrower to the Borrower or any of its Subsidiaries to the extent permitted by 8.3(b).

          8.3.  Consolidations and Mergers.

          The Borrower shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, dissolve or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary of the Borrower may merge with the Borrower or into a domestic Wholly-Owned Subsidiary other than Gelex or Trolli Mexico; provided, that the Borrower or such domestic Wholly-Owned Subsidiary, respectively, (i) shall be the continuing or surviving corporation, and (ii) shall have a consolidated net worth immediately following such merger equal to or greater than the consolidated net worth of the Borrower or such Wholly-Owned Subsidiary, respectively, immediately preceding such merger; and

          (b) any Subsidiary of the Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or one of its domestic Wholly-Owned Subsidiaries;

provided, however, in each case that no Default or Event of Default exists or shall result from such merger or sale.

          8.4.  Loans and Investments.

          The Borrower shall not purchase or acquire, or suffer or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any Capital Stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions (other than any such commitment that is entirely contingent upon the approval by the Majority Lenders), or make or commit (other than any such commitment that is entirely contingent upon the approval by the Majority Lenders) to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower, except for:

          (a) investments in Cash Equivalents; provided, that the aggregate amount thereof shall not exceed $2,500,000 unless the excess thereof is deposited with the Administrative Agent or the Documentation Agent for the benefit of the Lenders or invested in other Cash Equivalents for which the Borrower or such Subsidiary shall have provided evidence satisfactory to the Administrative Agent that the Administrative Agent or the Documentation Agent shall have a perfected, first priority security interest in such Cash Equivalent for the benefit of the Lenders;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) the Borrower and its Subsidiaries may make loans and advances to officers, employees and agents in the ordinary course of business equal to no more than $500,000 to any single such Person and no more than $2,500,000 in the aggregate, in existence at any one time outstanding (plus, in each case, up to one calendar quarter's accrued interest on such loans or advances);

          (d) (A) the Borrower may make and maintain (i) Intercompany Advances made to any domestic Wholly-Owned Subsidiary of the Borrower in any amount, (ii) equity contributions to Sathers Trucking and Trolli and any other domestic Wholly-Owned Subsidiary acquired in a Permitted Acquisition or formed to complete a Permitted Acquisition in an aggregate amount at any time outstanding not to exceed $25,000,000, and (iii) loans and advances to the Borrower's domestic Wholly-Owned Subsidiaries other than Sathers Trucking and Trolli in an amount not to exceed $3,000,000 in the aggregate at any time outstanding, (B) the Borrower may make and maintain loans and advances to and equity contributions in Gelex, and Trolli may make and maintain loans and advances to and equity contributions in Trolli Mexico, subject to clause (iv) of the proviso set forth below, and (C) any domestic Wholly-Owned Subsidiary of the Borrower other than Sathers Trucking and Trolli may make loans and advances to any other Wholly-Owned Subsidiary of the Borrower (it being agreed for purposes of this subsection 8.4(d) that a Subsidiary shall be treated as wholly-owned notwithstanding the ownership of 1% or less of its voting stock by another Person if such stock constitutes directors' qualifying shares); provided, however, that (i) if requested by the

Administrative Agent and the Majority Lenders or if the Borrower elects to do so by prior written notice to the Administrative Agent, all intercompany Indebtedness shall be evidenced by promissory notes which shall be pledged to the Administrative Agent for the benefit of the Lenders, (ii) all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of (x) the Guarantee and Collateral Agreement delivered to the Administrative Agent in accordance with subsection 7.13(b), if such guaranty is required by that subsection, (y) the applicable promissory notes, or (z) an intercompany subordination agreement, in each case on terms reasonably satisfactory to the Administrative Agent and the Majority Lenders, (iii) any payment by any Subsidiary of the Borrower under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to the Borrower, and (iv) in no event shall the aggregate of equity investments in and loans or advances (including any amounts owing as deferred purchase price of the sale of goods or services to Gelex or Trolli Mexico) outstanding at any time to Gelex or Trolli Mexico by the Borrower and all of its Subsidiaries exceed $300,000 and $500,000, respectively;

          (e) subject to the provisions of subsection 2.7(b)(i), the Borrower and its Subsidiaries may make Acquisitions for which the sole consideration employed by Holdings, the Borrower or such Subsidiary with respect thereto shall be (i) Capital Stock of Holdings, (ii) the proceeds of the issuance of Capital Stock of Holdings, (iii) the Net Proceeds from the sale of assets permitted by subsection 8.2(c)(iii), (iv) the proceeds of an Event of Loss, (v) the proceeds of indebtedness permitted under subsection 8.5(e), or (vi) immediately available funds other than those described in clauses (i), (ii), (iii), (iv), or (v) above, provided, however:

               (A) if the consideration for such Acquisition includes any consideration of the type described in clauses (i) or (ii) above, no such Acquisition or any commitment therefor may be entered into unless (I) such issuance of Capital Stock of Holdings shall not involve a public offering under the Securities Act of 1933 or under securities laws of any other jurisdiction, and (II) the total amount of proceeds of Capital Stock of Holdings employed as consideration for all such Acquisitions after the Closing Date shall not exceed in the aggregate the sum of $35,000,000 plus an additional $5,000,000 for each anniversary of the Closing Date that has occurred at any date of determination;

               (B) no such Acquisition or any commitment therefor may be entered into before delivery of (i) a Compliance Certificate which demonstrates a Total Debt to EBITDA Ratio of no greater than 4.5 to 1.0 if such Acquisition is funded exclusively from the sources described in clauses (iii) - (vi) of the introduction to this paragraph (e), or 5.0 to
     1.0 otherwise, and (ii) a certificate executed by a Responsible Officer of the Borrower and reviewed and approved by Price Waterhouse LLP demonstrating compliance on a pro forma basis, after giving effect to such Acquisition and the financing therefor (including adjustments to give effect to demonstrable cost savings arising by virtue of the Acquisition (such as inflated employer-owner compensation), with the covenants set forth in Sections 8.14-8.17 for the period of Four Trailing Quarters covered by the Compliance Certificate referred to in the preceding clause
     (i);

               (C) no Acquisition or any commitment therefor may be entered into if the aggregate consideration of the type described in clauses (v) or
     (vi) above employed in all Acquisitions after the Closing Date exceeds the sum of (I) 25% of Excess Cash Flow for each fiscal year commencing with the year ending June 1999 for which the mandatory prepayment required by subsection 2.7(b)(iv) has been made, plus (II) $15,000,000, plus (III) an additional $5,000,000 for each anniversary of the Closing Date that has occurred at any date of determination;

               (D) no Acquisition or any commitment therefor may be entered into if (I) the sum of the amounts by which the aggregate consideration of the type described in clauses (v) and (vi) above employed in such Acquisition exceeds 4.0 times the trailing four quarter EBITDA for the assets or Person being acquired in each such Acquisition, adjusted to give retroactive effect to demonstrable cost savings arising by virtue of the Acquisition (such as inflated employee-owner compensation), all as demonstrated by the Borrower to the reasonable satisfaction of the Majority Lenders before the Borrower or any of its Subsidiaries commits to such Acquisition, the review of which by the Lenders will not be unreasonably delayed;

               (E) no Acquisition or any commitment therefor may be entered into if EBITDA for the assets or Person being acquired in each such Acquisition, reduced by depreciation and adjusted to give retroactive effect to demonstrable cost savings arising by virtue of the Acquisition (such as inflated employee-owner compensation), has not been positive during the four quarters completed before such Acquisition, all as demonstrated by the Borrower to the reasonable satisfaction of the Majority Lenders before the Borrower or any of its Subsidiaries commits to such Acquisition, the review of which by the Lenders will not be unreasonably delayed;

               (F) no Acquisition or any commitment therefor may be entered into unless any new Subsidiary acquired in such an Acquisition shall be wholly-owned by the Borrower or one of its Wholly-Owned Subsidiaries and the provisions of Section 7.13 shall have been or will be complied with concurrently with the consummation of such Acquisition;

               (G) if an Acquisition is a stock acquisition or merger, no such Acquisition or any commitment therefor may be entered into if any tender offer for such stock or the vote in favor of such merger shall have been rejected by the board of directors of the target of such Acquisition or such board of directors shall have recommended that such shareholders of such target reject such Acquisition;

               (H) no Acquisition or any commitment therefor may be entered into unless the business or Person acquired is engaged in a business or businesses permitted by Section 8.18; and

               (I) no Acquisition or any commitment therefor may be entered into if a Default or an Event of Default exists or would occur as a result of such Acquisition;

          (f) any Subsidiary of the Borrower may make loans and advances to the Borrower;

          (g) if, in the reasonable business judgment of the Borrower or any of its Subsidiaries, any customer is deemed to be in a reorganization or unable to make a timely cash payment on Indebtedness of such customer owing to it, each of the Borrower and its Subsidiaries may invest in securities issued by such customer or any affiliate thereof in lieu of cash payments; provided, that the Borrower or such Subsidiary, as the case may be, has paid no new consideration (other than forgiveness of Indebtedness or other obligations) therefor and such securities are Collateral delivered promptly to the Administrative Agent;

          (h) subject to compliance with the following provisions of this subsection 8.4(h), the Borrower and its Subsidiaries may make and maintain Special Investments in Persons all of whose material lines of business are food processing and distribution in an aggregate amount any time outstanding not to exceed the sum of (i) $2,000,000, plus (ii) assets having an aggregate value not to exceed $5,000,000 exchanged for non-cash consideration, plus (iii) the amount of proceeds (net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, accounting fees, and other customary fees, commissions, expenses and costs associated therewith) of any sale of equity securities by Holdings and contributed to the Borrower or any of its Subsidiaries after the Closing Date as common stock or additional paid-in capital, but only to the extent not required by subsection 2.7(b)(ii) to be applied toward a mandatory prepayment of the Loans or expended for a Permitted Acquisition or otherwise so as to avoid a mandatory prepayment of the Loans. If
(1) such Special Investment is to be made with proceeds of a sale of equity securities by Holdings, and (2) a fiscal quarter of the Borrower ended on or after receipt of such proceeds by Holdings or any of its Subsidiaries for accounting purposes and before such Special Investment is made, such Special Investment may only be made at least 10 Business Days after the Borrower delivers to the Administrative Agent financial statements required by Section
7.1 for that fiscal quarter and a revised Compliance Certificate for that fiscal quarter demonstrating that the Borrower would have been in compliance with Sections 8.14 through 8.17 had such proceeds not been so received. If such Special Investment is to be made with any funds other than proceeds of a sale of equity securities by Holdings (in any event subject to the aggregate $2,000,000 referred to in clause (i) above and the limit described in clause (ii) above), such Special Investment may only be made at least 10 Business Days after the Borrower delivers to the Administrative Agent a revised Compliance Certificate for the most recent fiscal quarter for which a Compliance Certificate was required to be delivered or has been delivered hereunder demonstrating that the Borrower would have been in compliance with Sections 8.14 through 8.17 had such Special Investment been made at the beginning of the four fiscal quarter period then ending and been funded entirely with the proceeds of Revolving Credit Loans that remained outstanding for the entire period. For purposes of determining the outstanding amount of any Special Investment, earnings from a Special Investment will not be deemed to increase the amount of such Special Investment, and dividends, equity redemptions, and interest or principal repayments on account of a Special Investment, if made in cash to the Borrower or one of its Wholly-Owned Subsidiaries, will be deemed to decrease the outstanding amount of such Special Investment, but not below zero; and

          (i) extensions of credit, in the aggregate not at any time exceeding $500,000 for all Persons, in the nature of accounts receivable owing from a Person or Persons in which a Special Investment has been made representing such Person's reimbursement obligation for third-party costs paid by the Borrower or one of its Subsidiaries on behalf of such Person.

          8.5.  Limitation on Indebtedness.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement;

          (b) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of any borrowing of money) incurred in the ordinary course of business of the Borrower or any of its Subsidiaries;

          (c) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.8;

          (d) Indebtedness of (i) the Borrower lent to any Subsidiary to the extent permitted by subsection 8.4(d) and (ii) any Subsidiary lent to the Borrower to the extent permitted by subsection 8.4(f);

          (e) additional Indebtedness (not otherwise permitted hereunder) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding of which no more than $15,000,000 at any time outstanding may be Indebtedness secured by Liens permitted by Section 8.1;

          (f) Indebtedness existing on the Closing Date and set forth on
Schedule 8.5;

          (g) the Subordinated Notes in a principal amount not to exceed $195,000,000;

          (h) the Senior Notes in a principal amount not to exceed $200,000,000; and

          (i) Capital Leases entered into by the Borrower or any of its Subsidiaries after the Closing Date in the ordinary course of business or in connection with sale-leaseback transactions; provided that the aggregate principal amount of all such Capital Leases shall not exceed $10,000,000.

          8.6.  Transactions with Affiliates.

          Except as set forth in Schedule 8.6, the Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

          8.7.  Use of Proceeds.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the proceeds of the Loans or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or any of its Subsidiaries incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

          8.8.  Contingent Obligations and Swap Contracts.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations or Swap Contracts, except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions which may be secured only as permitted by subsection 8.1(o);

          (c) Contingent Obligations incurred pursuant to the Loan Documents;

          (d) Contingent Obligations of the Borrower and its Subsidiaries under Surety Instruments permitted under subsection 8.1(e);

          (e) Contingent Obligations assumed in connection with a Permitted Acquisition; provided, that such Contingent Obligation was created prior to such acquisition (and not in contemplation of such acquisition) and that, at the time of such acquisition no Default or Event of Default exists or shall result from such acquisition or investment;

          (f) additional Contingent Obligations (not otherwise permitted hereunder) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

          (g) Contingent Obligations of such Borrower and its Subsidiaries existing as of the Closing Date and listed on Schedule 8.8;

          (h) Guaranty Obligations of the Borrower or its Subsidiaries with respect to obligations of the Borrower or a Wholly-Owned Subsidiary that are permitted by the Loan Documents;

          (i) guaranties by Subsidiaries of the Borrower of the Subordinated Notes in accordance with, and to the extent required by, the Subordinated Note Agreement; and

          (j) guaranties by Subsidiaries of the Borrower of the Senior Notes in accordance with, and to the extent required by, the Senior Note Indenture.

          8.9.  Capital Expenditures.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make or commit to make (whether in one transaction or a series of transactions) Capital Expenditures in any fiscal year in an aggregate amount for the Borrower and its Subsidiaries in excess of the amount set forth with respect to such fiscal year below; provided, however, that the amount of Capital Expenditures permitted to be made by the Borrower hereunder during any fiscal year and not made during such fiscal year may be carried over and expended during the next succeeding fiscal year only in an amount equal to the difference between the maximum amount of Capital Expenditures permitted for the previous fiscal year (and such amount carried forward shall not be used to determine the amount of carry forwards for any subsequent fiscal year) and the aggregate amount of all Capital Expenditures actually made during such previous fiscal year:

Fiscal year 1998                            $40,000,000
Fiscal year 1999                            $48,000,000
Fiscal year 2000 and each                   $27,000,000
 fiscal year thereafter

          8.10. Restricted Payments.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of their respective Capital Stock, or purchase, redeem or otherwise acquire for value any shares of such Capital Stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (each a ARestricted Payment@); except that:

          (a) any Subsidiary of the Borrower may pay dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

          (b) the Borrower and any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in its common stock;

          (c) the Borrower and any of its Subsidiaries may purchase, redeem or otherwise acquire shares of its Capital Stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issuance of new shares of its Capital Stock;

          (d) the Borrower may pay cash dividends to Holdings in an aggregate amount not to exceed $550,000 in any fiscal year to cover reasonable and necessary expenses incurred by Holdings in connection with (i) compliance with reporting obligations under federal or state laws or under this Agreement or any of the other Loan Documents, (ii) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, (iii) to pay tax liabilities of Holdings which are paid in cash by

Holdings to any taxing authority, and (iv) other expenses incurred in the ordinary course of Holdings's business or in connection with its outstanding debt or equity securities; and

          (e) the Borrower may pay cash dividends to Holdings, if no Default or Event of Default exists, or will result therefrom, in an aggregate amount not to exceed $1,500,000 in any fiscal year to purchase, redeem or otherwise acquire shares of its Capital Stock issued pursuant to stock purchase plans, stock option plans or otherwise for directors, employees or officers of the Borrower, any of its Subsidiaries or Holdings.

          8.11.  Sale-Leasebacks.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create or suffer to enter into any sale-leaseback transactions unless the resulting lease is an Operating Lease or such sale-leaseback transaction complies with Section 8.2 and 8.5.

          8.12. Limitation on Voluntary Payments and Modifications of Indebtedness.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to make any voluntary optional payment or prepayment on account of, or redemption or acquisition for value of any portion of, any Indebtedness (other than the Subordinated Notes and the Senior Notes, which are governed by Section 8.23) where the total amount of such Indebtedness exceeds $20,000,000.

          8.13.  Limitation on Negative Pledge Clauses.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any agreement with any Person other than the Administrative Agent and the Lenders pursuant to this Agreement or any of the other Loan Documents which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided, that the Borrower may enter into (a) such an agreement in connection with any Permitted Liens described in subsection 8.1(h) and (i) when such prohibition or limitation is by its terms effective only against the assets subject to such Permitted Lien, (b) the Senior Note Indenture and (c) such an agreement if such agreement expressly permits the Liens in favor of the Administrative Agent under the Collateral Documents and other Liens as collateral security for the Obligations and guarantees thereof.

          8.14.  Leverage Ratio.

          The Borrower will not permit the Total Debt to EBITDA Ratio at the end of any Four Trailing Quarters ending on the dates listed below to be greater than the ratio set forth opposite such dates:

             Measurement Date                      Ratio
             ----------------                      -----
             December 25, 1999                   6.85:1.00
             March 25, 2000                      6.75:1.00
             June 24, 2000                       6.50:1.00
             September 23, 2000                  6.50:1.00
             December 30, 2000                   6.50:1.00
             March 31, 2001                      6.00:1.00
             June 30, 2001                       6.00:1.00
             September 29, 2001                  6.00:1.00
             December 29, 2001                   6.00:1.00
             March 30, 2002                      5.50:1.00
             June 29, 2002                       5.50:1.00
             September 28, 2002                  5.50:1.00
             December 28, 2002                   5.50:1.00
             March 29, 2003                      5.00:1.00
             June 28, 2003                       5.00:1.00
             September 27, 2003                  5.00:1.00
             December 27, 2003                   5.00:1.00
             March 27, 2004                      4.50:1.00
             June 26, 2004                       4.50:1.00
             September 25, 2004                  4.50:1.00
             December 24, 2004                   4.50:1.00
             March 26, 2005                      4.00:1.00
             June 25, 2005                       4.00:1.00

          8.15.  Fixed Charge Coverage Ratio.

          The Borrower will not permit the Fixed Charge Coverage Ratio for any Four Trailing Quarters ending on the dates listed below to be less than the ratio set forth opposite such dates:

             Measurement Date                      Ratio
             ----------------                      -----
             December 25, 1999                   1.00:1.00
             March 25, 2000                      1.00:1.00
             June 24, 2000                       1.05:1.00
             September 23, 2000                  1.05:1.00
             December 30, 2000                   1.05:1.00
             March 31, 2001                      1.05:1.00
             June 30, 2001                       1.05:1.00
             September 29, 2001                  1.10:1.00
             December 29, 2001                   1.10:1.00
             March 30, 2002                      1.10:1.00
             June 29, 2002                       1.10:1.00
             September 28, 2002                  1.10:1.00

                                                                              98

             December 28, 2002                   1.10:1.00
             March 29, 2003                      1.15:1.00
             June 28, 2003                       1.15:1.00
             September 27, 2003                  1.15:1.00
             December 27, 2003                   1.15:1.00
             March 27, 2004                      1.15:1.00
             June 26, 2004                       1.00:1.00
             September 25, 2004                  1.00:1.00
             December 24, 2004                   1.00:1.00
             March 26, 2005                      1.00:1.00
             June 25, 2005                       1.00:1.00

          8.16.  Interest Coverage Ratio.

          The Borrower will not permit the ratio of EBITDA to Consolidated Interest Expense, as of the end of any Four Trailing Quarters ending on the dates listed below to be less than the ratio set forth opposite such dates:

             Measurement Date                      Ratio
             ----------------                      -----
             June 26, 1999                       1.25:1.00
             September 25, 1999                  1.25:1.00
             December 25, 1999                   1.25:1.00
             March 25, 2000                      1.25:1.00
             June 24, 2000                       1.50:1.00
             September 23, 2000                  1.50:1.00
             December 30, 2000                   1.50:1.00
             March 31, 2001                      1.50:1.00
             June 30, 2001                       1.75:1.00
             September 29, 2001                  1.75:1.00
             December 29, 2001                   1.75:1.00
             March 30, 2002                      2.00:1.00
             June 29, 2002                       2.00:1.00
             September 28, 2002                  2.00:1.00
             December 28, 2002                   2.00:1.00
             March 29, 2003                      2.00:1.00
             June 28, 2003                       2.25:1.00
             September 27, 2003                  2.25:1.00
             December 27, 2003                   2.25:1.00
             March 27, 2004                      2.25:1.00
             June 26, 2004                       2.25:1.00
             September 25, 2004                  2.50:1.00
             December 24, 2004                   2.50:1.00
             March 26, 2005                      2.50:1.00
             June 25, 2005                       2.50:1.00

                                                                              99
          8.17.  Senior Secured Debt to EBITDA.

          The Borrower will not permit the Total Senior Secured Debt to EBITDA Ratio for any Four Trailing Quarters ending on the dates listed below to be greater than the amount set forth opposite such dates:

             Measurement Date                      Ratio
             ----------------                      -----

             September 26, 1998                    3.00:1.00
             December 26, 1998                     3.00:1.00
             March 27, 1999                        3.00:1.00
             June 26, 1999                         2.75:1.00
             September 30, 1999                    2.75:1.00
             December 25, 1999                     2.75:1.00
             March 25, 2000                        2.75:1.00
             June 24, 2000                         2.50:1.00
             September 23, 2000                    2.50:1.00
             December 30, 2000                     2.50:1.00
             March 31, 2001                        2.25:1.00
             June 30, 2001                         2.25:1.00
             September 29, 2001                    2.25:1.00
             December 29, 2001                     2.25:1.00
             March 30, 2002                        2.00:1.00
             June 29, 2002                         2.00:1.00
             September 28, 2002                    2.00:1.00
             December 28, 2002                     2.00:1.00
             March 29, 2003                        2.00:1.00
             June 28, 2003                         2.00:1.00
             September 27, 2003                    2.00:1.00
             December 27, 2003                     2.00:1.00
             March 27, 2004                        2.00:1.00
             June 26, 2004                         2.00:1.00
             September 25, 2004                    2.00:1.00
             December 24, 2004                     2.00:1.00
             March 26, 2005                        2.00:1.00
             June 25, 2005                         2.00:1.00

          8.18.    Change in Business.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, engage in any material line of business substantially different from the food processing and distribution business and immaterial retailing activities.

          8.19.  Accounting Changes.

          The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices from those employed by the Borrower and its Subsidiaries, except as required or permitted by GAAP, or change the fiscal year of the Borrower or any of its Subsidiaries from the current fiscal year ending in June of each year, other than to make such Subsidiaries' fiscal years and accounting policies consistent with those of the Borrower.

          8.20. Limitation on Restrictions on Subsidiary Dividends and Other Distributions.

          The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower, or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reasons of (i) applicable law, (ii) this Agreement, and (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower.

          8.21. ERISA.

          The Borrower or any ERISA Affiliate will not: (a) terminate or withdraw from any Plan so as to result in any material liability to the PBGC;
(b) engage in or permit any person to engage in any Prohibited Transaction involving any Plan which would subject Borrower to any material tax, penalty or other liability; (c) incur or suffer to exist any material Accumulated Funding Deficiency, whether or not waived, involving any Plan; (d) allow or suffer to exist any event or condition, which presents a risk of incurring a material liability to the PBGC, (e) amend any Plan so as to require the posting of security under section 401(a)(29) of the Code; or (f) fail to make payments required under section 412(m) of the Code or section 302(e) of ERISA which would subject Borrower to any material tax, penalty or other liability. For the purpose of this paragraph only, a tax, penalty or other liability shall be considered material if it is determined in good faith by the Majority Lenders to be in excess of $500,000, and such tax, penalty or liability of the Borrower is not covered in full, for the benefit of the Borrower, by insurance.

          8.22. Limitation on Holdings.

          Holdings shall not:

                    (i) create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or any Contingent Obligation in excess of $300,000 in the aggregate; or

                    (ii) engage in any business other than holding the common stock of the Borrower and other administrative operations incidental thereto.

          8.23. Senior Notes and Subordinated Debt.

          Neither the Borrower nor any of its Subsidiaries shall prepay, redeem, purchase, defease, or otherwise satisfy prior to the scheduled maturity thereof in any manner, or (in the case of the Subordinated Notes) make any payment in violation of any subordination terms of, the Indebtedness evidenced by the Senior Notes or the Subordinated Notes, nor will the Borrower enter into any modification, alteration or amendment of the documentation evidencing the Senior Notes or the Subordinated Notes if such modification, alteration, or amendment adversely affects the rights or interests of the Borrower or the Lenders; provided, however, that the Subordinated Notes may be amended in accordance with
Schedule 8.23.

          8.24. Limitations on Foreign Subsidiaries.

          The Borrower shall not permit (a) the book value of assets of Trolli Mexico at any time to exceed $500,000 or (b) the average daily book value of assets of Gelex (excluding commission accruals occurring in the ordinary course of business and not yet due) during any consecutive 30 days to exceed $100,000 plus the amount of equity investments in and loans to Gelex permitted by subsection 8.4(d).

          8.25. Limitations on Preferred Stock.

          Neither Holdings nor any of its Subsidiaries will issue any preferred stock (or any options or warrants therefor) which requires any cash payments thereon prior to the first anniversary of the Facility B Term Loan Maturity Date.


                                 ARTICLE IX

                                 EVENTS OF DEFAULT

          9.1.  Event of Default.

          Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, Swingline Loan or L/C Borrowing, or (ii) within 5 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b) Representation or Warranty. Any representation or warranty made or deemed made by the Borrower, any of its Subsidiaries or Holdings herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by such Person or any Responsible Officer of such Person furnished at any time on or after the Closing Date under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in subsections 7.3(a) or (b), clause (i) of subsection 7.4(a), Section 7.9 or Article VIII, or Holdings fails to perform or observe the covenants contained in Section 8.22; or

          (d) Other Defaults. The Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 15 days in the case of a default under Section 7.1, 7.2, 7.3(c), 7.3(d), 7.3(e) or 7.3(f) and 30 days in the case of all such other defaults, in each case after the earlier of (i) the date upon which a Responsible Officer of the Borrower or any of its Subsidiaries knew or reasonably should have known of such failure, or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

          (e) Cross-Default. The Borrower or any of its Subsidiaries or Holdings
(i) fails to make any payment in respect of any items of Indebtedness or Contingent Obligation having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000, if the effect of such failure, event or condition described in clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable before its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

          (f) Insolvency; Voluntary Proceedings. The Borrower, any of its Subsidiaries or Holdings (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, (ii) voluntarily ceases to conduct its business in the ordinary course, (iii) commences any Insolvency Proceeding with respect to itself, or
(iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) Insolvency; Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower, any of its Subsidiaries or Holdings, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of such Person=s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy, (ii) the Borrower, any of its Subsidiaries or Holdings admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding, or (iii) the Borrower, any of its Subsidiaries or Holdings acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) Any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan; (ii) a notice of intent to terminate a Plan under section 4041 of ERISA shall be filed; (iii) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (iv) any other event or condition shall exist which might, in the opinion of the Majority Lenders, constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) the Borrower or any ERISA Affiliate shall withdraw from a Multiemployer Plan under circumstances which the Majority Lenders determine could have a material adverse effect on the financial condition of the Borrower; and in case of the occurrence of any event or condition described in clauses (i) through (v) above, such event or condition would reasonably be expected to result in the aggregate amount of the Borrower's liability to a Plan or a Multiemployer Plan or to the PBGC under sections 4062, 4063, 4064, 4201, 4202 of ERISA as determined in good faith by the Majority Lenders would reasonably be expected to have a Material Adverse Effect, and such liability of the Borrower shall not be covered in full, for the benefit of the Borrower, by insurance; or

          (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any of its Subsidiaries involving individually or in the aggregate a liability of $1,000,000 or more at any time outstanding in excess of the amount covered by independent third-party insurance as to which the insurer does not dispute coverage, and the same shall remain unsatisfied, unvacated and unstayed or unbonded pending appeal for a period of 30 consecutive days after the entry thereof; or

          (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Borrower or any of its Subsidiaries which has, or would reasonably be expected to have, a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k)  Collateral.

                    (i) Any material provision of any Collateral Document shall for any reason cease to be valid and binding on, or enforceable against, the Borrower or any Subsidiary of the Borrower party thereto, other than by virtue of a condemnation proceeding with respect to Mortgaged Property, or the Borrower or any Subsidiary of the Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or
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                                                                             104

                    (ii) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in Collateral having a value of $1,000,000 or more purported to be covered thereby, or such security interest shall for any reason cease (other than pursuant to the terms thereof or as authorized thereby) to be a perfected and first priority security interest subject only to Permitted Liens; or

          (l) Change of Control. A Change of Control shall occur. Any of the following shall constitute a "Change of Control": (i) TPG, InterWest, Nassau Capital Partners, L.P. and Al Bono shall in the aggregate beneficially own shares of Voting Stock having less than 51% of the total voting power of all outstanding shares of Voting Stock of Holdings; (ii) Holdings shall cease to own 100% of the shares of Capital Stock of the Borrower; or (iii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (A) other than TPG or InterWest shall have acquired beneficial ownership of more than 32% of the outstanding shares of Voting Stock of Holdings, or (B), other than TPG, InterWest, or Al Bono shall have acquired the power (whether or not exercised) to elect a majority of Holdings' directors. Until such time as the Total Debt to EBITDA Ratio shall have been less than or equal to 2.5 to 1.00 for four consecutive fiscal quarters, a "Change of Control" shall also occur if (x) TPG alone shall in the aggregate beneficially own shares of Voting Stock having less than 36% of the total voting power of all outstanding shares of Voting Stock of Holdings, or (y) any such Person or "group" other than TPG shall have acquired the power (whether or not exercised) to elect a majority of Holdings' directors. For purposes of this subsection 9.1(l), TPG, InterWest, Al Bono, and Nassau Capital LLC, collectively, shall not be deemed to be a "group" within the meaning or Section 13(d) or 14(d) of the Exchange Act; or

          (m) Adverse Change. There shall occur any event, development or circumstance having a Material Adverse Effect; or

          (n) Auditors. The Administrative Agent or any Lender shall receive notice from the Independent Auditor that the Administrative Agent and the Lenders should no longer use or rely upon any audit report or other financial data previously provided by the Independent Auditor unless within 90 days of such notice such non-reliance is rescinded or the Administrative Agent and the Lenders are provided with replacement audit reports and other financial data satisfactory to the Administrative Agent and the Lenders in their sole discretion.

          9.2. Remedies.

          If any Event of Default exists, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders:

          (a) declare the Commitment of each Lender to make Loans, the Swingline Commitment of the Swingline Lender to make Swingline Loans, and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is, or at any time thereafter may become, available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts then owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

          (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.1 (in the case of clause (i) of Section (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and the Swingline Lender to make Swingline Loans, and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, any Lender or the Issuing Bank.

          9.3. Rights Not Exclusive.

          The rights provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                 ARTICLE X

                           THE ADMINISTRATIVE AGENT

          10.1.  Appointment and Authorization.

          (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          (b) The Issuing Bank shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Revolving Credit Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

          10.2.  Delegation of Duties.

          The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          10.3.  Liability of Administrative Agent.

          None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any of its Subsidiaries or Affiliates of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries or Affiliates.

          10.4.  Reliance by Administrative Agent.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The

Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or, where required by the express terms hereof, of all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

          10.5.  Notice of Default.

          The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with
Article IX; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

          10.6. Credit Decision.

          Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Administrative Agent-Related Persons.

          10.7. Indemnification.

          Whether or not the transactions contemplated hereby are consummated,
(i) the Lenders shall indemnify upon demand the Lender-Indemnitees (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities, and (ii) the Revolving Credit Lenders shall indemnify upon demand the Issuing Bank, the Issuing Affiliate, the Swingline Lender and their respective officers, directors, employees, agents and attorneys-in-fact (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities arising from Letters of Credit Issued hereunder; provided, however, that, with respect to both (i) and (ii) above, no Lender shall be liable for the payment to any Person indemnified hereunder of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, and subject to the proviso contained in the first sentence of this Section 10.7, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein or therein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

          10.8. Administrative Agent in Individual Capacity.

          Chase and its Affiliates may make loans to, issue letters of credit for the account of, enter into Swap Contracts with, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Chase were not the Administrative Agent, the Swingline Lender or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Chase or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Chase shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the Issuing Bank, and the terms "Lender" and "Lenders" shall include Chase in its individual capacity.

          10.9.  Successor Administrative Agent.

          The Administrative Agent may, and at the request of the Majority Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative lender for the Lenders, which successor administrative lender shall be an Eligible Successor Administrative Agent and approved by the Borrower (which consent shall not be unreasonably withheld and shall not be required upon the existence of an Event of Default). If no successor administrative lender is appointed before the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative lender from among the Lenders which successor administrative lender shall be an Eligible Successor Administrative Agent. Upon the acceptance of its appointment as successor administrative lender hereunder, such successor administrative lender shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative lender and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections
11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative lender has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor administrative lender as provided for above. Notwithstanding the foregoing, however, Chase may not be removed as the Administrative Agent at the request of the Majority Lenders unless Chase (or its applicable affiliates) shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Chase and the Borrower.

          10.10.  Collateral Matters.

          (a) The Administrative Agent is authorized and directed to enter into the amendment and restatement of the Collateral Documents in connection with the Closing Date as contemplated by Section 5.1. The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain the perfection of the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations excluding, with the consent of the Majority Lenders, Hedging Obligations, payable under this Agreement and under any other Loan Document, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder, (iii) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or which has been terminated in a transaction permitted under this Agreement, or which is about to expire and which has not been, and which is not intended by the Borrower or such Subsidiary to be, renewed or extended, (iv) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full, or (v) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in subsection 11.1(e). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.10(b).

          (c) All cash proceeds and other amounts realized by the Administrative Agent from the Collateral after an Event of Default, and all payments received by the Administrative Agent after an acceleration of the Obligations, shall be applied in the following priority, on a pro rata basis within each level of priority: first, to the payment of all costs and expenses incident to the enforcement of the Loan Documents or otherwise owing to the Administrative Agent hereunder, including payment of Attorney Costs and compensation to any agents and contractors of the Administrative Agent and the Lenders; second, to accrued but unpaid interest on the Loans, Swingline Loans and L/C Borrowings, accrued but unpaid letter of credit and commitment fees hereunder, and amounts owing under Hedging Obligations (other than any Swap Termination Value owing with respect thereto); third, to payment of outstanding principal of the Loans, Swingline Loans and L/C Borrowings, any Swap Termination Values payable with respect to Hedging Obligations, and to fund Cash Collateralization of any L/C Obligations up to the Effective Amount thereof; fourth, to payment or (in the case of Contingent Obligations) Cash Collateralization of all other Obligations; and fifth, the remainder, if any, to Borrower or to whomever may be lawfully entitled to receive such remainder. Notwithstanding the foregoing sentence, (i) Cash Collateral for Offshore Rate Loans shall be applied on the maturity date of their Interest Periods to repay such Offshore Rate Loans and (ii) Cash Collateral for L/C Obligations shall be applied to reimburse the Issuing Bank for drawings under Letters of Credit as and when they arise in the same proportion as the aggregate amount of such Cash Collateral bears to all L/C Obligations; upon expiration of all outstanding Letters of Credit, any remaining Cash Collateral for L/C Obligations shall be applied as provided in the preceding sentence.

          10.11. Documentation Agent and Co-Syndication Agents.

          None of the Lenders identified on the facing page or signature pages of this Agreement as the "documentation agent" or a "co-syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                 ARTICLE XI

                                 MISCELLANEOUS

          11.1.  Amendments and Waivers.

          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Borrower, with receipt acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

          (a) no such waiver, amendment or consent shall, unless in writing and signed by each Revolving Credit Lender directly affected thereby and the Borrower, with receipt acknowledged by the Administrative Agent, do any of the following:

                    (i) increase or extend the Revolving Credit Commitment of any Revolving Credit Lender, or increase or extend the Swingline Commitment of the Swingline Lender (or reinstate any such Commitment terminated pursuant to Section 9.2); or

                    (ii) postpone or delay any scheduled date for any payment of principal, interest or fees due to the Revolving Credit Lenders hereunder, or reduce the amount due to the Revolving Credit Lenders (or any of them) on any such date (it being agreed that amendments of subsections 2.7(b) and (c) and definitions related thereto shall be governed by paragraph (c) below rather than this clause (ii)); or

                    (iii) reduce the principal of, or the rate of interest or commitment fee specified herein on, any Revolving Credit Loan or the Revolving Credit Commitments or other amounts payable to the Revolving Credit Lenders (or any of them) hereunder; or

                    (iv) amend any provision herein providing for consent or other action by all Revolving Credit Lenders; or

                    (v) amend the definition of Majority Revolving Credit Lenders contained in Section 1.1;

          (b) no such waiver, amendment or consent shall, unless in writing and signed by each Facility B Lender directly affected thereby and the Borrower, with receipt acknowledged by the Administrative Agent, do any of the following:

                    (i) increase or extend the Facility B Term Commitment of any Facility B Lender (or reinstate any Facility B Term Commitment terminated pursuant to Section 9.2); or

                    (ii) postpone or delay any scheduled date for any payment of principal, interest or fees due to the Facility B Lenders hereunder or reduce the amount due to the Facility B Lenders on any such date (it being agreed that amendments of subsections 2.7(b) and (c) and definitions related thereto shall be governed by paragraph (c) below rather than this clause (ii)); or

                    (iii) reduce the principal of, or the rate of interest specified herein on, any Facility B Term Loan or other amounts payable to the Facility B Lenders (or any of them) hereunder; or

                    (iv) amend any provision herein providing for consent or other action by all Facility B Lenders; or

                    (v) amend the definition of Majority Facility B Lenders contained in Section 1.1;

          (c) no such waiver, amendment or consent shall, unless in writing and signed by the Majority Revolving Credit Lenders or the Majority Facility B Lenders, as the case may be, and the Borrower, with receipt acknowledged by the Administrative Agent, amend or waive any of the terms and provisions contained in Section 2.7(b) or (c) in a manner adverse to the Revolving Credit Lenders or the Facility B Lenders, as applicable, and that any waiver, amendment or consent to Section 10.10 shall also be subject to subsection 11.1(e)(ii), if applicable;

          (d) no such waiver, amendment or consent shall, unless in writing and signed by all Lenders and the Borrower, with receipt acknowledged by the Administrative Agent, do any of the following:

                    (i) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Lenders; or

                    (ii) release all or any portion of the Collateral having a book value in excess of 5% of the book value of all tangible assets of the Borrower and its Subsidiaries on a consolidated basis on the date of such release, except as otherwise provided in the Collateral Documents, or amend the definition of the obligations secured by any of the Collateral Documents; or

                    (iii) release or terminate the guarantee by any Loan Party, having assets in excess of 5% book value of all tangible assets of the Borrower and its Subsidiaries on a consolidated basis on the date of such release, under the Guarantee and Collateral Agreement; or

                    (iv) amend the definition of Majority Lenders contained in
          Section 1.1; and

          (e) no such waiver, amendment or consent to any representation, warranty, covenant, Event of Default or other provision of any Loan Document shall be effective for purposes of subsection 5.2 of this Agreement with respect to the making of Revolving Credit Loans or Swingline Loans or the Issuance of Letters of Credit after the Closing Date unless in writing and signed by Majority Revolving Credit Lenders and the Borrower, with receipt acknowledged by the Administrative Agent; provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (iii) the Other Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto, (iv) the Swap Contracts that evidence Hedging Obligations may be entered into, amended, or terminated from time to time by the Borrower and the relevant Lender with notice thereof to the Administrative Agent, and (v) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Swingline Lender under this Agreement or any other Loan Document.

          11.2.  Notices.

          (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2), and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent; provided, that the foregoing shall not apply to any telephonic notices expressly provided for herein except that any written confirmation required in connection therewith shall comply with the provisions of this Section 11.2.

          (b) All such notices, requests and communications shall, when transmitted by telephone, overnight delivery, or faxed, be effective when delivered for telephone notice, overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if
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                                                                             114


delivered, upon delivery; except that notices pursuant to Article II, III or X shall not be effective until actually received by the Administrative Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on Schedule 11.2.

          (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in good faith in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

          11.3. No Waiver; Cumulative Remedies.

          No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          11.4. Costs and Expenses.

          The Borrower shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Chase (including in its capacity as Administrative Agent and Issuing Bank) within 20 Business Days after upon demand (subject to subsection 5.1(f)) for all reasonable costs and expenses incurred by Chase (including in its capacity as Administrative Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Chase (including in its capacity as Administrative Agent and Issuing Bank) with respect thereto; provided, however, that the costs and expenses recoverable by Chase under this subsection 11.4(a) with respect to administration of the Loan Documents shall be limited to reasonable Attorney Costs and out-of-pocket costs and expenses;

          (b) pay or reimburse the Administrative Agent and each Lender within
20 Business Days after upon demand (subject to subsection 5.1(f)) for all costs and expenses
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                                                                             115


(including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

          (c) pay or reimburse Chase (including in its capacity as Administrative Agent) within 20 Business Days after upon demand (subject to subsection 5.1(f)) for all reasonable appraisal (including the direct cost of internal appraisal services), audit, environmental inspection and review (including the direct cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Chase (including in its capacity as Administrative Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

          11.5. Indemnity.

          (a) General Indemnity.

                    (i) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Administrative Agent-Related Persons and each Lender and each of its respective officers, directors, trustees, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement (other than costs incurred in connection with the initial review, execution and delivery hereof by the Lenders), or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are determined by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnified Person.

                    (ii) At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense
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                                                                             116


          of the Borrower. All amounts owing under this Section shall be paid within 30 days after demand.

                    (iii) The agreements and obligations contained in this subsection 11.5(a) shall survive payment in full of the Loans, the L/C Obligations and the termination of the Commitments and all Letters of Credit.

          (b) Environmental Indemnity.

                    (i) The Borrower hereby agrees to indemnify, defend and hold harmless each Indemnified Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs and the direct cost of internal environmental audit or review services) which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person with respect to any Environmental Claim arising out of or related to any property subject to a Mortgage in favor of the Administrative Agent or any Lender (all of the foregoing, collectively, the "Environmental Indemnified Liabilities"); provided, however, that after the Administrative Agent or any Lender shall have taken possession and control of the property subject to a Mortgage, the Borrower shall not have any obligation hereunder to any Indemnified Person with respect to Environmental Indemnified Liabilities arising by virtue of events occurring thereafter to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. No action taken by legal counsel chosen by the Administrative Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless the Administrative Agent and each Lender. So long as no Default or Event of Default exists, the Administrative Agent or the relevant Lender shall not agree to conduct any remedial, removal or response action without the consent of the Borrower, which shall not be unreasonably withheld.

                    (ii) In no event shall any site visit, observation, or testing by the Administrative Agent or any Lender be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under the site, or that there has been or shall be compliance with any Environmental Law. Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or any Lender. Neither the Administrative Agent nor any Lender owes any duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Administrative
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                                                                             117


          Agent nor any Lender shall be obligated to disclose to the Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Administrative Agent or any Lender; provided, however, that upon request, the Administrative Agent will provide to the Borrower copies of any such report obtained at the Borrower's expense.

                    (iii) The agreements and obligations contained in this subsection 11.5(b) shall survive payment in full of the Loans, the L/C Obligations and the termination of the Commitments and all Letters of Credit.

          11.6. Marshalling; Payments Set Aside.

          Neither the Administrative Agent nor the Lenders shall be under any obligation to marshall any asset in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

          11.7. Successors and Assigns.

          The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

          11.8. Assignments, Participations, Etc.

          (a) Any Lender may, with the written consent of the Administrative Agent (and, in the case of Revolving Credit Loans, the Swingline Lender and the Issuing Bank), which consents shall not be unreasonably withheld or delayed, and with the additional written consent of the Borrower (other than during the existence of an Event of Default), which consent shall not be unreasonably withheld or delayed, at any time assign or delegate to one or more Eligible Assignees (each an "Assignee"), all, or any ratable part, of the Revolving
Credit Commitment, L/C Obligations or Facility B Term Loans of such Lender, as the case may be, and the other rights and obligations of such Lender hereunder, in a minimum amount of the lesser of $5,000,000 and the remaining outstanding amount thereof or, solely in the case of the assignment from one Lender to another Lender, an Affiliate thereof or an Approved Fund with respect thereto, a minimum amount of $1,000,000; provided, however, that the Borrower and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together
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                                                                             118


with payment instructions, addresses and related information with respect to the Assignee, shall have been given to such Borrower and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance Agreement in the form of Exhibit G ("Assignment and Acceptance"); and
(iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500 (other than in the event of an assignment to an Approved Fund of an existing Lender); and provided, further, that no such consent shall be required per assignments or delegations to any Lender or Affiliate thereof or an Approved Fund with respect thereto. In connection with any assignment by Chase, its Swingline Commitment may be in whole but not in part included as part of the assignment transaction, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans.

          (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. If requested by the applicable Lender, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the Assignee) new Notes evidencing such Assignee's assigned portion of the assignor Lender's Loans and such Commitments and, if the assignor Lender has retained a portion of the Loans and such Commitments, replacement Notes in a principal amount of the Loans and such Commitments retained by the assignor Lender. Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "cancelled" and deliver it to the Borrower.

          (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce the respective Commitments of the assigning Lender pro tanto.

          (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Revolving Credit Commitment and/or the Facility B Term Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (A) the originating Lender's obligations under this Agreement shall remain unchanged, (B) the originating Lender shall remain solely responsible for the performance of such obligations, (C) the Borrower, the Issuing Bank and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and
(D) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with
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                                                                             119


respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders, or the Lenders holding the particular type of Loans acquired by such Participant, as described in the first proviso to Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1,
4.3 and 11.5 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed, subject to Section 11.9, to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge all or any portion of its rights under and interest in, this Agreement in favor (i) of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S) 203.14, and such Federal Reserve Bank may enforce such security interest or pledge in any manner permitted under applicable law or (ii) any Eligible Assignee, and such Eligible Assignee may enforce such security interest or pledge in any manner permitted under applicable law.

          (f) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          11.9. Set-off.

          In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or
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                                                                             120


any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT AND THE MAJORITY LENDERS.

          11.10. Confidentiality.

          Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information obtained pursuant to this Agreement or the other Loan Documents, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party;
(E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Affiliate of such Lender, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Lenders hereunder, and (H) as to any Lender, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed a party with such Lender.

          11.11. Notification of Addresses, Lending Offices, Etc.

          Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder, and of such other administrative information as the Administrative Agent shall reasonably request.
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                                                                             121


          11.12. Counterparts.

          This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, but all of which when taken together shall be deemed to constitute but one and the same instrument.

          11.13. Severability.

          The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          11.14. No Third Parties Benefited.

          This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Issuing Bank, the Swingline Lender, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

          11.15. Governing Law and Jurisdiction.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS (INCLUDING THE SWINGLINE LENDER AND THE ISSUING BANK) CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS (INCLUDING THE SWINGLINE LENDER AND THE ISSUING BANK) EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO OR THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS (INCLUDING THE SWINGLINE LENDER AND THE ISSUING BANK) EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

          11.16. Waiver of Jury Trial.

          THE BORROWER, THE LENDERS (INCLUDING THE SWINGLINE LENDER AND THE ISSUING BANK) AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS (INCLUDING THE SWINGLINE LENDER AND THE ISSUING BANK) AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          11.17. Entire Agreement.

          This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the Other Fee Letter and any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred by or on behalf of the Administrative Agent or the Lenders.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              FAVORITE BRANDS INTERNATIONAL, INC.,
                                 the Borrower

                              By: /s/ Brooks B. Gruemmer
                                 ---------------------------------------
                              Name:  Brooks B. Gruemmer
                              Title:  Vice President and General Counsel


                              FAVORITE BRANDS INTERNATIONAL HOLDING CORP.

                              By: /s/ Brooks B. Gruemmer
                                 ---------------------------------------
                              Name:  Brooks B. Gruemmer
                              Title:  Vice President and Secretary


                              THE CHASE MANHATTAN BANK,
                                 individually as a Lender,
                                 the Issuing Bank, the
                                 Swingline Lender, Co-Syndication Agent and as Administrative Agent

                              By: /s/ Bruce Borden
                                 --------------------------------------
                              Name:  Bruce Borden
                              Title:  Vice President


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION,
                                 as Documentation Agent as Co-Syndication
                              Agent and as a Lender

                              By:/s/ Eric A. Schubert
                                 --------------------------------------
                              Name:  Eric A. Schubert
                              Title:  Managing Director

                              AT&T COMMERCIAL FINANCE
                              CORPORATION,
                                 as a Lender

                              By: /s/ Paul Seidenwo
                                 -----------------------------------
                              Name:  Paul Seidenwo
                              Title:  Assistant Vice President

                              BANKBOSTON N.A., formerly known as
                              BANK OF BOSTON,
                                 as a Lender

                              By: /s/ Peter Van Der Horst
                                 -----------------------------------
                              Name:  Peter Van Der Horst
                              Title:  Vice President


                              THE BANK OF NOVA SCOTIA,
                                 as a Lender

                              By: /s/ F.C.H. Ashby
                                 -----------------------------------
                              Name:   F.C.H. Ashby
                              Title:  Senior Manager Loan Operations


                              BANK OF TOKYO-MITSUBISHI TRUST
                              COMPANY,
                                 as a Lender

                              By: /s/ Paul Malecki
                                 -----------------------------------
                              Name:  Paul Malecki
                              Title:  Vice President


                              BHF-BANK AKTIENGESELLSCHAFT,
                                 as a Lender

                              By: /s/ Dan Dobrjanskyj
                                 -----------------------------------
                              Name:  Dan Dobrjanskyj
                              Title:  Assistant Vice President

                              By: /s/ Ralph Della-Rocca
                                 -----------------------------------
                              Name:  Ralph Della-Rocca
                              Title:  Assistant Treasurer

                              COMMERCIAL LOAN FUNDING TRUST I,
                                 as a Lender
                              By: Lehman Commercial Paper Inc., not in its
                              individual capacity but solely as administrative agent

                              By: /s/ Michele Swanson
                                 ---------------------------------
                              Name:  Michele Swanson
                              Title:  Authorized Signatory


                              CYPRESSTREE SENIOR FLOATING RATE FUND
                              BY: CypressTree Investment Management
                              Company, Inc.
                                 As Portfolio Manager

                              By: /s/ Joseph A. Germain
                                 ---------------------------------
                              Name:  Joseph A. Germain
                              Title:  Vice President


                              DEBT STRATEGIES FUND, INC.

                              By: /s/ John M. Johnson
                                 ---------------------------------
                              Name:  John M. Johnson
                              Title:  Authorized Signatory


                              KZH-CYPRESSTREE-1 CORPORATION,
                                 as a Lender

                              By: /s/ Virginia Conway
                                 --------------------------------
                              Name:  Virginia Conway
                              Title:  Authorized Agent


                              KZH-ING-1 CORPORATION,
                                 as a Lender

                              By: /s/ Virginia Conway
                                 --------------------------------
                              Name:Virginia Conway
                              Title:  Authorized Agent

                              KZH-ING-2 CORPORATION,
                                 as a Lender

                              By: /s/ Virginia Conway
                                 ------------------------------------
                              Name:  Virginia Conway
                              Title:  Authorized Agent


                              KZH-IV CORPORATION,
                                 as a Lender

                              By: /s/ Virginia Conway
                                 ------------------------------------
                              Name:  Virginia Conway
                              Title:  Authorized Agent


                              LASALLE NATIONAL BANK,
                                 as a Co-Agent

                              By: /s/ Michael S. Barnett
                                 ------------------------------------
                              Name:  Michael S. Barnett
                              Title:  Assistant Vice President


                              PILGRIM AMERICA PRIME RATE TRUST
                              By: PILGRIM AMERICA INVESTMENTS, INC.,
                                 as its Investment Manager

                              By: /s/ Michael J. Bacevich
                                 -------------------------------------
                              Name:  Michael J. Bacevich
                              Title:  Vice President


                              PRIME INCOME TRUST,
                                 as a Lender

                              By: /s/ Peter Gewirtz
                                 ------------------------------------
                              Name:  Peter Gerwirtz
                              Title:  Authorized Signatory

                              SENIOR HIGH INCOME PORTFOLIO, INC.

                              By: /s/ John M. Johnson
                                 -----------------------------------------
                              Name:  John M. Johnson
                              Title:  Authorized Signatory


                              VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME
                              TRUST,
                                  as a Lender

                              By: /s/ Jeffrey W. Maillet
                                 -----------------------------------------
                              Name:  Jeffrey W. Maillet
                              Title:  Sr. Vice President and Director

                                 Schedule 2.1
                      FAVORITE BRANDS INTERNATIONAL, INC.
         $225,000,000 Secured Revolving Credit & Term Loan Facilities
                        Commitment Allocation Schedule

                                                 -------------------------------------------------------------------
                                                                 COMMITMENT ALLOCATION                      TOTAL
                                                                 ---------------------                      ------
                                                 -------------------------------------------------------------------
                                                 REVOLVING LOAN COMMITMENT   FACILITY B TERM COMMITMENT
                                                 -------------------------   ---------------------------
--------------------------------------------------------------------------------------------------------------------
FINANCIAL INSTITUTION
---------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                         12,000,000                                               12,000,000
--------------------------------------------------------------------------------------------------------------------
Bank of America National Trust
  and Savings Association                        12,000,000                    5,000,000                  17,000,000
--------------------------------------------------------------------------------------------------------------------
Appaloosa Management, L.P.
(KZH-IV Corporation)                                                         $ 8,500,000                   8,500,000
--------------------------------------------------------------------------------------------------------------------
AT&T Commercial Finance Corporation               8,000,000                    4,000,000                  12,000,000
--------------------------------------------------------------------------------------------------------------------
BankBoston, N.A.                                  4,000,000                    4,000,000                   8,000,000
--------------------------------------------------------------------------------------------------------------------
Bank of Tokyo - Mitsubishi Trust Company          8,000,000                    4,000,000                  12,000,000
--------------------------------------------------------------------------------------------------------------------
BHF - Bank Aktiengesellschaft                     8,000,000                    4,000,000                  12,000,000
--------------------------------------------------------------------------------------------------------------------
Black Diamond (KZH-IV Corporation)                                             6,750,000                   6,750,000
--------------------------------------------------------------------------------------------------------------------
Commercial Loan Funding Trust I
(Lehman Brothers)                                 4,000,000                    2,000,000                   6,000,000
--------------------------------------------------------------------------------------------------------------------
CypressTree Investment Management, Inc.
(KZH-CypressTree-1)                                                            8,250,000                   8,250,000
--------------------------------------------------------------------------------------------------------------------
CypressTree Senior Floating Rate Fund                                            250,000                     250,000
--------------------------------------------------------------------------------------------------------------------
Debt Strategies Fund, Inc.                                                     3,125,000                   3,125,000
--------------------------------------------------------------------------------------------------------------------
First Dominion Capital (KZH-IV Corporation)                                    8,500,000                   8,500,000
--------------------------------------------------------------------------------------------------------------------
ING Capital Advisors (KZH-ING-1 Corporation)                                   3,500,000                   3,500,000
--------------------------------------------------------------------------------------------------------------------
ING Capital Advisors (KZH-ING-2 Corporation)                                   5,000,000                   5,000,000
--------------------------------------------------------------------------------------------------------------------
LaSalle National Bank                            10,000,000                    4,000,000                  14,000,000
--------------------------------------------------------------------------------------------------------------------
Oppenheimer Funds, Inc.                                                        8,500,000                   8,500,000
--------------------------------------------------------------------------------------------------------------------
Pilgrim America Prime Rate Trust                                              12,500,000                  12,500,000
--------------------------------------------------------------------------------------------------------------------

                                                 -------------------------------------------------------------------
                                                                 COMMITMENT ALLOCATION                      TOTAL
                                                                 ---------------------                      ------
                                                 -------------------------------------------------------------------
                                                 REVOLVING LOAN COMMITMENT   FACILITY B TERM COMMITMENT
                                                 -------------------------   ---------------------------
--------------------------------------------------------------------------------------------------------------------
FINANCIAL INSTITUTION
---------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Prime Income Trust                                                             8,500,000                   8,500,000
--------------------------------------------------------------------------------------------------------------------
Protective Asset Management Company                                            8,500,000                   8,500,000
--------------------------------------------------------------------------------------------------------------------
Sankaty High Yield Asset Partners, L.P.
(Bain Capital, Inc.)                                                           6,750,000                   6,750,000
--------------------------------------------------------------------------------------------------------------------
Senior Debt Portfolio (Eaton Vance)                                           12,500,000                  12,500,000
--------------------------------------------------------------------------------------------------------------------
Senior High Income Portfolio, Inc.                                             3,125,000                   3,125,000
--------------------------------------------------------------------------------------------------------------------
Van Kampen American Capital Prime Rate
Income Trust                                                                  12,500,000
--------------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                           9,000,000                    9,000,000
----------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 11.2

                    OFFSHORE AND DOMESTIC LENDING OFFICES;
                             ADDRESSES FOR NOTICES


FAVORITE BRANDS INTERNATIONAL, INC.

25 Tri State International
Suite 400
Lincolnshire, Illinois 60069
Attention: Robert Davies
           Telephone: (708) 374-0900


THE CHASE MANHATTAN BANK, as Administrative Agent

Address for Notices (except Notices of Borrowing and Notices of
Conversion/Continuation):

Chase Securities Inc.
Ten South LaSalle Street
Suite 2300
Chicago, IL 60603
Attention: Steven J. Faliski

           Telephone: (312) 807-4073
           Facsimile: (312) 807-4077

With a copy to:

270 Park Avenue,
New York, New York 10017
Attention: Thomas G. Malone

           Telephone: (212) 270-8275
           Facsimile: (212) 270-1848

Address for Notices of Borrowing and Notices of Conversion/Continuation:

1 Chase Manhattan Plaza
8th Floor
New York, New York 10181
Attention: Maggie Swales

           Telephone: (212) 552-7472
           Facsimile: (212) 552-5662

Address for Payments:

The Chase Manhattan Bank
ABA # 021-000-021
Chase Loan and Agency Services
Ref: Favorite Brands International, Inc.
Account Number: 323-5-19776


THE CHASE MANHATTAN BANK (Delaware), as Issuing Bank

Corporate Banking Department
8th Floor
1201 Market Street
Wilmington, DE 19801
Attention: Michael P. Handigo

     Telephone: (302) 428-3311
     Facsimile: (302) 428-3390
                (302) 984-4904


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Lender

Domestic and Offshore Lending Office:

Bank of America National Trust and Savings Association
231 So. LaSalle Street
Chicago, IL 60697

Address for Notices:

     (a)  Credit Notices:

Bank of America National Trust and Savings Association
231 So. LaSalle Street
Chicago, IL 60697
Attention: Willim J. Stafeil

          Telephone: (312) 828-3994
          Facsimile: (312) 828-3555

     (b)  Operations Notices:

Bank of America National Trust and Savings Association
231 So. LaSalle Street

Chicago, IL 60697
Attention: Darrylynn Adams

           Telephone: (312) 828-4571
           Facsimile: (312) 974-9626


APPALOOSA MANAGEMENT, L.P.

51 John F. Kennedy Parkway, 2nd Floor
Short Hills, NJ 07078
Attention: James Bolin
           Ken Maiman

           Telephone: (973) 376-5400
           Facsimile: (973) 376-5415


AT&T COMMERCIAL FINANCE CORPORATION

2 Gatehall Drive
Parsippany, New Jersey 07054
Attn: Asset Based Lending - Frank Doyle, Account Manager

           Telephone: (973) 606-4879
           Facsimile: (973) 606-4776


BANKBOSTON, N.A.

Diversified Finance
100 Federal Street
Boston, MA 02110
Attention: Peter van der Horst

           Telephone: (617) 434-0164
           Facsimile: (617) 434-4929


BANK OF TOKYO-MITSUBISHI (NEW YORK)

1251 Avenue Of The Americas, 12th Floor
New York, NY 10020
Attention: Paul Malecki
           Peter Stearn

           Telephone: (212) 782-4343

           Facsimile: (212) 782-4981


BHF-BANK AKTIENGESELLSCHAFT:

Bank Contacts:

L. John Stewart, Vice President
111 West Ocean Blvd., Suite 1325
Long Beach, CA 90802-4645
(562) 983-5006
(562) 983-5015

Dan Dobrjanskyj, Assistant Vice President
590 Madison Avenue
New York, NY 10022-2540

           Telephone: (212) 756-5582
                      (212) 756-5536


BLACK DIAMOND (LAKE FOREST)

100 Field Drive, Suite 100
Lake Forest, IL 60045
Attention: Les Meier

           Telephone: (847) 615-9000
                      (847) 615-9064


CYPRESSTREE INVESTMENT MANAGEMENT, INC.

125 High Street
Boston, MA 02110
Attention: Tim Barnes

           Telephone: (617) 946-0600
                      (617) 946-5681


DEBT STRATEGIES FUND, INC.

c/o Merrill Lynch Asset Management
800 Scudders Mill Road, Area 1B
Plainsboro, NJ 08536
Attention: Colleen Wade

           Telephone: (609) 282-4165

           Facsimile: (609) 282-3542FIRST DOMINION CAPITAL (NEW YORK)

1330 Avenue Of The Americas, 10th Floor
New York, NY 10019
Attention: Andrew Marshak

           Telephone: (212) 258-1013
                      (212) 258-1019


ING CAPITAL ADVISORS (LOS ANGELES)

333 South Grand Avenue, Suite 4250
Los Angeles, CA 90071
Attention: Mike Hatley

           Telephone: (213) 346-3972
                      (213) 346-3995

Legal Contact: LeAnne Duffy
               Gibson, Dunn & Crutcher
               200 Park Avenue
               New York, NY 10166


LASALLE NATIONAL BANK (CHICAGO)

135 South Lasalle
Chicago, IL 60603
Attention: Michael Barnett

           Telephone: (312) 904-8414
                      (312) 904-4364


LEHMAN BROTHERS

3 World Financial Center, 10th Floor
New York, NY 10285
Attention: Michele Swanson

           Telephone: (212) 526-0330
                      (212) 528-0819


OPPENHEIMER FUNDS, INC. (DENVER)

6803 South Tuscon Way
Englewood, CO 80112-3924
Attention: Arthur Zimmer

           Telephone: (303) 768-3510
           Facsimile: (303) 645-0745


PILGRIM AMERICA PRIME RATE TRUST

Two Renaissance Square - 40 North Central Avenue
Phoenix, AZ 85004-4424
Attention: Michael Bacevich

           Telephone: (602) 417-8258
           Facsimile: (602) 417-8327


PRIME INCOME TRUST

Two World Trade Center, 72nd Floor
New York, NY 10048
Attention: Peter Gewirtz

           Telephone: (212) 392-9034
                      (212) 392-5345

Legal Contact: Gordon, Altman, Butowsky

               Patricia Slomski
               114 West 47th Street
               21st Floor
               New York, NY 10028

           Telephone: (212) 626-0346
           Facsimile: (212) 626-0799


PROTECTIVE ASSET MANAGEMENT COMPANY

13455 Noel Rd., Two Galleria Tower, Suite 1150
Dallas, TX 75240
Attention: Mark Okada

           Telephone: (972) 233-4300
           Facsimile: (972) 233-4343

SANKATY HIGH YIELD ASSET PARTNERS, L.P.

Notices:

Texas Commerce Bank National Association
600 Travis Street, 8th Floor
Houston, Texas 77002-8039
Attention: Joe Elston
           Yvette Lucas

           Telephone: (713) 216-2704
                      (713) 216-2705
           Facsimile: (713) 216-2101

Credit Notices:

Sankaty Advisors, Inc.
Two Copley Place
Boston, MA 02116
Attention: Diane J. Exter
           Portfolio Manager, Bank Loans

           Telephone: (617) 572-3216
           Facsimile: (617) 572-3274

Address for Second Copy of Funding Memos:

Bain Capital, Inc.
Two Copley Place
Boston, MA 02116
Attention: Jay Corrigan


SENIOR DEBT PORTFOLIO (EATON VANCE)

Bank Contacts:

Address for Notices:

c/o Boston Management and Research
24 Federal Street
6th Floor
Boston, MA 02110
Attention: Eaton Vance

Credit Contact:

Scott Page

           Telephone: (617) 654-8486
           Facsimile: (617) 695-9594

Operations Contacts:

Juliana M. Riley
Daniel Anaya

           Telephone: (617) 348-0115

Legal Contact:

Mayer, Brown & Platt
1675 Broadway
New York, NY 10019
Attention: Mr. Andrew Mattei

           Telephone: (212) 506-2572
           Facsimile: (212) 262-1910


SENIOR HIGH INCOME PORTFOLIO, INC.

c/o Merrill Lynch Asset Management
800 Scudders Mill Road, Area 1B
Plainsboro, NJ 08536
Attention: Colleen Wade

           Telephone: (609) 282-4165
           Facsimile: (609) 282-3542


THE BANK OF NOVA SCOTIA, AS A LENDER

Domestic and Offshore Lending Office:

The Bank of Nova Scotia
600 Peachtree Street Ste 2700
Atlanta, GA. 30308

Address for Notices:

     (a)  Credit Notices:

The Bank of Nova Scotia
181 W. Madison Street Ste 3700
Chicago, Illinois 60602
Attention: Ginny Brown

           Telephone: (312) 201-4179
           Facsimile: (312) 201-4108

     (b)  Operations Notices:

The Bank of Nova Scotia
600 Peachtree St. NE. 2700
Atlanta, GA 30308
Attn: Demetria January

           Telephone: (404) 877-1540
           Facsimile: (404) 877-8998


VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST

Bank Contacts:

Van Kampen American Capital
One Parkview Plaza
Oakbrook Terrace, IL 60181
Attention: Sean Kelley

           Telephone: (630) 684-6262
           Facsimile: (630) 684-6740
                      (630) 684-6741

State Street Bank & Trust
Corporate Trust Department
P.O. Box 778
Boston, MA 02102
Attention: Sean Emerson

           Telephone: (617) 664-5481
           Facsimile: (617) 664-5366
                      (617) 664-5367

Legal Counsel:

Meyer Capel
306 West Chruch Street
Champagne, IL 61826-6750
Attention: John Powers, Esq.

           Telephone: (217) 352-1800
           Facsimile: (312) 352-2065